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                                                                   Exhibit 10.12

                                 LOAN AGREEMENT

                         Dated as of September 18, 2000

                                     Between

                                HERITAGE SPE LLC,

                                   as Borrower

                                       and

                    PRUDENTIAL MORTGAGE CAPITAL COMPANY, LLC,

                                    as Lender
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                                      - i -


                                TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----

I.    DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section  1.1      Definitions ................................................ 1
Section  1.2      Principles of Construction ................................ 15

II.   THE LOAN

Section  2.1     The Loan ................................................... 15
       2.1.1     Agreement to Lend and Borrow ............................... 15
       2.1.2     Single Disbursement to Borrower ............................ 16
       2.1.3     The Note ................................................... 16
       2.1.4     Use of Proceeds ............................................ 16
Section  2.2     Interest Rate .............................................. 16
       2.2.1     Interest Rate .............................................. 16
       2.2.2     Default Rate ............................................... 16
       2.2.3     Interest Calculation ....................................... 16
       2.2.4     Usury Savings .............................................. 16
Section  2.3     Loan Payments .............................................. 17
       2.3.1     Payments ................................................... 17
       2.3.2     Payment on Maturity Date ................................... 17
       2.3.3     Late Payment Charge ........................................ 17
       2.3.4     Method and Place of Payment ................................ 17
Section  2.4     Prepayments ................................................ 18
       2.4.1     Voluntary Prepayments ...................................... 18
       2.4.2     Mandatory Prepayments ...................................... 18
       2.4.3     Prepayments After Event of Default ......................... 18
       2.4.4     Prepayment on Monthly Payment Date ......................... 18
Section  2.5     Defeasance ................................................. 19
       2.5.1     Total Defeasance ........................................... 19
       2.5.2     Partial Defeasance ......................................... 21
       2.5.3     Defeasance Collateral Account .............................. 23
       2.5.4     Successor Borrower ......................................... 24
Section  2.6     Partial Release ............................................ 24
       2.6.1     Conditions to Release ...................................... 24
       2.6.2     No Waiver .................................................. 27
Section  2.7     Property Substitutions ..................................... 27
       2.7.1     Substitution of Property ................................... 27
Section  2.8     Additional Advance ......................................... 33
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                                     - ii -


III.  REPRESENTATIONS AND WARRANTIES

Section  3.1     Borrower Representations ................................... 35
       3.1.1     Organization ............................................... 35
       3.1.2     Proceedings ................................................ 35
       3.1.3     No Conflicts ............................................... 35
       3.1.4     Litigation ................................................. 36
       3.1.5     Agreements ................................................. 36
       3.1.6     Consents ................................................... 36
       3.1.7     Title ...................................................... 36
       3.1.8     No Plan Assets ............................................. 36
       3.1.9     Compliance ................................................. 37
       3.1.10    Financial Information ...................................... 37
       3.1.11    Condemnation ............................................... 37
       3.1.12    Utilities and Public Access ................................ 37
       3.1.13    Separate Lots .............................................. 37
       3.1.14    Assessments ................................................ 37
       3.1.15    Enforceability ............................................. 37
       3.1.16    Assignment of Leases ....................................... 38
       3.1.17    Insurance .................................................. 38
       3.1.18    Licenses ................................................... 38
       3.1.19    Flood Zone ................................................. 38
       3.1.20    Seismic Exposure ........................................... 38
       3.1.21    Physical Condition ......................................... 38
       3.1.22    Boundaries ................................................. 38
       3.1.23    Leases ..................................................... 39
       3.1.24    Filing and Recording Taxes ................................. 39
       3.1.25    Single Purpose ............................................. 39
       3.1.26    Solvency ................................................... 42
       3.1.27    Federal Reserve Regulations ................................ 43
       3.1.28    Organizational Chart ....................................... 43
       3.1.29    Investment Company Act ..................................... 43
       3.1.30    Misstatements of Fact ...................................... 43
       3.1.31    Forfeiture ................................................. 43
       3.1.32    No Broker .................................................. 44
       3.1.33    Conviction of Criminal Acts ................................ 44
       3.1.34    Security Agreements ........................................ 44
Section  3.2     Survival of Representations ................................ 44

IV.   BORROWER COVENANTS

Section  4.1     Borrower Affirmative Covenants ............................. 44
       4.1.1     Existence; Compliance with Legal Requirements .............. 44
       4.1.2     Taxes and Other Charges .................................... 44
       4.1.3     Litigation ................................................. 45
       4.1.4     Access to Properties ....................................... 45
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                                     - iii -


       4.1.5     Further Assurances; Supplemental Mortgage Affidavits ....... 45
       4.1.6     Financial Reporting ........................................ 45
       4.1.7     Title to the Individual Properties ......................... 47
       4.1.8     Estoppel Certificates ...................................... 48
       4.1.9     Leases ..................................................... 48
       4.1.10    Alterations ................................................ 49
Section  4.2     Borrower Negative Covenants ................................ 50
       4.2.1     Liens ...................................................... 50
       4.2.2     Dissolution ................................................ 50
       4.2.3     Change in Business ......................................... 50
       4.2.4     Debt Cancellation .......................................... 50
       4.2.5     Affiliate Transactions ..................................... 51
       4.2.6     Zoning ..................................................... 51
       4.2.7     Assets ..................................................... 51
       4.2.8     No Joint Assessment ........................................ 51
       4.2.9     Principal Place of Business ................................ 51
       4.2.10    ERISA ...................................................... 51

V.    INSURANCE, CASUALTY AND CONDEMNATION

Section  5.1     Insurance .................................................. 52
       5.1.1     Insurance Policies ......................................... 52
       5.1.2     Insurance Company .......................................... 55
Section  5.2     Casualty and Condemnation .................................. 55
       5.2.1     Casualty ................................................... 55
       5.2.2     Condemnation ............................................... 55
Section  5.3     Delivery of Net Proceeds ................................... 56
       5.3.1     Minor Casualty or Condemnation ............................. 56
       5.3.2     Major Casualty or Condemnation ............................. 56

VI.   RESERVE FUNDS

Section  6.1 ................................................................ 59
       A.        Required Repair Funds ...................................... 59
       6.1.1(A)  Deposit of Required Repair Funds ........................... 59
       6.1.2(A)  Release of Required Repair Funds ........................... 59
       B.        Required Remediation Funds ................................. 60
       6.1.1(B)  Deposit of Required Remediation Funds ...................... 60
       6.1.2(B)  Transfers of Contaminated Properties ....................... 60
       6.1.3(B)  Release of Required Remediation Funds ...................... 61
Section  6.2     Tax Funds .................................................. 62
       6.2.1     Deposits of Tax Funds ...................................... 62
       6.2.2     Release of Tax Funds ....................................... 62
Section  6.3     Insurance Funds ............................................ 62
       6.3.1     Deposits of Insurance Funds ................................ 62
       6.3.2     Release of Insurance Funds ................................. 63
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                                     - iv -


Section  6.4     Capital Expenditures Funds ................................. 63
       6.4.1     Deposits of Capital Expenditures Funds ..................... 63
       6.4.2     Release of Capital Expenditure Funds ....................... 63
Section  6.5     Rollover Funds ............................................. 65
       6.5.1     Deposits of Rollover Funds ................................. 65
       6.5.2     Release of Rollover Funds .................................. 65
Section  6.6     Ground Rent Funds .......................................... 66
       6.6.1     Deposit of Ground Rent Funds ............................... 66
       6.6.2     Release of Ground Funds .................................... 66
Section  6.7     Oakwood Note Reserve ....................................... 66
Section  6.8     Application of Reserve Funds ............................... 67
Section  6.9     Security Interest in Reserve Funds ......................... 67
       6.9.1     Grant of Security Interest ................................. 67
       6.9.2     Income Taxes ............................................... 67
       6.9.3     Prohibition Against Further Encumbrance .................... 67
Section  6.10    Interest on Reserve Funds .................................. 68
Section  6.11    Letters of Credit .......................................... 68
       6.11.1    Delivery of Letters of Credit .............................. 68
       6.11.2    Security for Debt .......................................... 68
       6.11.3    Additional Rights of Lender ................................ 68

VII.  PROPERTY MANAGEMENT

Section  7.1     The Management Agreement ................................... 69
Section  7.2     Prohibition Against Termination or Modification ............ 69
Section  7.3     Replacement of Manager ..................................... 69

VIII. TRANSFERS

Section  8.1     Prohibition on Transfers ................................... 70
Section  8.2     Permitted Transfers ........................................ 70

IX.   SALE AND SECURITIZATION OF MORTGAGES

Section  9.1     Sale of Mortgage and Securitization ........................ 72
Section  9.2     Securitization Indemnification ............................. 75
Section  9.3     Rating Surveillance ........................................ 77

X.    DEFAULTS

Section  10.1    Event of Default ........................................... 78
Section  10.2    Remedies ................................................... 80
Section  10.3    Remedies Cumulative ........................................ 81
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                                      - v -


XI.   MISCELLANEOUS

Section  11.1    Successors and Assigns ..................................... 81
Section  11.2    Lender's Discretion ........................................ 82
Section  11.3    Governing Law .............................................. 82
Section  11.4    Modification, Waiver in Writing ............................ 83
Section  11.5    Delay Not a Waiver ......................................... 84
Section  11.6    Notices .................................................... 84
Section  11.7    Trial by Jury .............................................. 85
Section  11.8    Headings ................................................... 85
Section  11.9    Severability ............................................... 85
Section  11.10   Preferences ................................................ 85
Section  11.11   Waiver of Notice ........................................... 86
Section  11.12   Remedies of Borrower ....................................... 86
Section  11.13   Expenses; Indemnity ........................................ 86
Section  11.14   Schedules Incorporated ..................................... 87
Section  11.15   Offsets, Counterclaims and Defenses ........................ 87
Section  11.16   No Joint Venture or Partnership; No Third Party
                  Beneficiaries ............................................. 87
Section  11.17   Publicity .................................................. 88
Section  11.18   Cross-Default; Cross-Collateralization; Waiver of
                  Marshalling of Assets ..................................... 88
Section  11.19   Waiver of Offsets/Defenses/Counterclaims ................... 89
Section  11.20   Conflict; Construction of Documents; Reliance .............. 89
Section  11.21   Brokers and Financial Advisors ............................. 89
Section  11.22   Exculpation ................................................ 90
Section  11.23   Prior Agreements ........................................... 91
Section  11.24   Servicer ................................................... 91

                                    SCHEDULES

Schedule I        -   Allocated Loan Amounts
Schedule II       -   Required Repairs
Schedule III      -   Rent Roll
Schedule IV       -   Organizational Chart
Schedule V        -   Pennsylvania Leasehold Properties
Schedule VI(A)    -   Tennessee Leasehold Property
Schedule VI(B)    -   Tennessee Leasehold Property Legal Description
Schedule VII      -   Certificate of Revised Loan Terms
Schedule VIII     -   Watson Glen Release Parcel
Schedule IX       -   Phase II Individual Properties
Schedule 3.1.23   -   Lease Exceptions

                                 LOAN AGREEMENT

            THIS LOAN AGREEMENT, dated as of September 18, 2000 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this "Agreement"), between PRUDENTIAL MORTGAGE CAPITAL COMPANY, LLC, a Delaware limited liability company, having an address at 100 Mulberry Street - GC4, 9th Floor, Newark, New Jersey 07102-4069 ("Lender"), and HERITAGE SPE LLC, a Delaware limited liability company, having an address at 535 Boylston Street, Boston, Massachusetts 02116 ("Borrower").

            All capitalized terms used herein shall have the respective meanings set forth in Article I hereof.

                                   WITNESSETH:

            WHEREAS, Borrower desires to obtain the Loan from Lender; and

            WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the conditions and terms of this Agreement and the other Loan Documents.

            NOW, THEREFORE, in consideration of the covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, represent and warrant as follows:


            I. DEFINITIONS; PRINCIPLES OF CONSTRUCTION

            SECTION 1.1 DEFINITIONS.

            For all purposes of this Agreement, except as otherwise expressly provided:

            "ACQUIRED PROPERTY STATEMENTS" shall have the meaning set forth in
Section 9.1(c).

            "ADDITIONAL IMPROVEMENTS" shall have the meaning set forth in
Section 2.6.1 hereof.

            "AFFILIATE" shall mean, as to any Person, any other Person that, directly or indirectly, owns more than forty percent (40%) of, is in control of, is controlled by or is under common ownership or control with such Person or is a director or officer of such Person or of an Affiliate of such Person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.

            "AGENT" shall mean Fleet National Bank, a national banking association (as long as Fleet National Bank at all times maintains a rating designated by the Rating Agencies that is acceptable to the Rating Agencies), and any successor Eligible Institution thereto.

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                                       -2-


            "ALLOCATED LOAN AMOUNT" shall mean the portion of the Loan allocated to each Individual Property as set forth on Schedule I hereto, subject to adjustment pursuant to and in accordance with the terms and provisions of
Section 2.8.

            "ALTA" shall mean American Land Title Association, or any successor thereto.

            "ALTERATION THRESHOLD" shall mean for each Individual Property, the greater of (i) five percent (5%) of the Allocated Loan Amount for such Individual Property or (ii) $350,000 for such Individual Property.

            "ANNUAL BUDGET" shall mean the operating and capital budget for all Individual Properties on a combined basis and for each Individual Property setting forth Borrower's good faith estimate of Gross Revenue, Operating Expenses, and Capital Expenditures for the applicable Fiscal Year.

            "APPROVED ANNUAL BUDGET" shall have the meaning set forth in Section 4.1.6(e).

            "ASSIGNMENT OF LEASES" shall mean, with respect to each Individual Property, that certain first priority Assignment of Leases and Rents, dated as of the date hereof, from Borrower and Heritage, together, as assignor, to Lender, as assignee, with respect to the Individual Properties listed on
Schedule V attached hereto, and from Borrower, as assignor, to Lender, as assignee, with respect to all other Individual Properties, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

            "ASSIGNMENT OF MANAGEMENT AGREEMENT" shall mean that certain Consent and Agreement of Manager dated the date hereof among Borrower, Manager and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

            "AWARD" shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of an Individual Property.

            "BANKRUPTCY CODE" shall mean Title 11 of the United States Code entitled "Bankruptcy", as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors' rights.

            "BASIC CARRYING COSTS" shall mean the sum of the following costs associated with the Individual Properties for the relevant Fiscal Year or payment period: (i) Taxes and (ii) Insurance Premiums.

            "BETHLEHEM GROUND LEASE" shall mean that certain Ground Lease of even date herewith made by and between Heritage, as lessor, and Borrower, as lessee, and covering certain property located in Bethlehem, Pennsylvania, as more particularly listed on Schedule V attached hereto.

            "BORROWER" shall mean Heritage SPE LLC, a Delaware limited liability company, together with its permitted successors and permitted assigns.
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                                       -3-


            "BORROWER'S KNOWLEDGE" shall mean to the actual knowledge of Borrower after due inquiry of those Affiliates of Borrower and those employees of Borrower and its Affiliates who have familiarity with or responsibility for the subject matter of the related representation, covenant or other matter, including, without limitation, Richard Trueblood, Thomas Prendergast, Robert Prendergast, Louis Zicht, Gary Widett and Patrick O'Sullivan, and after due inquiry of third party consultants who have been engaged by Lender and/or Borrower to perform diligence services with respect to the Individual Properties, including, without limitation, environmental, engineering and zoning reviews.

            "BOYERTOWN GROUND LEASE" shall mean that certain Ground Lease of even date herewith made by and between Heritage, as lessor, and Borrower, as lessee, and covering certain property located in Boyertown, Pennsylvania, as more particularly listed on SCHEDULE V attached hereto.

            "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a legal holiday on which national banks are not open for general business in (i) the State of New York, (ii) the state where the corporate trust office of the Trustee is located, or (iii) the state where the servicing offices of the Servicer are located.

            "CAPITAL EXPENDITURES" for any period shall mean amounts expended for repairs, replacements, alterations and improvements made to the Individual Properties by Borrower and required to be capitalized according to GAAP.

            "CAPITAL EXPENDITURES FUNDS" shall have the meaning set forth in
Section 6.4.1.

            "CAPITAL EXPENDITURES WORK" shall mean any labor performed or materials installed in connection with any Capital Expenditure.

            "CASH MANAGEMENT AGREEMENT" shall mean that certain Cash Management Agreement of even date herewith among Lender, Borrower, Manager and Agent.

            "CASUALTY" shall mean the occurrence of any casualty, damage or injury, by fire or otherwise, to any of the Individual Properties or any part thereof.

            "CASUALTY CONSULTANT" shall have the meaning set forth in Section 5.3.2(c).

            "CASUALTY RETAINAGE" shall have the meaning set forth in Section 5.3.2(d).

            "CLOSING DATE" shall mean the date of funding the Loan.

            "CODE" shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

            "CONDEMNATION" shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Properties, or any interest therein or
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                                       -4-


right accruing thereto, including any right of access thereto or any change of grade affecting the Properties or any part thereof.

            "CONTAMINATED PROPERTY" shall mean an Individual Property (i) as to which the estimated cost of the Required Remediation as set forth in the related Phase II Report exceeds Five Million and No/100 Dollars ($5,000,000) for such Individual Property, or (ii) as to which any environmental contamination revealed in such Phase II Report has migrated into, on or over the property of another Person and for which the related scope of Borrower's potential liability to other Persons as a result thereof cannot be quantified, but the projected cost thereof exceeds $5,000,000.

            "DEBT" shall mean the outstanding principal amount of the Loan together with all interest accrued and unpaid thereon and all other sums (including the Yield Maintenance Premium) due to Lender in respect of the Loan under the Note, this Agreement, the Mortgages, the Environmental Indemnity or any other Loan Document.

            "DEBT SERVICE" shall mean, with respect to any particular period of time, scheduled principal and interest payments under the Note.

            "DEBT SERVICE COVERAGE RATIO" shall mean (i) with respect to all Individual Properties, the ratio of (a) the sum of Underwritable Cash Flow for the Individual Properties for the twelve (12) calendar month period immediately preceding the date of calculation to (b) the projected Debt Service that would be due with respect to all Individual Properties for the twelve (12) calendar month period immediately following such calculation and (ii) with respect to an Individual Property, the ratio of (y) Underwritable Cash Flow for the subject Individual Property for the twelve (12) calendar month period immediately preceding the date of calculation to (z) the projected Debt Service that would be due with respect to the Allocated Loan Amount applicable to the subject Individual Property for the twelve (12) month period immediately following such calculation, which Debt Service Coverage Ratio shall be computed by Lender in accordance with generally accepted industry underwriting standards for securitized commercial mortgage loans.

            "DEFAULT" shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

            "DEFAULT RATE" shall mean, with respect to the Loan, a rate per annum equal to the lesser of (i) the maximum rate permitted by applicable law, or (ii) three percent (3%) above the Interest Rate.

            "DEFEASANCE COLLATERAL ACCOUNT" shall have the meaning set forth in
Section 2.5.3.

            "DEFEASANCE DATE" shall have the meaning set forth in Section 2.5.1(a)(i).

            "DEFEASED NOTE" shall have the meaning set forth in Section 2.5.2(iv) hereof.

            "DISCLOSURE DOCUMENT" shall have the meaning set forth in Section 9.2(a).
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                                       -5-


            "DISCLOSURE DOCUMENT DATE" shall have the meaning set forth in
Section 9.1(c)(iv).

            "ELIGIBLE ACCOUNT" shall mean a separate and identifiable account from all other funds held by the holding institution that is either (i) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company is subject to regulations substantially similar to 12 C.F.R. ss.9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

            "ELIGIBLE INSTITUTION" shall mean a depository institution or trust company insured by the Federal Deposit Insurance Corporation the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by Standard & Poor's Ratings Group, P-1 by Moody's Investors Service, Inc. and F-1+ by Fitch, Inc. in the case of accounts in which funds are held for thirty
(30) days or less or, in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least "AA" by Fitch and S&P and "Aa2" by Moody's.

            "ENVIRONMENTAL INDEMNITY" shall mean those certain Hazardous Substances Indemnity Agreements dated as of the date hereof executed by Borrower, Heritage and the REIT with respect to the Individual Properties listed on SCHEDULE V attached hereto, and by Borrower and the REIT with respect to all other Individual Properties, in connection with the Loan for the benefit of Lender.

            "EQUIPMENT" shall have the meaning set forth in the granting clause of the Mortgage with respect to each Individual Property.

            "ERISA" shall have the meaning set forth in Section 4.2.10.

            "EVENT OF DEFAULT" shall have the meaning set forth in Section 10.1.

            "EXCHANGE ACT" shall have the meaning set forth in Section 9.2(a).

            "EXCHANGE ACT FILING" shall have the meaning set forth in Section 9.l(c)(vi).

            "EXISTING SUBSTITUTE PROPERTY" shall mean a Substitute Property owned by Borrower or any Affiliate of Borrower prior to the date of the proposed substitution for a period of not less than one (1) year.

            "FISCAL YEAR" shall mean each twelve month period commencing on January 1 and ending on December 31 during each year of the term of the Loan.

            "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of
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                                       -6-


Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession.

            "GOVERNMENTAL AUTHORITY" shall mean any court, board, agency, commission, office or authority of any nature whatsoever or any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

            "GROSS REVENUE" shall mean all revenue, derived from the ownership and operation of the Individual Properties from whatever source, including, but not limited to, Rents, but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any Governmental Authority, non-recurring revenues, security deposits (except to the extent properly utilized to offset a loss of Rent), refunds and uncollectible accounts, proceeds of casualty insurance and Awards (other than business interruption or other loss of income insurance related to business interruption or loss of income for the period in question), and any disbursements to Borrower from the Reserve Funds or any other fund established by the Loan Documents.

            "GROUND LEASE" shall mean, collectively, the Boyertown Ground Lease, the Bethlehem Ground Lease and the Oakwood Ground Lease.

            "HERITAGE" shall mean Heritage Property Investment Limited Partnership, a Delaware limited partnership, together with its permitted successors and permitted assigns.

            "IMPROVEMENTS" shall have the meaning set forth in the granting clause of the related Mortgage with respect to each Individual Property.

            "INDEBTEDNESS" shall mean, for any Person, without duplication: (i) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable, (ii) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable if such amounts were advanced thereunder, (iii) all amounts required to be paid by such Person as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests, (iv) all indebtedness guaranteed by such Person, directly or indirectly, (v) all obligations under leases that constitute capital leases for which such Person is liable, and (vi) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss.

            "INDEMNIFIED LIABILITIES" shall have the meaning set forth in
Section 11.13(b).

            "INDEPENDENT DIRECTOR" shall have the meaning set forth in Section 3.1.24(p).

            "INDIVIDUAL PROPERTIES" shall mean, collectively, all of the Individual Properties which are subject to the terms of this Agreement.

                                 LOAN AGREEMENT

            THIS LOAN AGREEMENT, dated as of September 18, 2000 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this "Agreement"), between PRUDENTIAL MORTGAGE CAPITAL COMPANY, LLC, a Delaware limited liability company, having an address at 100 Mulberry Street - GC4, 9th Floor, Newark, New Jersey 071024069 ("Lender"), and HERITAGE SPE LLC, a Delaware limited liability company, having an address at 535 Boylston Street, Boston, Massachusetts 02116 ("Borrower").

            All capitalized terms used herein shall have the respective meanings set forth in Article I hereof.

                                   WITNESSETH:

            WHEREAS, Borrower desires to obtain the Loan from Lender; and


            WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the conditions and terms of this Agreement and the other Loan Documents.

            NOW, THEREFORE, in consideration of the covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, represent and warrant as follows:

            I. DEFINITIONS; PRINCIPLES OF CONSTRUCTION

            SECTION 1.1 DEFINITIONS.

            For all purposes of this Agreement, except as otherwise expressly provided:

            "ACQUIRED PROPERTY STATEMENTS" shall have the meaning set forth in
Section 9.1(c).

            "ADDITIONAL IMPROVEMENTS" shall have the meaning set forth in
Section 2.6.1 hereof.

            "AFFILIATE" shall mean, as to any Person, any other Person that, directly or indirectly, owns more than forty percent (40%) of, is in control of, is controlled by or is under common ownership or control with such Person or is a director or officer of such Person or of an Affiliate of such Person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.

            "AGENT" shall mean Fleet National Bank, a national banking association (as long as Fleet National Bank at all times maintains a rating designated by the Rating Agencies that is acceptable to the Rating Agencies), and any successor Eligible Institution thereto.

            "ALLOCATED LOAN AMOUNT" shall mean the portion of the Loan allocated to each Individual Property as set forth on Schedule I hereto, subject to adjustment pursuant to and in accordance with the terms and provisions of
Section 2.8.

            "ALTA" shall mean American Land Title Association, or any successor thereto.

            "ALTERATION THRESHOLD" shall mean for each Individual Property, the greater of (i) five percent (5%) of the Allocated Loan Amount for such Individual Property or (ii) $350,000 for such Individual Property.

            "ANNUAL BUDGET" shall mean the operating and capital budget for all Individual Properties on a combined basis and for each Individual Property setting forth Borrower's good faith estimate of Gross Revenue, Operating Expenses, and Capital Expenditures for the applicable Fiscal Year.

            "APPROVED ANNUAL BUDGET" shall have the meaning set forth in Section 4.1.6(e).

            "ASSIGNMENT OF LEASES" shall mean, with respect to each Individual Property, that certain first priority Assignment of Leases and Rents, dated as of the date hereof, from Borrower and Heritage, together, as assignor, to Lender, as assignee, with respect to the Individual Properties listed on
Schedule V attached hereto, and from Borrower, as assignor, to Lender, as assignee, with respect to all other Individual Properties, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

            "ASSIGNMENT OF MANAGEMENT AGREEMENT" shall mean that certain Consent and Agreement of Manager dated the date hereof among Borrower, Manager and Lender, as the same may. be amended, restated, replaced, supplemented or otherwise modified from time to time.

            "AWARD" shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of an Individual Property.

            "BANKRUPTCY CODE" shall mean Title 11 of the United States Code entitled "Bankruptcy", as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors' rights.

            "BASIC CARRYING COSTS" shall mean the sum of the following costs associated with the Individual Properties for the relevant Fiscal Year or payment period: (i) Taxes and (ii) Insurance Premiums.

            "BETHLEHEM GROUND LEASE" shall mean that certain Ground Lease of even date herewith made by and between Heritage, as lessor, and Borrower, as lessee, and covering certain property located in Bethlehem, Pennsylvania, as more particularly listed on Schedule V attached hereto.

            "BORROWER" shall mean Heritage SPE LLC, a Delaware limited liability company, together with its permitted successors and permitted assigns.

            "BORROWER'S KNOWLEDGE" shall mean to the actual knowledge of Borrower after due inquiry of those Affiliates of Borrower and those employees of Borrower and its Affiliates who have familiarity with or responsibility for the subject matter of the related representation, covenant or other matter, including, without limitation, Richard Trueblood, Thomas Prendergast, Robert Prendergast, Louis Zicht, Gary Widett and Patrick O'Sullivan, and after due inquiry of third party consultants who have been engaged by Lender and/or Borrower to perform diligence services with respect to the Individual Properties, including, without limitation, environmental, engineering and zoning reviews.

            "BOYERTOWN GROUND LEASE" shall mean that certain Ground Lease of even date herewith made by and between Heritage, as lessor, and Borrower, as lessee, and covering certain property located in Boyertown, Pennsylvania, as more particularly listed on SCHEDULE V attached hereto.

            "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a legal holiday on which national banks are not open for general business in (i) the State of New York, (ii) the state where the corporate trust office of the Trustee is located, or (iii) the state where the servicing offices of the Servicer are located.

            "CAPITAL EXPENDITURES" for any period shall mean amounts expended for repairs, replacements, alterations and improvements made to the Individual Properties by Borrower and required to be capitalized according to GAAP.

            "CAPITAL EXPENDITURES FUNDS" shall have the meaning set forth in
Section 6.4.1.

            "CAPITAL EXPENDITURES WORK" shall mean any labor performed or materials installed in connection with any Capital Expenditure.

            "CASH MANAGEMENT AGREEMENT" shall mean that certain Cash Management Agreement of even date herewith among Lender, Borrower, Manager and Agent.

            "CASUALTY" shall mean the occurrence of any casualty, damage or injury, by fire or otherwise, to any of the Individual Properties or any part thereof.

            "CASUALTY CONSULTANT" shall have the meaning set forth in Section 5.3.2(c).

            "CASUALTY RETAINAGE" shall have the meaning set forth in Section 5.3.2(d).

            "CLOSING DATE" shall mean the date of funding the Loan.

            "CODE" shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

            "CONDEMNATION" shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Properties, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Properties or any part thereof.

            "CONTAMINATED PROPERTY" shall mean an Individual Property (i) as to which the estimated cost of the Required Remediation as set forth in the related Phase II Report exceeds Five Million and No/100 Dollars ($5,000,000) for such Individual Property, or (ii) as to which any environmental contamination revealed in such Phase II Report has migrated into, on or over the property of another Person and for which the related scope of Borrower's potential liability to other Persons as a result thereof cannot be quantified, but the projected cost thereof exceeds $5,000,000.

            "DEBT" shall mean the outstanding principal amount of the Loan together with all interest accrued and unpaid thereon and all other sums (including the Yield Maintenance Premium) due to Lender in respect of the Loan under the Note, this Agreement, the Mortgages, the Environmental Indemnity or any other Loan Document.

            "DEBT SERVICE" shall mean, with respect to any particular period of time, scheduled principal and interest payments under the Note.

            "DEBT SERVICE COVERAGE RATIO" shall mean (i) with respect to all Individual Properties, the ratio of (a) the sum of Underwritable Cash Flow for the Individual Properties for the twelve (12) calendar month period immediately preceding the date of calculation to (b) the projected Debt Service that would be due with respect to all Individual Properties for the twelve (12) calendar month period immediately following such calculation and (ii) with respect to an Individual Property, the ratio of (y) Underwritable Cash Flow for the subject Individual Property for the twelve (12) calendar month period immediately preceding the date of calculation to (z) the projected Debt Service that would be due with respect to the Allocated Loan Amount applicable to the subject Individual Property for the twelve (12) month period immediately following such calculation, which Debt Service Coverage Ratio shall be computed by Lender in accordance with generally accepted industry underwriting standards for securitized commercial mortgage loans.

            "DEFAULT" shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

            "DEFAULT RATE" shall mean, with respect to the Loan, a rate per annum equal to the lesser of (i) the maximum rate permitted by applicable law, or (ii) three percent (3%) above the Interest Rate.

            "DEFEASANCE COLLATERAL ACCOUNT" shall have the meaning set forth in
Section 2.5.3.

            "DEFEASANCE DATE" shall have the meaning set forth in Section 2.5.1(a)(i).

            "DEFEASED NOTE" shall have the meaning set forth in Section 2.5.2(iv) hereof.

            "DISCLOSURE DOCUMENT" shall have the meaning set forth in Section 9.2(a).

            "DISCLOSURE DOCUMENT DATE" shall have the meaning set forth in
Section 9.1(c)(iv).

            "ELIGIBLE ACCOUNT" shall mean a separate and identifiable account from all other funds held by the holding institution that is either (i) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company is subject to regulations substantially similar to 12 C.F.R. ss.9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

            "ELIGIBLE INSTITUTION" shall mean a depository institution or trust company insured by the Federal Deposit Insurance Corporation the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by Standard & Poor's Ratings Group, P-1 by Moody's Investors Service, Inc. and F-1+ by Fitch, Inc. in the case of accounts in which funds are held for thirty
(30) days or less or, in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least "AA" by Fitch and S&P and "Aa2" by Moody's.

            "ENVIRONMENTAL INDEMNITY" shall mean those certain Hazardous Substances Indemnity Agreements dated as of the date hereof executed by Borrower, Heritage and the REIT with respect to the Individual Properties listed on SCHEDULE V attached hereto, and by Borrower and the REIT with respect to all other Individual Properties, in connection with the Loan for the benefit of Lender.

            "EQUIPMENT" shall have the meaning set forth in the granting clause of the Mortgage with respect to each Individual Property.

            "ERISA" shall have the meaning set forth in Section 4.2.10.

            "EVENT OF DEFAULT" shall have the meaning set forth in Section 10.1.

            "EXCHANGE ACT" shall have the meaning set forth in Section 9.2(a).

            "EXCHANGE ACT FILING" shall have the meaning set forth in Section 9.1(c)(vi).

            "EXISTING SUBSTITUTE PROPERTY" shall mean a Substitute Property owned by Borrower or any Affiliate of Borrower prior to the date of the proposed substitution for a period of not less than one (1) year.

            "FISCAL YEAR" shall mean each twelve month period commencing on January 1 and ending on December 31 during each year of the term of the Loan.

            "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of

Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession.

            "GOVERNMENTAL AUTHORITY" shall mean any court, board, agency, commission, office or authority of any nature whatsoever or any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

            "GROSS REVENUE" shall mean all revenue, derived from the ownership and operation of the Individual Properties from whatever source, including, but not limited to, Rents, but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any Governmental Authority, non-recurring revenues, security deposits (except to the extent properly utilized to offset a loss of Rent), refunds and uncollectible accounts, proceeds of casualty insurance and Awards (other than business interruption or other loss of income insurance related to business interruption or loss of income for the period in question), and any disbursements to Borrower from the Reserve Funds or any other fund established by the Loan Documents.

            "GROUND LEASE" shall mean, collectively, the Boyertown Ground Lease, the Bethlehem Ground Lease and the Oakwood Ground Lease.

            "HERITAGE" shall mean Heritage Property Investment Limited Partnership, a Delaware limited partnership, together with its permitted successors and permitted assigns.

            "IMPROVEMENTS" shall have the meaning set forth in the granting clause of the related Mortgage with respect to each Individual Property.

            "INDEBTEDNESS" shall mean, for any Person, without duplication: (i) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable, (ii) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable if such amounts were advanced thereunder, (iii) all amounts required to be paid by such Person as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests, (iv) all indebtedness guaranteed by such Person, directly or indirectly, (v) all obligations under leases that constitute capital leases for which such Person is liable, and (vi) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss.

            "INDEMNIFIED LIABILITIES" shall have the meaning set forth in
Section 11.13(b).

            "INDEPENDENT DIRECTOR" shall have the meaning set forth in Section 3.1.24(p).

            "INDIVIDUAL PROPERTIES" shall mean, collectively, all of the Individual Properties which are subject to the terms of this Agreement.

            "INDIVIDUAL PROPERTY" shall mean each parcel of real property, the improvements thereon and all personal property owned by Borrower and encumbered by a Mortgage, together with all rights pertaining to such property and improvements, as more particularly described in the Granting Clauses of such Mortgages.

            "INSOLVENCY OPINION" shall mean that certain bankruptcy nonconsolidation opinion letter dated the date hereof delivered by Bingham Dana LLP in connection with the Loan.

            "INSURANCE FUNDS" shall have the meaning set forth in Section 6.3.1.

            "INSURANCE PREMIUMS" shall have the meaning set forth in Section 5.1.1(b).

            "INTEREST RATE" shall mean a rate per annum equal to seven and eighty-eight one hundredths percent (7.88%).

            "LEASE" shall mean any lease, sublease or subsublease, letting, license, rental agreement, occupancy agreement, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in any Individual Property, and every modification, extension, renewal, replacement, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

            "LEGAL REQUIREMENTS" shall mean, with respect to Borrower and each Individual Property, all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting Borrower or such Individual Property or any part thereof or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including, without limitation, the Americans with Disabilities Act of 1990, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting such Individual Property or any part thereof, including, without limitation, any which may (i) require repairs, modifications or alterations in or to such Individual Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof.

            "LENDER" shall mean Prudential Mortgage Capital Company, LLC, a Delaware limited liability company, together with its successors and assigns.

            "LETTER OF CREDIT" shall mean an irrevocable, unconditional, transferable, clean sight draft letter of credit acceptable to Lender and the Rating Agencies (either an evergreen letter of credit or one which does not expire until at least thirty (30) Business Days after the Maturity Date) in favor of Lender and entitling Lender to draw thereon in New York, New York, issued by a domestic Eligible Institution or the U.S. agency or branch of a foreign Eligible Institution. If at any time the bank issuing any such Letter of Credit shall cease to be an Eligible Institution, Lender shall have the right immediately to draw down the same in full and hold the proceeds of such draw in accordance with the applicable provisions hereof. Such Letter of Credit must be obtained by a Person, on behalf of Borrower, other than Managing Member or SPC Party and neither Borrower, Managing Member nor SPC Party shall have or be permitted to have any liability or other obligations under any reimbursement agreement with respect to any Letter of Credit or otherwise in connection with reimbursement to the Letter of Credit bank for draws on such Letter of Credit.

            "LIABILITIES" shall have the meaning set forth in Section 9.2(b).

            "LIEN" shall mean, with respect to each Individual Property, any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting such Individual Property or any portion thereof or Borrower, or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.

            "LOAN" shall mean the loan in the original principal amount of Two Hundred Forty-Four Million and No/100 Dollars ($244,000,000.00), or so much thereof as may be advanced from time to time, made by Lender to Borrower pursuant to this Agreement.

            "LOAN DOCUMENTS" shall mean, collectively, this Agreement, the Note, the Mortgages, the Assignments of Leases, the Cash Management Agreement, the Environmental Indemnity, the Assignment of Management Agreement as well as all other documents now or hereafter executed and/or delivered in connection with the Loan.

            "MAJOR LEASE" shall mean any Lease (i) covering more than 20,000 square feet at any Individual Property or (ii) made with a Tenant that is a Tenant under another Lease at such Individual Property or that is an Affiliate of any other Tenant under a Lease at such Individual Property, if the Leases together cover more than 20,000 square feet.

            "MANAGEMENT AGREEMENT" shall mean, with respect to any Individual Property, the management agreement entered into by and between Borrower and the Manager, pursuant to which the Manager is to provide management and other services with respect to said Individual Property.

            "MANAGER" shall mean Heritage Realty Management, Inc. or any other manager approved in accordance with the terms and conditions of the Loan Documents.

            "MATURITY DATE" shall mean October 1, 2010, or such other date on which the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

            "MAXIMUM LEGAL RATE" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

            "MINIMUM DISBURSEMENT AMOUNT" shall mean Twenty-Five Thousand and No/100 Dollars ($25,000.00).

            "MONTHLY DEBT SERVICE PAYMENT AMOUNT" shall mean a constant monthly payment of $1,704,728.71, subject to adjustment pursuant to and in accordance with the terms and provisions of Section 2.8 hereof.

            "MONTHLY PAYMENT DATE" shall mean the first (1st) day of every calendar month occurring during the term of the Loan.

            "MORTGAGE" shall mean, with respect to each Individual Property listed on SCHEDULE V attached hereto, a first priority Fee and Leasehold Mortgage and Security Agreement, dated the date hereof, executed and delivered by Borrower and Heritage as security for the Loan made to Borrower and encumbering the Individual Properties listed on SCHEDULE V attached hereto and, with respect to all other Individual Properties, a first priority Mortgage (or Deed of Trust or Deed to Secure Debt, as applicable), and Security Agreement, dated the date hereof, executed and delivered by Borrower as security for the Loan made to Borrower and encumbering such other Individual Properties, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

            "NET PROCEEDS" shall mean: (i) the net amount of all insurance proceeds payable as a result of a Casualty to an Individual Property, after deduction of reasonable costs and expenses (including, but not limited to, reasonable attorneys' fees), if any, in collecting such insurance proceeds, or
(ii) the net amount of the Award, after deduction of reasonable costs and expenses (including, but not limited to, reasonable attorneys' fees), if any, in collecting such Award.

            "NET PROCEEDS DEFICIENCY" shall have the meaning set forth in
Section 5.3.2(f).

            "NOTE" shall have the meaning set forth in Section 2.1.3.

            "NOTICE" shall have the meaning set forth in Section 11.6.

            "OAKWOOD GROUND LEASE" shall mean that certain Ground Lease Agreement dated as of April 16, 1987 made by and between Charles H. Turner and Virginia W. Turner, as individuals, as lessor, and The Mitchell Company, an Alabama general partnership, as lessee, and covering certain property located in Davidson County, Tennessee, as more particularly listed on SCHEDULE VI(A) attached hereto, a memorandum of which was recorded in Book 7210, Page 942 in the Register's Office for Davidson County, Tennessee; as amended by Amendment to Ground Lease Agreement dated December 16, 1987; as further amended by Second Amendment to Ground Lease dated May 26, 1988; as lessee's interest was assigned by The Mitchell Company to William J. McCarthy, et als, Trustees of Net Realty Holding Trust under a Declaration of Trust dated as of July 1, 1970 pursuant to that certain Assignment of Lessee's Interest in Ground Lease dated June 28, 1989 and recorded in Book 7877, Page 353; as lessor's interest was assigned by Charles H. Turner and Virginia W. Turner, as individuals, to The Charles H. Turner Family Limited Partnership, a Tennessee limited partnership; as lessee's interest was further assigned by the trustees of Net Realty Holding Trust to Heritage Realty Limited Partnership (which subsequently amended its name of record to Heritage Property

Investment Limited Partnership in Book 11628, Page 735) pursuant to that certain Assignment and Assumption of Lease dated as of July 9, 1999 and recorded in Book 11567, Page 303; as lessee's interest is being further assigned by Heritage to Borrower pursuant to that certain Assignment and Assumption of Lease of even date herewith, which is intended to be recorded promptly following the date hereof.

            "OAKWOOD NOTE" shall mean that certain Lease Assignment Note dated May 25, 1988 in the original principal amount of $2,000,000 made by Charles H. Turner and Virginia W. Turner, as individuals, as maker, in favor of The Mitchell Company, an Alabama general partnership, as payee, as subsequently assigned by The Mitchell Company to William J. McCarthy, et als, Trustees of Net Realty Holding Trust under a Declaration of Trust dated as of July 1, 1970 pursuant to that certain Allonge dated June 28, 1989, as further assigned by the trustees of Net Realty Holding Trust to Heritage pursuant to that certain Allonge dated July, 1999, and as further assigned by Heritage to Borrower pursuant to that certain Allonge of even date herewith.

            "OFFICER'S CERTIFICATE" shall mean a certificate delivered to Lender by Borrower which is signed by an authorized senior officer of the managing member of the managing member of Borrower.

            "OPERATING AGREEMENTS" shall have the meaning set forth in Section 2.6.1(iii).

            "OPERATING EXPENSES" shall mean all costs and expenses actually incurred relating to the operation, maintenance and management of each Individual Property, including, without limitation, utilities, repairs and maintenance, insurance, property taxes and assessments, advertising expenses, payroll and related taxes, ground rent, general and administrative expenses, professional fees, equipment lease payments, a management fee equal to the greater of four percent (4%) of annual rents (including percentage rents) or the actual management fee, $0.20 per rentable square foot of the Improvements per annum with respect to capital costs and $0.52 per rentable square foot of the Improvements per annum with respect to tenant rollover expenses (including, without limitation, tenant improvements and leasing commissions), but excluding actual Capital Expenditures, depreciation, amortization and deposits required to be made to the Reserve Funds; provided, however such costs and expenses shall be subject to adjustment to normalize such costs and expenses.

            "OTHER CHARGES" shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Individual Properties, now or hereafter levied or assessed or imposed against the Individual Properties or any part thereof.

            "PARTIAL DEFEASANCE COLLATERAL" shall mean U.S. Obligations which provide payments (i) on or prior to, but as close as possible to, all Monthly Payment Dates and other scheduled payment dates, if any, under the Defeased Note after the Defeasance Date and up to and including the Maturity Date, and (ii) in amounts equal to or greater than the Scheduled Defeasance Payments.

            "PARTIAL DEFEASANCE DATE" shall have the meaning set forth in
Section 2.5.2(a)(i).

            "PARTIAL DEFEASANCE EVENT" shall have the meaning set forth in
Section 2.5.2(a).

            "PERMITTED ENCUMBRANCES" shall mean, with respect to an Individual Property, collectively, (i) the Liens and security interests created by the Loan Documents, (ii) all Liens, encumbrances and other matters disclosed in the Title Insurance Policies relating to such Individual Property or any part thereof,
(iii) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent, (iv) such other title and survey exceptions as Lender has approved or may approve in writing in Lender's reasonable discretion, and (v) Liens which are being contested by Borrower or are bonded over or otherwise discharged by Borrower as may be permitted under Sections 1.6 and 1.9 of the Mortgage and Section 4.1.2 hereof and within the applicable grace and/or notice periods set forth herein, provided such contest, bonding over or discharge is performed in compliance with the provisions of such Sections.

            "PERMITTED INVESTMENTS" shall have the meaning set forth in the Cash Management Agreement.

            "PERSON" shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other entity, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

            "PHYSICAL CONDITIONS REPORT" shall mean with respect to any Individual Property a report prepared by a company reasonably satisfactory to Lender regarding the physical condition of such Individual Property, satisfactory in form and substance to Lender in its reasonable discretion, which report shall, among other things, confirm that such Individual Property and its use complies, in all material respects, with all applicable Legal Requirements (including, without limitation, zoning, subdivision and building laws).

            "POLICIES" shall have the meaning specified in Section 5.1.1(b).

            "PREPAYMENT DATE" shall mean the date on which the Loan is prepaid in accordance with the terms hereof.

            "PROPERTIES" shall mean, collectively, all of the Individual Properties.

            "PRUDENTIAL" shall have the meaning set forth in Section 9.2(b).

            "PRUDENTIAL GROUP" shall have the meaning set forth in Section
9.2(b).

            "RATING AGENCIES" shall mean, prior to the Securitization of the Loan, each of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. and Fitch, Inc., or any other nationally-recognized statistical rating agency which has been designated by Lender and, after the Securitization of the Loan, shall mean each of the foregoing that have rated any of the Securities.

            "RATING AGENCY CONFIRMATION" shall mean a written affirmation from each of the Rating Agencies that the credit rating of the Securities given, or to be given, by such Rating Agency immediately prior to the occurrence of the event with respect to which such Rating

Agency Confirmation is sought will not be qualified, downgraded or withdrawn as a result of the occurrence of such event, which affirmation may be granted or withheld in such Rating Agency's sole and absolute discretion.

            "RATING SURVEILLANCE CHARGE" shall have the meaning set forth in
Section 9.3.

            "REGISTRATION STATEMENT" shall have the meaning set forth in Section 9.2(b).

            "REIT" shall mean Heritage Property Investment Trust, Inc., a Maryland corporation.

            "RELEASE DATE" shall mean the date that is twenty-five (25) months from the "startup day" (within the meaning of Section 860G(a)(9) of the Code) of the REMIC Trust established in connection with a Securitization involving the Loan.

            "RELEASE PARCEL" shall have the meaning set forth in Section 2.6.1 hereof.

            "RELEASE PROPERTY" shall have the meaning set forth in Section 2.5.2(a)(i).

            "REMIC Trust" shall mean a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code that holds the Note.

            "RENTS" shall mean, with respect to each Individual Property, all rents (including, without limitation, percentage rent), moneys payable as damages or in lieu of rent, revenues, royalties, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, rights, benefits and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or its agents or employees from any and all sources arising from or attributable to the Individual Property, including, without limitation, minimum rents, additional rents, termination payments, forfeited security deposits, liquidated damages following default and all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability due to destruction or damage to such Individual Property.

            "REPORTS" shall mean, with respect to the Individual Properties, the engineering reports and environmental reports prepared by EMG and the zoning reports prepared by The Planning & Zoning Resource Corporation copies of which were delivered to Lender prior to the date hereof.

            "REQUIRED REPAIR FUNDS" shall have the meaning set forth in Section 6.1.1.

            "REQUIRED REPAIRS" shall have the meaning set forth in Section
6.1.1.

            "RESERVE FUNDS" shall mean, collectively, Capital Expenditure Funds, the Insurance Funds, the Tax Funds, the Required Repair Funds, the Rollover Funds, the Oakwood Reserve Funds and the Ground Rent Funds.

            "RESTORATION" shall have the meaning set forth in Section 5.2.1.

            "RESTORATION THRESHOLD" shall mean the greater of (i) $500,000 or
(ii) five percent (5%) of the Allocated Loan Amount for the applicable Individual Property, provided that in no event shall the aggregate Restoration Threshold for all Individual Properties at any one time exceed $1,500,000.

            "ROLLOVER FUNDS" shall have the meaning set forth in Section 6.5.1.

            "SCHEDULED DEFEASANCE PAYMENTS" shall mean scheduled payments of interest and principal under the Note in the case of a Total Defeasance and under the Defeased Note in the case of a Partial Defeasance for all Monthly Payment Dates occurring after the Defeasance Date and up to and including the Maturity Date (including, in the case of a total defeasance, the outstanding principal balance on the Note as of the Maturity Date and, in the case of a partial defeasance, the outstanding principal balance on the Defeased Note as of the Maturity Date), and all payments required after the Defeasance Date, if any, under the Loan Documents for servicing fees, Rating Surveillance Charges and other similar charges.

            "SECONDARY MARKET TRANSACTION" shall have the meaning set forth in
Section 9.1(a).

            "SECURITIES" shall have the meaning set forth in Section 9.1(a).

            "SECURITIES ACT" shall have the meaning set forth in Section 9.2(a).

            "SECURITIZATION" shall have the meaning set forth in Section 9.1(a).

            "SECURITY AGREEMENT" shall mean a security agreement in form and substance satisfactory to Lender pursuant to which Borrower grants Lender a perfected, first priority security interest in the Defeasance Collateral Account, the Total Defeasance Collateral and the Partial Defeasance Collateral, as applicable.

            "SERVICER" shall have the meaning set forth in Section 11.24.

            "SERVICING AGREEMENT" shall have the meaning set forth in Section 11.24.

            "SEVERED LOAN DOCUMENTS" shall have the meaning set forth in Section 10.2(c).

            "SPC PARTY" shall have the meaning set forth in Section 3.1.25(o).

            "STANDARD STATEMENT" shall have the meaning set forth in Section 9.1(c).

            "STATE" shall mean, with respect to an Individual Property, the State or Commonwealth in which such Individual Property or any part thereof is located.

            "SUBSTITUTE PROPERTY" shall have the meaning set forth in Section
2.7.1 hereof.

            "SUBSTITUTED PROPERTY" shall have the meaning set forth in Section
2.7.1 hereof.

            "SUCCESSOR BORROWER" shall have the meaning set forth in Section 2.5.4.

            "SURVEY" shall mean a survey of the Individual Property in question prepared by a surveyor licensed in the State and satisfactory to Lender, and containing Lender's standard survey certification or such other certification as is reasonably satisfactory to Lender.

            "SURVEYOR" shall have the meaning set forth in Section 2.6.1 hereof.

            "TAX FUNDS" shall have the meaning set forth in Section 6.2.1.

            "TAXES" shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against any of the Individual Properties or part thereof, together with all interest and penalties thereon.

            "TENANT" shall mean any Person obligated by contract or otherwise to pay monies (including, without limitation, a percentage of gross income, revenue or profits) under any Lease now or hereafter affecting all or any part of any Individual Property.

            "TITLE INSURANCE POLICIES" shall mean, with respect to each Individual Property, an ALTA mortgagee title insurance policies in the form (acceptable to Lender) issued with respect to such Individual Property and insuring the lien of the Mortgage encumbering such Individual Property.

            "TOTAL DEFEASANCE COLLATERAL" shall mean U.S. Obligations, which provide payments (i) on or prior to, but as close as possible to, all Monthly Payment Dates and other scheduled payment dates, if any, under the Note after the Defeasance Date and up to and including the Maturity Date, and (ii) in amounts equal to or greater than the Scheduled Defeasance Payments.

            "TOTAL DEFEASANCE EVENT" shall have the meaning set forth in Section 2.5.1(a).

            "TRANSFER" shall have the meaning given to such term in the Mortgage.

            "TRANSFEREE" shall have the meaning set forth in Section 2.6.1 hereof.

            "TRUSTEE" shall mean any trustee holding the Loan in a Securitization.

            "UCC" or "UNIFORM COMMERCIAL CODE" shall mean the Uniform Commercial Code as in effect in the applicable State or Commonwealth in which an Individual Property is located.

            "UNDEFEASED NOTE" shall have the meaning set forth in Section 2.5.2(iv) hereof.

            "UNDERWRITABLE CASH FLOW" shall mean the excess of Gross Revenue over Operating Expenses, as further adjusted to incorporate a vacancy allowance. The calculation of Underwritable Cash Flow (including determination of items that do not qualify as Gross Revenue or Operating Expenses) shall be computed by Lender in accordance with generally accepted industry underwriting standards for securitized commercial mortgage loans.

            "UNDERWRITER GROUP" shall have the meaning set forth in Section 9.2(b).

            "UNDATED INFORMATION" shall have the meaning set forth in Section 9.1(b)(i).

            "U.S. OBLIGATIONS" shall mean direct full faith and credit obligations of the United States of America that are not subject to prepayment, call or early redemption.

            "YIELD MAINTENANCE PREMIUM" shall mean an amount equal to the greater of: (i) one percent (1%) of the principal amount of the Loan being prepaid or (ii) the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term "CALCULATED PAYMENTS" shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between
(y) the Interest Rate and (z) the Yield Maintenance Treasury Rate. As used in this definition, the term "DISCOUNT RATE" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term "YIELD MAINTENANCE TREASURY RATE" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

            SECTION 1.2 PRINCIPLES OF CONSTRUCTION.

            All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

            II. THE LOAN

            SECTION 2.1 THE LOAN.

            2.1.1 AGREEMENT TO LEND AND BORROW. Subject to and upon the terms and conditions set forth herein, Lender shall make the Loan to Borrower and Borrower shall accept the Loan from Lender on the Closing Date.

            2.1.2 SINGLE DISBURSEMENT TO BORROWER. Subject to the provisions of
Section 2.8 hereof, Borrower shall receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

            2.1.3 THE NOTE. The Loan shall be evidenced by that certain Promissory Note of even date herewith, in the stated principal amount of Two Hundred Forty-Four Million and No/100 Dollars ($244,000,000.00), or so much thereof as may be advanced from time to time, executed by Borrower and payable to the order of Lender in evidence of the Loan (as the same may hereafter be amended, supplemented, restated, increased, extended or consolidated, together with any Defeased Note and Undefeased Note that may exist from time to time, the "NOTE") and shall be repaid in accordance with the terms of this Agreement and the Note.

            2.1.4 USE OF PROCEEDS. Borrower shall use proceeds of the Loan to
(i) pay and discharge any existing loans relating to the Individual Properties,
(ii) pay all past-due Basic Carrying Costs, if any, in respect of the Individual Properties, (iii) deposit the Reserve Funds, (iv) pay costs and expenses incurred in connection with the closing of the Loan, as approved by Lender, (v) fund any working capital requirements of the Individual Properties, as approved by Lender and (vi) retain and disburse the balance, if any.

            SECTION 2.2 INTEREST RATE.

            2.2.1 INTEREST RATE. Interest on the outstanding principal balance of the Loan shall accrue from the Closing Date up to and including the Maturity Date at the Interest Rate.

            2.2.2 DEFAULT RATE. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal balance of the Loan and, to the extent permitted by law, overdue interest in respect of the Loan, shall accrue interest at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein. Notwithstanding the foregoing, on one (1) occasion during any rolling twelve (12) calendar month period, Borrower shall have a five (5) day grace period prior to the accrual of interest at the Default Rate following an Event of Default under Section 10.1 (a)(i).

            2.2.3 INTEREST CALCULATION. Interest on the outstanding principal balance of the Loan shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate equal to the Interest Rate or the Default Rate, as the case may be, divided by three hundred sixty (360) by (c) the outstanding principal balance. The accrual period for calculating interest due on each Monthly Payment Date shall be the calendar month immediately prior to such Monthly Payment Date.

            2.2.4 USURY SAVINGS. This Agreement and the other Loan Documents are subject to the express condition that at no time shall Borrower be required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder, which payment shall not be subject to any Yield Maintenance Premium. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

            SECTION 2.3 LOAN PAYMENTS.

            2.3.1 PAYMENTS. Borrower shall make a payment to Lender of interest only on the Closing Date for the period from the Closing Date through the last day of the month in which the Closing Date occurs (unless the Closing Date is the first day of a calendar month, in which case no such separate payment of interest shall be due). Borrower shall make a payment to Lender of principal and interest in the amount of the Monthly Debt Service Payment Amount on the Monthly Payment Date occurring in November, 2000 and on each Monthly Payment Date thereafter to and including the Maturity Date. Each payment shall be applied first to accrued and unpaid interest and the balance to principal. The Monthly Debt Service Payment Amount required hereunder is based upon a thirty (30) year amortization schedule.

            2.3.2 PAYMENT ON MATURITY DATE. Borrower shall pay to Lender on the Maturity Date the outstanding principal balance of the Loan, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Mortgages and the other Loan Documents.

            2.3.3 LATE PAYMENT CHARGE. If any principal, interest or any other sum due under the Loan Documents is not paid by Borrower on the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of (i) four percent (4%) of such unpaid sum or (ii) the maximum amount permitted by applicable law (the "LATE PAYMENT CHARGE") in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Mortgages and the other Loan Documents. Notwithstanding the foregoing, on one (1) occasion during any rolling twelve
(12) calendar month period, Borrower shall have a five (5) day grace period prior to the application of such Late Payment Charge following an Event of Default under Section l0.1(a)(i).

            2.3.4 METHOD AND PLACE OF PAYMENT. (a) Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 1:00 P.M., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender's office, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

            (b) Whenever any payment to be made hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal due on the Maturity Date, interest shall be payable at the Interest Rate or the Default Rate, as the case may be, during such extension.

            (c) All payments required to be made by Borrower hereunder or under the Note or the other Loan Documents shall be made irrespective of, and without deduction for, any setoff, claim or counterclaim and shall be made irrespective of any defense thereto.

            SECTION 2.4 PREPAYMENTS.

            2.4.1 VOLUNTARY PREPAYMENTS. Except as otherwise provided herein, Borrower shall not have the right to prepay the Loan in whole or in part. From and after the Monthly Payment Date which is three (3) months prior to the Maturity Date, Borrower may, at its option and upon ten (10) days prior notice to Lender, prepay the Debt in whole or in part without payment of the Yield Maintenance Premium. Any partial prepayment shall be applied to the last payments of principal due under the Loan.

            2.4.2 MANDATORY PREPAYMENTS. On each date on which Lender actually receives a distribution of Net Proceeds, and if Lender is not required to make such Net Proceeds available to Borrower for a Restoration in accordance with the provisions of Section 5.3, Lender may, at Lender's option, apply the Net Proceeds to the outstanding principal balance of the Note in an amount equal to one hundred percent (100%) of such Net Proceeds together with interest that would have accrued on such amounts through the next Monthly Payment Date. No Yield Maintenance Premium shall be due in connection with any prepayment made pursuant to this Section 2.4.2. The Allocated Loan Amount with respect to such Individual Property will be reduced in an amount equal to such prepayment. Any prepayment received by Lender pursuant to this Section 2.4.2 on a date other than a Monthly Payment Date shall be held by Lender as collateral security for the Loan in an interest bearing account, with such interest accruing to the benefit of Borrower, and shall be applied by Lender on the next Monthly Payment Date.

            2.4.3 PREPAYMENTS AFTER EVENT OF DEFAULT. If after an Event of Default, payment of all or any part of the principal of the Loan is tendered by Borrower, a purchaser at foreclosure or any other Person, such tender shall be deemed an attempt to circumvent the prohibition against prepayment set forth in
Section 2.4.1 and Borrower, such purchaser at foreclosure or other Person shall pay the Yield Maintenance Premium plus an additional prepayment fee of three percent (3%) of the principal balance of the Loan (provided that such additional three percent (3%) prepayment fee shall be waived in the event that all of the Properties are purchased at foreclosure sale by a Person which is not Borrower or an Affiliate of Borrower), in addition to the outstanding principal balance, all accrued and unpaid interest and other amounts payable under the Loan Documents.

            2.4.4 PREPAYMENT ON MONTHLY PAYMENT DATE. Any prepayment of the Loan made pursuant to this Section 2.4 shall be made on a Monthly Payment Date. If for any reason any such prepayment is made on a date which is not a Monthly Payment Date, Borrower shall also pay interest in connection with such prepayment that would have accrued on the Note through the next Monthly Payment Date.

            SECTION 2.5 DEFEASANCE.

            2.5.1 TOTAL DEFEASANCE. (A) Provided no Event of Default shall have occurred and remain uncured (but subject to the provisions of Section 2.5.1(c) hereof), Borrower shall have the right at any time after the Release Date and prior to the Monthly Payment Date which is three (3) months prior to the Maturity Date to voluntarily defease the entire Loan and obtain a release of the lien of the Mortgages encumbering all Individual Properties by providing Lender with the Total Defeasance Collateral (hereinafter, a "TOTAL DEFEASANCE EVENT"), subject to the satisfaction of the following conditions precedent:

            (i) Borrower shall provide Lender not less than thirty (30) days notice specifying a Monthly Payment Date (the "DEFEASANCE DATE") on which the Total Defeasance Event is to occur;

            (ii) Borrower shall pay to Lender (A) all accrued and unpaid interest on the principal balance of the Note to and including the Defeasance Date and (B) all other sums, then due under the Note, this Agreement, the Mortgages and the other Loan Documents. If for any reason the Defeasance Date is not a Monthly Payment Date, Borrower shall also pay interest in connection with such Total Defeasance Event that would have accrued on the Note through the next Monthly Payment Date;

            (iii) Borrower shall deposit the Total Defeasance Collateral into the Defeasance Collateral Account and otherwise comply with the provisions of Sections 2.5.3 and 2.5.4 hereof;

            (iv) Borrower shall execute and deliver to Lender a Security Agreement in respect of the Defeasance Collateral Account and the Total Defeasance Collateral;

            (v) Borrower shall deliver to Lender an opinion of counsel for Borrower that would be reasonably satisfactory to a prudent lender opining, among other things, that (A) Lender has a legal and valid perfected first priority security interest in the Defeasance Collateral Account and the Total Defeasance Collateral, (B) if a Securitization has occurred, the REMIC Trust formed pursuant to such Securitization will not fail to maintain its status as a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code as a result of the Total Defeasance Event pursuant to this Section 2.5,
(C) the Total Defeasance Event will not result in a deemed exchange for purposes of the Code and will not adversely effect the status of the Note as indebtedness for federal income tax purposes, (D) delivery of the Total Defeasance Collateral and the grant of a security interest therein to Lender shall not constitute an avoidable preference under Section 547 of the Bankruptcy Code or applicable state law and (E) a non-consolidation opinion with respect to the Successor Borrower;

            (vi) Borrower shall deliver to Lender a Rating Agency Confirmation as to the Total Defeasance Event;

            (vii) Borrower shall deliver an Officer's Certificate certifying that the requirements set forth in this Section 2.5 have been satisfied;

            (viii) Borrower shall deliver a certificate of a "Big Five" or other nationally recognized public accounting firm acceptable to Lender certifying that the Total Defeasance Collateral will generate monthly amounts equal to or greater than the Scheduled Defeasance Payments;

            (ix) Borrower shall deliver such other certificates, opinions, documents and instruments as Lender may reasonably request; and

            (x) Borrower shall pay all costs and expenses of Lender incurred in connection with the Total Defeasance Event, including Lender's reasonable attorneys' fees and expenses and Rating Agency fees and expenses.

            (b) If Borrower has elected to defease the entire Note and the requirements of this Section 2.5 have been satisfied, all of the Individual Properties shall be released from the Liens of their respective Mortgages and the Total Defeasance Collateral, pledged pursuant to the Security Agreement, shall be the sole source of collateral securing the Note. In connection with the release of the Liens, Borrower shall submit to Lender, not less than ten (10) days prior to the Defeasance Date, a release of Lien (and related Loan Documents) for execution by Lender. Such release shall be in a form appropriate in each jurisdiction in which an Individual Property is located and that would be reasonably satisfactory to a prudent lender. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release, together with an Officer's Certificate certifying that such documentation (i) is in compliance with all material Legal Requirements, and (ii) will effect such releases in accordance with the terms of this Agreement. Borrower shall pay all costs, taxes and expenses associated with the release of the lien of the Mortgages, including Lender's reasonable attorneys' fees. Except as set forth in this Section 2.5, no repayment, prepayment or defeasance of all or any portion of the Note shall cause, give rise to a right to require, or otherwise result in, the release of any lien of any Mortgage on any of the Individual Properties.

            (c) Notwithstanding the provisions of Section 2.5.1(a) hereof to the contrary, Borrower may affect a Total Defeasance Event after the Release Date and prior to the Monthly Payment Date which is three (3) months prior to the Maturity Date, despite the occurrence of an Event of Default (but otherwise subject to all of the other conditions of this Section 2.5) provided that:

            (i) such Event of Default is not an Event of Default pursuant to
Section 1O.1(a)(i) or Section l0.1(a)(ii) hereof and does not involve the commission of fraud by Borrower or any of its Affiliates, and no other Event of Default shall have then or thereafter occurred;

            (ii) Borrower has deposited with Lender, in the form of immediately available funds or a Letter of Credit in form and substance acceptable to Lender, an amount equal to the amount of projected costs and expenses which Lender reasonably estimates that Lender will incur in connection with the completion of the Total Defeasance Event (the "DEFEASANCE EXPENSE DEPOSIT");

            (iii) Borrower promptly commences, and thereafter diligently prosecutes to completion, the satisfaction of all of the conditions precedent to the completion of the Total Defeasance Event;

            (iv) within twenty (20) days following the occurrence of such Event of Default (time being of the essence), Borrower provides Lender with a copy of an unconditional funding commitment in favor of Borrower (in form and substance acceptable to Lender in good faith and issued by a lender acceptable to Lender in good faith) in an amount sufficient to purchase the required Total Defeasance Collateral and all other costs and expenses in connection with such Total Defeasance Collateral; and

            (v) the Total Defeasance Event is consummated within forty (40) days following the occurrence of such Event of Default, time being of the essence.

            Notwithstanding the foregoing provisions of this Section 2.5.1(c) to the contrary, Lender shall, at all times, have and retain all of Lender's rights and remedies set forth herein and in the other Loan Documents with respect to such Event of Default and any other Event of Default and the fact that Borrower may be pursuing the consummation of the Total Defeasance Event shall not affect Lender's rights and remedies in any way (including, without limitation, Lender's right to foreclose, charge Default Interest and collect a late payment charge pursuant to the terms of this Agreement and the other Loan Documents). In addition, if Lender determines, in its sole discretion, that such pursuit of the consummation of the Total Defeasance Event is in any way materially delaying or adversely affecting the exercise or potential exercise of any of Lender's rights and remedies, Lender shall not be obligated to cooperate with Borrower's efforts to consummate such Total Defeasance Event. Lender may draw down on the Defeasance Expense Deposit in whole or in part at any time to pay any costs and expenses incurred by Lender in connection with the completion of the Total Defeasance Event.

            2.5.2 PARTIAL DEFEASANCE. (a) Provided no Event of Default shall have occurred and remain uncured, Borrower shall have the right at any time after the Release Date and prior to the Monthly Payment Date which is three (3) months prior to the Maturity Date to voluntarily defease a portion of the Loan and obtain a release of the lien of the Mortgages encumbering one or more Individual Properties by providing Lender with the Partial Defeasance Collateral (hereinafter, a "PARTIAL DEFEASANCE EVENT"), subject to the satisfaction of the following conditions precedent:

            (i) Borrower shall provide Lender not less than thirty (30) days notice specifying (A) a Monthly Payment Date (the "PARTIAL DEFEASANCE DATE") on which the Partial Defeasance Event is to occur and (B) the Individual Property or Properties proposed to be released from the Lien of the Mortgages (individually a "RELEASE PROPERTY" and collectively the "RELEASE PROPERTIES");

            (ii) Borrower shall pay to Lender (A) all accrued and unpaid interest on the principal balance of the Note to and including the Partial Defeasance Date and (B) all other sums, then due under the Note, this Agreement, the Mortgages and the other Loan Documents. If for any reason the Defeasance Date is not a Monthly Payment Date, Borrower shall also pay interest in connection with such Partial Defeasance Event that would have accrued on the Note through the next Monthly Payment Date;

            (iii) Borrower shall deposit the Partial Defeasance Collateral into the Defeasance Collateral Account and otherwise comply with the provisions of Sections 2.5.3 and 2.5.4 hereof;

            (iv) Borrower shall prepare all necessary documents to modify this Agreement and to amend and restate the Note and issue two substitute notes, one note having a principal balance equal to 125% of the Allocated Loan Amount (for this purpose only, after taking into account amortization of principal under the Loan as of the Partial Defeasance Date that would be allocable on a pro rata basis to such Allocated Loan Amount) for the Release Property or Release Properties, as the case may be (the "DEFEASED NOTE"), and the other note having a principal balance equal to the excess of (I) the original principal amount of the Loan, over (II) the amount of Defeased Note (the "UNDEFEASED NOTE"). The Defeased Note and Undefeased Note shall have identical terms as the Note except for the principal balance. The Defeased Note and the Undefeased Note shall be cross defaulted and cross collateralized. A Defeased Note may not be the subject of any further defeasance;

            (v) Borrower shall execute and deliver to Lender a Security Agreement in respect of the Defeasance Collateral Account and the Partial Defeasance Collateral;

            (vi) After giving effect to the release of the lien of the Mortgages encumbering the Individual Property or Individual Properties proposed by Borrower to be released, the Debt Service Coverage Ratio with respect to the remaining Individual Properties is not less than the greater of (A) the Debt Service Coverage Ratio of all Individual Properties encumbered by the Mortgages immediately prior to the release and (B) the Debt Service Coverage Ratio of all Individual Properties encumbered by the Mortgages as of the Closing Date;

            (vii) Borrower shall have delivered to Lender and the Rating Agencies shall have received from Borrower with respect to the matters referred to in clause (vi), (A) statements of the Underwritable Cash Flow and Debt Service (both on a consolidated basis and separately for the applicable Individual Property or Individual Properties to be released) for the applicable measuring period and (B) based on the foregoing statements of Underwritable Cash Flow and Debt Service, calculations of the Debt Service Coverage Ratio both with and without giving effect to the proposed release, and (C) calculations of the ratios referred to in such clause (vi);

            (viii) Borrower shall deliver to Lender an opinion of counsel for Borrower that would be reasonably satisfactory to a prudent lender opining, among other things, that (A) Lender has a legal and valid perfected first priority security interest in the Defeasance Collateral Account and the Partial Defeasance Collateral, (B) if a Securitization has occurred, the REMIC Trust formed pursuant to such Securitization will not fail to maintain its status as a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code as a result of the Partial Defeasance Event pursuant to this Section 2.5, (C) the Partial Defeasance Event will not result in a deemed exchange for purposes of the Code and will not adversely effect the status of the Defeased Note and the Undefeased Note as indebtedness for federal income tax purposes,
(D) delivery of the Partial Defeasance Collateral and the grant of a security interest therein to Lender shall not constitute an avoidable preference under
Section 547 of the Bankruptcy Code or applicable state law and (E) a non-consolidation opinion with respect to the Successor Borrower;

            (ix) Borrower shall deliver to Lender a Rating Agency Confirmation as to the Partial Defeasance Event;

            (x) Borrower shall deliver to Lender a certificate of a "Big Five" or other nationally recognized public accounting firm acceptable to Lender certifying that the Partial Defeasance Collateral will generate monthly amounts equal to or greater than the Scheduled Defeasance Payments;

            (xi) Borrower shall deliver to Lender an Officer's Certificate certifying that the requirements set forth in this Section 2.5.2(a) have been satisfied;

            (xii) Borrower shall deliver to Lender such other certificates, documents or instruments as Lender may reasonably request; and

            (xiii) Borrower shall pay all costs and expenses of Lender incurred in connection with the Partial Defeasance Event, including Lender's reasonable attorneys' fees and expenses.

            (b) If Borrower has elected to make a partial defeasance and the requirements of this Section 2.5 have been satisfied, the Release Property or Release Properties shall be released from the lien of their Mortgage. In connection with the release of the lien, Borrower shall submit to Lender, not less than ten (10) days prior to the Partial Defeasance Date, a release of lien (and related Loan Documents) for execution by Lender. Such release shall be in a form appropriate in the jurisdiction in which such Individual Property is located and that would be reasonably satisfactory to a prudent lender. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release, together with an Officer's Certificate certifying that such documentation (i) is in compliance with all material Legal Requirements, and (ii) will effect such releases in accordance with the terms of this Agreement. Borrower shall pay all costs, taxes and expenses associated with the release of the lien of the Mortgages, including Lender's reasonable attorneys' fees. Borrower shall cause title to the Individual Property so released from the lien of the Mortgage to be transferred to and held by a Person other than Borrower. Except as set forth in this Section 2.5, no repayment, prepayment or defeasance of all or any portion of the Note shall cause, give rise to a right to require, or otherwise result in, the release of any lien of any Mortgage on any of the Individual Properties.

            2.5.3 DEFEASANCE COLLATERAL ACCOUNT. On or before the date on which Borrower delivers the Total Defeasance Collateral or Partial Defeasance Collateral, Borrower shall open at any Eligible Institution the defeasance collateral account (the "DEFEASANCE COLLATERAL ACCOUNT") which shall at all times be an Eligible Account. The Defeasance Collateral Account shall contain only (i) Total Defeasance Collateral and Partial Defeasance Collateral, and (ii) cash from interest and principal paid on the Total Defeasance Collateral or Partial Defeasance Collateral. All cash from interest and principal payments paid on the Total Defeasance Collateral or Partial Defeasance Collateral shall be paid over to Lender on each Monthly Payment Date and applied first to accrued and unpaid interest and then to principal due on the Note, in the event of a Total Defeasance Event, or the Defeased Note, in the event of a Partial Defeasance Event. Any cash from interest and principal paid on the Total Defeasance Collateral or the Partial Defeasance Collateral not needed to pay accrued and unpaid interest or principal shall be retained in the Defeasance Collateral Account as additional collateral for the Loan. Borrower shall cause the Eligible Institution at which the Total Defeasance Collateral and

Partial Defeasance Collateral are deposited to enter into an agreement with Borrower and Lender, reasonably satisfactory to Lender, pursuant to which such Eligible Institution shall agree to hold and distribute the Total Defeasance Collateral and Partial Defeasance Collateral in accordance with this Agreement. The Successor Borrower shall be the owner of the Defeasance Collateral Account and shall report all income accrued on Total Defeasance Collateral and Partial Defeasance Collateral for federal, state and local income tax purposes in its income tax return. Borrower shall prepay all costs and expenses associated with opening and maintaining the Defeasance Collateral Account. Lender shall not in any way be liable by reason of any insufficiency in the Defeasance Collateral Account.

            2.5.4 SUCCESSOR BORROWER. In connection with a Total Defeasance Event or Partial Defeasance Event under this Section 2.5, Borrower shall establish or designate, or Lender, at its option, may designate, a successor entity (the "SUCCESSOR BORROWER") which shall be a single purpose bankruptcy remote entity which may be owned directly or indirectly by Borrower unless a Rating Agency Confirmation with respect to such Total Defeasance Event or Partial Defeasance Event cannot be obtained as a result of the direct or indirect ownership of such Successor Borrower by Borrower. Borrower shall transfer and assign all obligations, rights and duties under and to the Note or the Defeased Note, as applicable, together with the Total Defeasance Collateral or the Partial Defeasance Collateral, as applicable, to such Successor Borrower. Such Successor Borrower shall assume the obligations under the Note or the Defeased Note, as applicable, and the Security Agreement and Borrower shall be relieved of its obligations under such documents. Borrower shall pay a minimum of $1,000 to any such Successor Borrower as consideration for assuming the obligations under the Note or the Defeased Note, as applicable, and the Security Agreement. Borrower shall pay all actual costs and expenses incurred by Lender, including Lender's reasonable attorney's fees and expenses, incurred in connection therewith.

            SECTION 2.6 PARTIAL RELEASE.

            2.6.1 CONDITIONS TO RELEASE. The parties acknowledge that the Release Parcel (hereinafter defined) was not material in the underwriting for the Loan or the appraised value for the Individual Property of which such Release Parcel is a part. Accordingly, notwithstanding the prohibitions against Transfer contained in this Loan Agreement or the other Loan Documents, Lender agrees, upon the request of Borrower, to release from the lien of the related Mortgage and the other Loan Documents that portion of the Individual Property commonly known as Watson Glen Shopping Center and located in Franklin, Tennessee, as described on SCHEDULE VIII attached hereto (the "RELEASE PARCEL"), provided that such release shall be subject to and conditioned upon satisfaction of each of the following conditions:

            (i) no Event of Default shall have occurred and be continuing;

            (ii) the actual dimensions of the Release Parcel shall not materially deviate from the proposed dimensions of the Release Parcel as depicted upon SCHEDULE VIII attached hereto;

            (iii) not less than fifteen (15) days prior to the date of the release, Lender shall have received an Officer's Certificate (1) certifying that, simultaneously with the release,

Borrower shall convey fee simple title to the Release Parcel to a Person other than Borrower (the "TRANSFEREE"), the identity of which Transferee shall be specified in such Officer's Certificate, (2) describing in reasonable detail any planned improvements (the "ADDITIONAL IMPROVEMENTS") to be constructed on the Release Parcel, (3) describing in reasonable detail (i) the impact, during the period the Additional Improvements are being constructed, that construction of the Additional Improvements may have on the related Individual Property including, without limitation, the impact on parking, vehicular and pedestrian traffic flow, vehicular ingress and egress to the related Individual Property from public streets, pedestrian ingress and egress to improvements on the related Individual Property and any other impact on existing improvements on the related Individual Property, and (ii) the actions to be taken by Borrower to eliminate or reduce any adverse impact on the related Individual Property from construction of the Additional Improvements, (4) describing in reasonable detail
(i) the impact, after construction of the Additional Improvements is completed, that the completed Additional Improvements may have on the related Individual Property including without limitation impact on parking, vehicular and pedestrian traffic flow, vehicular ingress and egress to the related Individual Property from public streets, pedestrian ingress and egress to the improvements on the related Individual Property and any other impact on existing improvements on the related Individual Property, and (ii) the actions to be taken by Borrower to eliminate or reduce any adverse impact on the related Individual Property from the construction and operation of the Additional Improvements, (5) certifying that Borrower has complied with all requirements of and obtained all approvals required under any Leases, operating agreements and any other agreements (such Leases, operating agreements and other agreements collectively hereinafter referred to as the "Operating Agreements") applicable to the release, that the release does not violate any of the provisions of the Operating Agreements and that, to the extent necessary to comply with the Operating Agreements, the Transferee has assumed all of Borrower's obligations, if any, relating to the Release Parcel under the Operating Agreements, (6) certifying that (i) the Release Parcel is not necessary for the operation or use of the related Individual Property for its then current use, (ii) the Release Parcel may be subdivided from the related Individual Property without diminution in the value of the related Individual Property, and (iii) the subdivision in connection with the release shall not adversely affect the utility or operation of the remaining related Individual Property, (7) certifying that the Operating Agreements and/or other agreements allow the owner of the related Individual Property to continue to use the Release Parcel to the extent that the Release Parcel is necessary for the uses of the related Individual Property, including, without limitation, for access, driveways, parking utilities, drainage flows or any other purpose, and (8) providing evidence in support of the conclusions reached in (6), which Officer's Certificate shall be confirmed by Lender as demonstrating compliance with the requirements of this clause (iii);

            (iv) Lender shall have received evidence demonstrating (1) compliance with subparagraphs (iii)(2), (iii)(3), (iii)(4), and (iii)(6) above,
(2) that the Release Parcel and the balance of the related Individual Property remaining after the release and the construction of the Additional Improvements
(i) comply with applicable zoning, building, subdivision, land use, parking and other Legal Requirements applicable to the Release Parcel and the related Individual Property, and (3) that (i) construction of the Additional Improvements on the Release Parcel shall not affect the utility or operation of the related Individual Property (excluding the Release Parcel) in any material adverse respect, and (ii) any connection to, or contemplated shared use of, other portions of the related Individual Property in order to provide utility services and access to the Release Parcel shall not affect the availability or provision of services to the related Individual Property;

            (v) Lender shall have received a metes and bounds description of the Release Parcel from a surveyor licensed in the State (a "SURVEYOR"), and an updated survey, performed by a Surveyor, of the Release Parcel and the remainder of the related Individual Property;

            (vi) Lender shall have received (1) a redated endorsement to the Title Policy indicating that the Release Parcel has been legally subdivided from the remainder of the related Individual Property, and (2) a redated endorsement to the Title Policy indicating that each of the Release Parcel and the balance of the related Individual Property constitutes a separate tax lot;

            (vii) Lender shall have received, effective on the date of the release, an endorsement to the Title Policy (1) insuring Lender's interest in any easements created in connection with the release, (2) extending the effective date of the Title Policy to the effective date of the release, and (3) confirming no change in the priority of the Mortgage on the balance of the related Individual Property or in the amount of the insurance or the coverage under the Title Policy;

            (viii) Borrower shall submit to Lender, not less than ten (10) days prior to the date of the proposed release, all documents, in a form appropriate in the jurisdiction in which the related Individual Property is located, required to release the lien of the related Mortgage on the Release Parcel and any required modifications of the related Mortgage and any of the other Loan Documents for execution by Lender;

            (ix) In the event that the Transferee is an Affiliate of Borrower, Borrower shall deliver to Lender (i) evidence that such Affiliate has given Borrower fair consideration for such Release Parcel and (ii) an updated Insolvency Opinion in form and substance that a prudent lender originating securitized commercial mortgage loans would accept;

            (x) To the extent any Operating Agreements then exist with respect to the Release Parcel or are being created in connection with such release, Lender shall have received (i) documentation evidencing (A) the assumption by Transferee of all of Borrower's obligations relating to the Release Parcel under such Operating Agreements and (B) the release of Borrower from such obligations relating to the Release Parcel under the Operating Agreements to the extent Borrower is not released from such obligations by operation of law as a result of the release, and (ii) in the event that Lender does not receive documentation evidencing such release in accordance with subsection (B), an Officer's Certificate certifying that Borrower is released from such obligations by operation of law;

            (xi) Borrower shall execute such documents and instruments as are typical for transactions similar to such release; and

            (xii) Borrower shall pay all third party costs, taxes and expenses associated with the release of the Lien of the related Mortgage and the transfer of the Release Parcel to the Transferee, including Lender's and the Rating Agencies' reasonable attorneys' fees and disbursements.

            2.6.2 NO WAIVER. No partial release made hereunder or otherwise shall affect the liability of Borrower or any other Person for the payment of the Debt, or affect the lien of the related Mortgage upon the remainder of the related Individual Property for the full amount of the Debt then remaining unpaid. Lender's release of the portion of the related Individual Property to be released: (a) shall not cure or waive, and shall not be deemed or construed to cure or waive, any Event of Default then in existence or invalidate any act done by Lender in response to any such Event of Default (including, without limitation, the delivery of any notice of default); and (b) shall not invalidate, extinguish, limit, impair, or otherwise affect any indemnity in favor of Lender with respect to the portion of the related Individual Property released.

            SECTION 2.7 PROPERTY SUBSTITUTIONS.

            2.7.1 SUBSTITUTION OF PROPERTY. Upon not less than thirty (30) days prior written notice to Lender, and subject to the terms and conditions set forth in this Section 2.7, Borrower may obtain a release of the Lien of a Mortgage and the related Loan Documents encumbering an Individual Property (each, a "SUBSTITUTED PROPERTY" and collectively, the "SUBSTITUTED PROPERTIES") by substituting therefor another shopping center property acquired by Borrower (which must be of at least the same general character and quality as the Substituted Property) (a "SUBSTITUTE PROPERTY"), provided that the Allocated Loan Amount of the Substituted Property together with the Allocated Loan Amounts of all previous Substituted Properties, does not exceed twenty-five percent (25%) of the original principal amount of the Loan. In addition, any such substitution shall be subject, in each case, to the satisfaction of the following conditions precedent (with all documentation required to be submitted by or on behalf of Borrower hereunder being submitted to Lender or Servicer):

            (i) Simultaneously with the substitution, Borrower shall convey fee simple title to the Substituted Property to a Person other than Borrower.

            (ii) Lender shall have received an appraisal of the Substitute Property dated no more than sixty (60) days prior to the substitution by a reputable, independent, licensed MAI appraiser in the state in which the Substitute Property is located, indicating an appraised value of the Substitute Property that is equal to or greater than the value of the Substituted Property determined by Lender at the time of the encumbrance of the Substituted Property by the related Mortgage at or about the Closing Date.

            (iii) After giving effect to the substitution, the Debt Service Coverage Ratio for the Loan for all of the Properties (including the Substitute Property but excluding the Substituted Property) is not less than the Debt Service Coverage Ratio for the Loan for all of the Properties (including the Substituted Property but excluding the Substitute Property) as of the Closing Date and as of the date immediately preceding the substitution.

            (iv) To the extent the Substitute Property is an Existing Substitute Property, the Underwritable Cash Flow for the Substitute Property does not show a downward trend over the three (3) years immediately prior to the date of substitution or, with respect to a Substitute Property for which information regarding the Underwritable Cash Flow of such Substitute Property for the three
(3) years immediately prior to the date of substitution cannot be obtained by Borrower after Borrower's exercise of diligent efforts, the Underwritable Cash Flow shall not show a downward trend for such period of time immediately prior to the date of substitution as may be determined from the information regarding such Underwritable Cash Flow available.

            (v) The Underwritable Cash Flow and Debt Service Coverage Ratio for the Substitute Property for the twelve (12) month period immediately preceding the substitution is greater than the Underwritable Cash Flow for the related Substituted Property for the twelve (12) month period immediately preceding the substitution. For purposes of this clause (v), the Debt Service Coverage Ratio with respect to a Substitute Property or a Substituted Property shall be calculated using the Underwritable Cash Flow with respect to such Substitute Property or the Substituted Property, as applicable, and the principal and interest due and payable on the Note with respect to the related Allocated Loan Amount for the Substitute Property immediately after the substitution or the Allocated Loan Amount for the Substituted Property immediately prior to the substitution, as applicable.

            (vi) Lender shall have received a Rating Agency Confirmation.

            (vii) No Default or Event of Default shall have occurred and be continuing and Borrower shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each Loan Document on Borrower's part to be observed or performed. Lender shall have received an Officer's Certificate confirming the foregoing, stating that, to Borrower's Knowledge, the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of the substitution with respect to the Substitute Property, stating that there has been no material adverse change in the financial condition of Borrower, the REIT or the Properties from that set forth in the most recent financial statements delivered to Lender pursuant to
Section 4.1.6 hereof and containing any other representations and warranties with respect to Borrower, the Properties, the Substitute Property or the Loan as the Rating Agencies may require, such Officer's Certificate to be confirmed by Lender as demonstrating compliance with the requirements of this clause (vii).

            (viii) Borrower shall have executed, acknowledged and delivered to Lender at Lender's discretion, amendments to the existing Loan Documents related to the Substituted Property, or (A) a Mortgage, an Assignment of Leases and two UCC Financing Statements with respect to the Substitute Property, together with a letter from Borrower countersigned by a title insurance company acknowledging receipt of such Mortgage, Assignment of Leases and UCC-1 Financing Statements and agreeing to record or file, as applicable, such Mortgage, Assignment of Leases and Rents and one of the UCC-1 Financing Statements in the real estate records for the county in which the Substitute Property is located and to file one of the UCC-1 Financing Statement in the office of the Secretary of State of the state in which the Substitute Property is located, so as to effectively create upon such recording and filing valid and enforceable Liens upon the Substitute Property, of the requisite priority, in favor of Lender (or such other trustee as may be desired under local law), subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents and (B) and an Environmental Indemnity with respect to the Substitute Property. The Mortgage, Assignment of Leases, UCC-1 Financing Statements and Environmental Indemnity shall be the same in form and substance as the counterparts of such documents executed and delivered with respect to the related Substituted Property subject to modifications reflecting the Substitute Property as the Individual Property that is the subject of such documents and such modifications reflecting the laws of the state in which the Substitute Property is located as shall be recommended by the counsel admitted to practice in such state and delivering the opinion as to the enforceability of such documents required pursuant to clause (xiv) below. The Mortgage encumbering the Substitute Property shall secure all amounts evidenced by the Note, provided that in the event that the jurisdiction in which the Substitute Property is located imposes a mortgage recording, intangibles or similar tax and does not permit the allocation of indebtedness for the purpose of determining the amount of such tax payable, the principal amount secured by such Mortgage shall be equal to one hundred fifty percent (150%) of the Allocated Loan Amount of the Substitute Property. The Allocated Loan Amount of the Substitute Property shall equal the Allocated Loan Amount of the related Substituted Property.

            (ix) Lender shall have received (A) any "tie-in" or similar endorsement to each Title Insurance Policy insuring the Lien of an existing Mortgage as of the date of the substitution available with respect to the Title Insurance Policy insuring the Lien of the Mortgage with respect to the Substitute Property and (B) a Title Insurance Policy (or a marked, signed and redated commitment to issue such Title Insurance Policy) insuring the Lien of the Mortgage encumbering the Substitute Property, issued by the title company that issued the Title Insurance Policies insuring the Lien of the existing Mortgages and dated as of the date of the substitution, with reinsurance and direct access agreements that replace such agreements issued in connection with the Title Insurance Policy insuring the Lien of the Mortgage encumbering the Substituted Property. The Title Insurance Policy issued with respect to the Substitute Property shall (1) provide coverage in the amount of the Allocated Loan Amount if the "tie-in" or similar endorsement described above is available or, if such endorsement is not available, in an amount equal to one hundred fifty percent (150%) of the Allocated Loan Amount, (2) insure Lender that the relevant Mortgage creates a valid first lien on the Substitute Property encumbered thereby, free and clear of all exceptions from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (3) contain such endorsements and affirmative coverages as are contained in the Title Insurance Policies insuring the Liens of the existing Mortgages, and (4) name Lender as the insured. Lender also shall have received copies of paid receipts showing that all premiums in respect of such endorsements and Title Insurance Policies have been paid.

            (x) Lender shall have received a current title survey for each Substitute Property, certified to the title company and Lender and their successors and assigns, in the same form and having the same content as the certification of the Survey of the Substituted Property prepared by a professional land surveyor licensed in the state in which the Substitute Property is located, in accordance with the 1992 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys. Such survey shall reflect the same legal description contained in the Title Insurance Policy relating to such Substitute Property and shall include, among other things, a metes and bounds description of the real property comprising part of such Substitute Property. The surveyor's seal shall be affixed to each survey and each survey shall certify that the surveyed property is not located in a "one-hundred-year flood hazard area."

            (xi) Lender shall have received valid certificates of insurance indicating that the requirements for the policies of insurance required for an Individual Property hereunder have been satisfied with respect to the Substitute Property and evidence of the payment of all premiums payable for the existing policy period.

            (xii) Lender shall have received a Phase I environmental report and, if recommended under the Phase I environmental report, a Phase II environmental report, which conclude that the Substitute Property does not contain any Hazardous Substance (as defined in the Mortgage) in violation of Environmental Law and is not subject to any risk of contamination from any off-site Hazardous Substance which is determined by Lender to be material. If any such report discloses the presence of any Hazardous Substance in violation of Environmental Law or the risk of contamination from any off-site Hazardous Substance which is determined by Lender to be material, such report shall include an estimate of the cost of any related remediation and Borrower shall deposit with Lender an amount equal to one hundred twenty-five percent (125%) of such estimated cost, which deposit shall constitute additional security for the Loan and shall be released to Borrower upon the delivery to Lender of (A) an update to such report indicating that there is no longer any Hazardous Substance on the Substitute Property in violation of Environmental Law or any danger of contamination from any off-site Hazardous Substance that has not been fully remediated to the extent required under Environmental Law and (B) with respect to remediation preformed or caused to be performed by Borrower, paid receipts indicating that the costs of all such remediation work have been paid.

            (xiii) Borrower shall deliver or cause to be delivered to Lender (A) updates certified by Borrower of the schedule attached to Borrower's organizational documentation delivered to Lender in connection with the closing of the Loan which lists the properties owned by Borrower in order to add the Substitute Property thereto and delete the Substituted Property therefrom; (B) good standing certificates, certificates of qualification to do business in the jurisdiction in which the Substitute Property is located (if required in such jurisdiction) and (C) resolutions of the Borrower authorizing the substitution and any actions taken in connection with such substitution.

            (xiv) Lender shall have received the following opinions of Borrower's counsel: (A) an opinion or opinions of reputable counsel admitted to practice under the laws of the state in which the Substitute Property is located stating that the Loan Documents delivered with respect to the Substitute Property pursuant to clause (viii) above are valid and enforceable in accordance with their terms, subject to the laws applicable to creditors' rights and equitable principles, and that Borrower is qualified to do business and in good standing under the laws of the jurisdiction where the Substitute Property is located or that Borrower is not required by applicable law to qualify to do business in such jurisdiction; (B) an opinion of reputable counsel stating that the Loan Documents delivered with respect to the Substitute Property pursuant to clause (viii) above were duly authorized, executed and delivered by Borrower and that the execution and delivery of such Loan Documents and the performance by Borrower of its obligations thereunder will not cause a breach of, or a default under, any agreement, document or instrument to which Borrower is a party or to which it or its properties are bound; (C) an opinion of reputable counsel stating that subjecting the Substitute Property to the Lien of the related Mortgage and the execution and delivery of the related Loan Documents does not and will not affect or impair the ability of Lender to enforce its remedies under all of the Loan Documents or to realize the benefits of the cross-collateralization provided for thereunder; (D) an update of the Insolvency Opinion indicating that the substitution does not affect the opinions set forth therein; (E) an opinion of reputable counsel stating that the substitution and the related transactions do not constitute a fraudulent conveyance under applicable bankruptcy and insolvency laws and (F) an opinion of reputable counsel that the substitution does not constitute a "significant modification" of the Loan under Section 1001 of the Code or otherwise cause a tax to be imposed on a "prohibited transaction" by any REMIC Trust.

            (xv) Borrower shall have paid all Basic Carrying Costs relating to the Substitute Property to the extent due, including without limitation, (i) accrued but unpaid insurance premiums relating to the Properties and the Substitute Property, (ii) currently due Taxes (including any in arrears) relating to the Properties and the Substitute Property and (iii) currently due Other Charges relating to the Properties and Substitute Property.

            (xvi) Borrower shall have paid Lender a servicing fee of $20,000, and paid or reimbursed Lender for all costs and expenses actually incurred by Lender (including, without limitation, reasonable attorneys fees and disbursements) in connection with the substitution and Borrower shall have paid all recording charges, filing fees, taxes or other expenses (including, without limitation, mortgage and intangibles taxes and documentary stamp taxes) payable in connection with the substitution. Borrower shall have paid all costs and expenses of the Rating Agencies incurred in connection with the substitution.

            (xvii) Lender shall have received annual operating statements and occupancy statements for the Substitute Property for the most current completed fiscal year and a current operating statement for the Substituted Property, each certified to Lender as being true and correct and a certificate from Borrower certifying that there has been no material adverse change in the financial condition of the Substitute Property since the date of such operating statements (provided that with respect to any such Substitute Property, for the period covered by such statements during which Borrower or an Affiliate of Borrower did not own such Substitute Property, such certification shall be made to Borrower's Knowledge).

            (xviii) Borrower shall have delivered to Lender estoppel certificates from any existing tenants (A) under Major Leases at the Substitute Property, (B) leasing an entire building at the Substitute Property, (C) whose rent equals or exceeds five percent of the Gross Revenues relating to the Substitute Property or (D) that, disregarding the area leased by those described in clauses (A), (B) and (C), lease no less than seventy-five percent (75%) of the remaining gross leasable area at the Substitute Property. All such estoppel certificates shall be in the same form used in connection with the original closing of the Loan or the form required by the related Lease or that would otherwise be acceptable to a prudent lender originating securitized commercial mortgage loans, and shall indicate that (1) the subject lease is a valid and binding obligation of the tenant thereunder, (2) there are no defaults under such lease on the part of the landlord or tenant thereunder, (3) the tenant thereunder has no defense or offset to the payment of rent under such leases,
(4) no rent under such lease has been paid more than one (1) month in advance,
(5) the tenant thereunder has no option or right of first refusal under such lease to purchase all or any portion of the Substitute Property and (6) all tenant improvement work required under such lease has been completed and the tenant under such lease is in actual occupancy of its leased premises.
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                                      -32-


            (xix) Lender shall have received copies of all tenant leases and any ground leases affecting the Substitute Property certified by Borrower as being true and correct. Lender shall have received a current rent roll of the Substitute Property certified by Borrower as being true and correct.

            (xx) Lender shall have received subordination, nondisturbance and attornment agreements in the form used in connection with the original closing of the Loan, or that would otherwise be acceptable to a prudent lender originating securitized commercial mortgage loans, with respect to all of the Major Leases affecting the Substitute Property, and from Tenants (including Tenants under Major Leases) leasing space constituting not less than seventy-five percent (75%) of the rentable square footage at such Substitute Property, other than such Leases that are, by their terms, subordinate to the Mortgage with respect to the Substitute Property and, if the law of the State where the Substitute Property is located allows the tenant under the Lease in question to treat such Lease as terminated in the event of sale by foreclosure or power of sale, provide for attornment to a subsequent owner in the case of sale by foreclosure or power of sale.

            (xxi) Lender shall have received (A) an endorsement to the Title Insurance Policy insuring the Lien of the Mortgage encumbering the Substitute Property insuring that the Substitute Property constitutes a separate tax lot or, if such an endorsement is not available in the state in which the Substitute Property is located, a letter from the title insurance company issuing such Title Insurance Policy stating that the Substitute Property constitutes a separate tax lot or (B) a letter from the appropriate taxing authority stating that the Substitute Property constitutes a separate tax lot.

            (xxii) Lender shall have received a Physical Conditions Report with respect to the Substitute Property stating that the Substitute Property and its use comply in all material respects with all applicable Legal Requirements (including, without limitation, zoning, subdivision and building laws) and that the Substitute Property is in good condition and repair and free of damage or waste. If compliance with any Legal Requirements are not addressed by the Physical Conditions Report, such compliance shall be confirmed by delivery to Lender of a certificate of an architect licensed in the state in which the Substitute Property is located, a letter from the municipality in which such Property is located, a certificate of a surveyor that is licensed in the state in which the Substitute Property is located (with respect to zoning and subdivision laws), an ALTA 3.1 zoning endorsement to the Title Insurance Policy delivered pursuant to clause (ix) above (with respect to zoning laws) or a subdivision endorsement to the Title Insurance Policy delivered pursuant to clause (ix) above (with respect to subdivision laws). If the Physical Conditions Report recommends that any repairs be made with respect to the Substitute Property, such Physical Conditions Report shall include an estimate of the cost of such recommended repairs and Borrower shall deposit with Lender an amount equal to one hundred twenty-five percent (125%) of such estimated cost, which deposit shall constitute additional security for the Loan and shall be released to Borrower upon the delivery to Lender of (A) an update to such Physical Conditions Report or a letter from the engineer that prepared such Physical Conditions Report indicating that the recommended repairs were completed in good and workmanlike manner and (B) paid receipts indicating that the costs of all such repairs have been paid.

            (xxiii) Lender shall have received a certified copy of an amendment to the Management Agreement reflecting the deletion of the Substituted Property and the addition of the Substitute Property as a property managed pursuant thereto and Manager shall have executed and delivered to Lender an amendment to the Assignment of Management Agreement reflecting such amendment to the Management Agreement.

            (xxiv) Lender shall have received such other and further approvals, opinions, documents and information in connection with the substitution as the Rating Agencies may have requested.

            (xxv) Lender shall have received copies of all material contracts and agreements relating to the leasing and operation of the Substitute Property (other than the Management Agreement) together with a certification of Borrower attached to each such contract or agreement certifying that the attached copy is a true and correct copy of such contract or agreement and all amendments thereto.

            (xxvi) Borrower shall submit to Lender, not less than five (5) days prior to the date of such substitution, a release of Lien (and related Loan Documents) for the Substituted Property for execution by Lender. Such release shall be in a form appropriate for the jurisdiction in which the Substituted Property is located and which would otherwise be satisfactory to a prudent lender originating securitized commercial mortgage loans. Borrower shall deliver an Officer's Certificate certifying that the requirements set forth in this
Section 2.7.1 have been satisfied.

            Upon the satisfaction of the foregoing conditions precedent, Lender will cause its Lien from the Substituted Property to be released and the Substitute Property shall be deemed to be an Individual Property for purposes of this Agreement and the Substitute Release Amount with respect to such Substitute Property shall be deemed to be the Release Amount with respect to such Substitute Property for all purposes hereunder.

            SECTION 2.8 ADDITIONAL ADVANCE.

            (a) On the date hereof, Lender has advanced to Borrower the principal sum of $235,000,000.00. In the event that, at any time prior to the Securitization of the Loan, Lender determines that, based upon further input from the Rating Agencies involved in the Securitization of the Loan, including, without limitation, receipt of final subordination levels from the Rating Agencies in connection with the Securitization of the Loan, that the credit rating allocations and sizing parameters provided by such Rating Agencies would permit the advance of additional Loan proceeds to Borrower (the "INCREMENTAL PROCEEDS") such that no less than a BBB- (or comparable) rating will be established by all Rating Agencies for all securities to be issued in connection with such Securitization, Lender shall notify Borrower in writing (the "LENDER NOTICE") of the amount of such Incremental Proceeds, which shall in no event exceed $9,000,000.00. Such Lender Notice shall be delivered to Borrower pursuant to the notice provisions of Section 11.6 hereof; provided, however, that copies thereof (the "ADDITIONAL NOTICES") shall also be delivered to (i) the attention of Patrick O'Sullivan at Borrower's notice address and (ii) the attention of Robert Falzon at Prudential Real Estate Investors, 8 Campus Drive, Parsippany, New Jersey 07054, Fax No. (973) 734-1475; and provided, further, that any
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                                      -34-


failure by Lender to deliver the Lender Notice or the Additional Notices shall not serve to extend the Election Deadline (as defined below) so long as any one of the intended recipients of such Lender Notice and/or Additional Notices receives such notice in accordance with the terms hereof. Borrower may, by written notice to Lender (the "BORROWER NOTICE") delivered to Lender within two
(2) Business Days following Borrower's receipt of the Lender Notice (the "ELECTION DEADLINE"), time being of the essence, elect to receive a one-time advance of such additional Loan proceeds equal to the Incremental Proceeds. In no event shall the aggregate Loan amount advanced on the date hereof plus the amount of the Incremental Proceeds which may be advanced to Borrower exceed $244,000,000.00. In the event Borrower fails to deliver the Borrower Notice on or before the Election Deadline, Borrower's right to elect to receive the Incremental Proceeds shall immediately terminate and shall thereafter be of no further force or effect. In the event Borrower delivers the Borrower Notice on or before the Election Deadline, Borrower shall have the right to receive such one-time additional advance of Incremental Proceeds upon satisfaction of each of the following conditions precedent:

            (i) All conditions precedent to the receipt of the Incremental Proceeds set forth in this Section 2.8 shall be satisfied to the satisfaction of Lender within five (5) Business Days following Lender's receipt of the Borrower Notice, time being of the essence, and in all events must be satisfied prior to the Securitization.

            (ii) No Default or Event of Default shall have occurred.

            (iii) Lender shall have received such endorsements to Lender's Title Insurance Policies determined by Lender in Lender's sole discretion to be necessary to insure Lender's continuing first priority lien on the Properties for the full amount of disbursed Loan proceeds, including, without limitation, such endorsements which date-down the Lender's Title Insurance Policies as of the date of the advance of the Incremental Proceeds (the "ADVANCE DATE") and insure there are no new liens or encumbrances on the title other than those shown on Lender's Title Insurance Policies as of the Closing Date.

            (iv) No material adverse change shall have occurred in the condition of the Properties or in the financial or credit position of Borrower or the REIT.

            (v) All of Borrower's representations and warranties contained herein and in the other Loan Documents shall be true, accurate and complete as of the Advance Date and be deemed remade as of the Advance Date.

            (vi) Borrower shall have paid all out-of-pocket costs and expenses of Lender in connection with the documentation and disbursement of the Incremental Proceeds, including without limitation, all reasonable attorneys' fees and costs, title insurance charges and premiums, and taxes and recording fees or charges, if any.

            (vii) Borrower shall have satisfied any other reasonable conditions required by Lender to protect its collateral and to comply with Rating Agency requirements.

            (b) In the event Incremental Proceeds are advanced, then as of the Advance Date the Monthly Debt Service Payment Amount, Allocated Loan Amounts and other affected economic terms shall be revised by Lender in its reasonable discretion to reflect the advance of such Incremental Proceeds. In connection therewith, Lender and Borrower shall execute a certificate in the form of SCHEDULE VII attached hereto (the "CERTIFICATE OF REVISED LOAN TERMS") which shall be prepared by Lender.

            (c) Borrower acknowledges and agrees that there may be only one advance of Incremental Proceeds and that if such advance of Incremental Proceeds is made, it shall be made in one installment. Borrower further acknowledges and agrees that in no event shall Lender be obligated to make any advance of Incremental Proceeds unless and until Lender, in its reasonable discretion, determines that Borrower is entitled to the receipt thereof in accordance with the terms and conditions of this Section 2.8.

            III. REPRESENTATIONS AND WARRANTIES

            SECTION 3.1 BORROWER REPRESENTATIONS.

            Borrower represents and warrants that:

            3.1.1 ORGANIZATION. Each of Borrower, Managing Member and SPC Party is duly organized, validly existing and in good standing with full power and authority to own its assets and conduct its business, and is duly qualified in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification. Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents by it, and has the power and authority to execute, deliver and perform under this Agreement, the other Loan Documents and all the transactions contemplated hereby.

            3.1.2 PROCEEDINGS. This Agreement and the other Loan Documents have been duly authorized, executed and delivered by Borrower and constitute a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            3.1.3 NO CONFLICTS. The execution and delivery of this Agreement and the other Loan Documents by Borrower and the performance of its obligations hereunder and thereunder will not conflict with any provision of any law or regulation to which Borrower is subject, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of Borrower's organizational documents or any agreement or instrument to which Borrower is a party or by which it is bound, or any order or decree applicable to Borrower, or result in the creation or imposition of any lien on any of Borrower's assets or property (other than pursuant to the Loan Documents).

            3.1.4 LITIGATION. There is no action, suit, proceeding or investigation pending or, to Borrower's Knowledge, threatened against Borrower or the REIT or any Affiliate of either, in any court or by or before any other Governmental Authority which would materially and adversely affect the ability of Borrower or the REIT or such Affiliate to carry out the transactions contemplated by this Agreement or the other Loan Documents.

            3.1.5 AGREEMENTS. Borrower is not in default with respect to any order or decree of any court or any order, regulation or demand of any Governmental Authority, which default would be likely to have consequences that would materially and adversely affect the condition (financial or other) or operations of Borrower or the Properties or might have consequences that would adversely affect its performance hereunder.

            3.1.6 CONSENTS. No consent, approval, authorization or order of any court or Governmental Authority is required for the execution, delivery and performance by Borrower of, or compliance by Borrower with, this Agreement or the consummation of the transactions contemplated hereby, other than those which have been obtained by Borrower.

            3.1.7 TITLE. Borrower has (a) good, marketable and insurable title to, and possesses, an unencumbered leasehold estate in (i) the real property comprising the Individual Properties listed on SCHEDULE V hereto and (ii) the real property described in SCHEDULE VI(B) comprising part of the Individual Property listed on SCHEDULE VI(A) hereto and (b) has good, marketable and insurable title in fee simple to the real property hereto comprising all of the remaining Individual Properties, and good title to the balance of such Individual Properties, free and clear of all Liens whatsoever except the Permitted Encumbrances. Heritage has good, marketable and insurable title in fee simple to the real property comprising the Individual Properties listed on
SCHEDULE V hereto. Each Mortgage, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (i) a valid, first priority, perfected lien on the applicable Individual Property, subject only to Permitted Encumbrances and (ii) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any Permitted Encumbrances. To Borrower's Knowledge, there are no mechanics', materialman's or other similar liens or claims which have been filed for work, labor or materials affecting any Individual Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage, except for such liens or claims which are insured over by the related Title Insurance Policy or bonded over to the satisfaction of Lender. None of the Permitted Encumbrances, individually or in the aggregate, materially interfere with the security intended to be provided by the Mortgages and this Agreement, materially and adversely affect the value of the Individual Properties, materially and adversely impair the use or operations of the Individual Properties or impair Borrower's ability to pay its obligations in a timely manner.

            3.1.8 NO PLAN ASSETS. As of the date hereof (a) Borrower is not and will not be an "employee benefit plan," as defined in Section 3(3) of ERISA, subject to Title I of ERISA, (b) none of the assets of Borrower constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101, (c) Borrower is not and will not be a "governmental plan" within the meaning of Section 3(32) of ERISA and (d) transactions by or with Borrower are not and will not be subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans.

            3.1.9 COMPLIANCE. Except as specifically shown in the Reports, to Borrower's Knowledge, Borrower and each of the Individual Properties and the use thereof comply in all material respects with all material Legal Requirements, including, without limitation, building and zoning ordinances and codes. Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which might materially adversely affect the condition (financial or otherwise) or business of Borrower. Borrower has not committed any act which may give any Governmental Authority the right to cause Borrower to forfeit any of the Individual Properties or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents.

            3.1.10 FINANCIAL INFORMATION. All financial data, including, without limitation, the operating statements, that have been delivered to Lender in respect of the Individual Properties (i) are true, complete and correct in all material respects and (ii) accurately represent the historical performance of the Individual Properties for the period covered by such data. Since the date of the financial statements, there has been no material adverse change in the financial condition of the REIT or the operations or business of the Individual Properties from that set forth in such financial statements.

            3.1.11 CONDEMNATION. No Condemnation or other proceeding has been commenced or, to Borrower's Knowledge, is contemplated with respect to all or any portion of any of the Individual Properties or for the relocation of roadways providing access to any of the Individual Properties.

            3.1.12 UTILITIES AND PUBLIC ACCESS. Each of the Individual Properties has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service such Individual Property for its respective intended uses.

            3.1.13 SEPARATE LOTS. Each Individual Property is comprised of one
(1) or more parcels which constitutes a separate tax lot and does not constitute a portion of any other tax lot not a part of such Individual Property.

            3.1.14 ASSESSMENTS. Except as shown in the Title Policies, to Borrower's Knowledge, there are no pending or proposed special or other assessments for public improvements or otherwise affecting any of the Individual Properties, nor, to Borrower's Knowledge, are there any contemplated improvements to any of the Individual Properties that may result in such special or other assessments.

            3.1.15 ENFORCEABILITY. All of the Loan Documents constitute valid, legal and binding obligations of Borrower and are fully enforceable against Borrower in accordance with their terms, subject only to bankruptcy laws and general principles of equity. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable, and Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

            3.1.16 ASSIGNMENT OF LEASES. Each Assignment of Leases creates a valid assignment of, or a valid security interest in, certain rights under the related Leases, subject only to a license granted to Borrower to exercise certain rights and to perform certain obligations of the lessor under such Leases, including the right to operate the related Individual Property. No Person other than Lender has received an assignment of the Leases or has any rights in the Leases or any portion of the Rents due and payable or to become due and payable thereunder.

            3.1.17 INSURANCE. Borrower has obtained and has delivered to Lender original or certified copies of all of the Policies, with all premiums due having been paid thereunder, reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. To Borrower's Knowledge, no Person, including Borrower, has done, by act or omission, anything which would materially impair the coverage of any of the Policies.

            3.1.18 LICENSES. To Borrower's Knowledge, all material permits and approvals, including without limitation, certificates of occupancy required by any Governmental Authority for the use, occupancy and operation of each of the Individual Properties in the manner in which such Individual Property is currently being used, occupied and operated have been obtained and are in full force and effect.

            3.1.19 FLOOD ZONE. Except as shown in the Surveys and/or the flood certifications delivered to Lender in connection with the closing of the Loan, to Borrower's Knowledge, none of the Improvements on any of the Individual Properties are located in an area identified by the Federal Emergency Management Agency as a special flood hazard area.

            3.1.20 SEISMIC EXPOSURE. None of the Individual Properties is located in Zone 3 or Zone 4 of the "Seismic Zone Map of the U.S.".

            3.1.21 PHYSICAL CONDITION. Except as shown on the Reports, to Borrower's Knowledge, each of the Individual Properties, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects, subject to ordinary wear and tear; there exists no structural or other material defects or damages in any of the Individual Properties, whether latent or otherwise, and Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in any of the Individual Properties, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

            3.1.22 BOUNDARIES. Except as shown in the Surveys, all of the improvements which were included in determining the appraised value of each Individual Property lie wholly within the boundaries and building restriction lines of such Individual Property, and no improvements on adjoining properties encroach upon such Individual Property, and no easements or other encumbrances affecting the applicable Individual Property encroach upon any of the improvements, so as to materially and adversely affect the value or marketability of the applicable Individual Property except those which are insured against by title insurance.

            3.1.23 LEASES. Borrower represents and warrants to Lender with respect to the Leases that, except as shown on SCHEDULE 3.1.23, (a) the rent roll attached hereto as SCHEDULE III is true, complete and correct and the Property is not subject to any Leases (excluding any subleases and subsubleases) other than the Leases described in SCHEDULE III, (b) the Leases identified on
SCHEDULE III are in full force and effect and there are no material defaults thereunder by either party, (c) the copies of the Leases delivered to Lender are true and complete in all material respects, and there are no oral agreements with respect thereto, (d) no Rent (excluding security deposits) has been paid more than three (3) months in advance of its due date, (e) all work required to be performed by Borrower as of the Closing Date under each Lease has been performed as required and has been accepted by the applicable Tenant, (f) any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Borrower to any Tenant leasing more than 10,000 square feet at any Individual Property has already been received by such Tenant and (g) no Tenant has an option to purchase any Individual Property, any portion thereof or any interest therein.

            3.1.24 FILING AND RECORDING TAXES. ALL transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid under applicable Legal Requirements in connection with the transfer of the Individual Properties to Borrower have been paid. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid under applicable Legal Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgages, have been paid or are being paid simultaneously herewith. All taxes and governmental assessments due and owing in respect of each Individual Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established hereunder or are insured against by the title insurance policy to be issued in connection with the Mortgages.

            3.1.25 SINGLE PURPOSE. Borrower hereby represents and warrants to, and covenants with, Lender that as of the date hereof and until such time as the Debt shall be paid in full:

            (a) Borrower does not own and will not own any asset or property other than (i) the Individual Properties, and (ii) incidental personal property necessary for the ownership or operation of the Individual Properties.

            (b) Borrower will not engage in any business other than the ownership, management and operation of the Individual Properties and Borrower will conduct and operate its business as presently conducted and operated in all material respects.

            (c) Borrower will not enter into any contract or agreement with any Affiliate of Borrower, any constituent party of Borrower or any Affiliate of any constituent party, except upon terms and conditions that are fair and substantially similar to those that would be available on an arms-length basis with third parties other than any such party.

            (d) Borrower has not incurred and will not incur any Indebtedness other than (i) the Debt, (ii) unsecured trade payables and operational debt not evidenced by a note, (iii) Indebtedness (other than that referenced in clause
(ii) hereof) incurred in the financing of equipment and other personal property used on the Property and (iv) unsecured obligations to tenants to pay or reimburse costs of tenant improvements; provided that any Indebtedness and obligations incurred pursuant to subclauses
(ii), (iii) and (iv) shall be (x) not more than sixty (60) days past due and (y) incurred in the ordinary course of business; and provided further that the amount of all such Indebtedness and obligations pursuant to subclauses (ii),
(iii) and (iv) associated with all Individual Properties at any time outstanding shall not exceed four percent (4%) of the initial Loan amount, or such greater amount as may be approved by Lender. No Indebtedness other than the Debt may be secured (subordinate or PARI PASSU) by the Individual Properties.

            (e) Borrower has not made and will not make any loans or advances to any third party (including any Affiliate or constituent party) other than the Oakwood Note, and shall not acquire obligations or securities of its Affiliates.

            (f) Borrower is and will remain solvent and Borrower will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due.

            (g) Borrower has done or caused to be done and will do all things necessary to observe organizational formalities and preserve its existence, and Borrower will not, nor will Borrower permit any constituent party to amend, modify or otherwise change the partnership certificate, partnership agreement, articles of incorporation and bylaws, operating agreement, trust or other organizational documents of Borrower or such constituent party without the prior consent of Lender, which consent shall not be unreasonably withheld with respect to non-material changes which do not in any way affect the single-purpose bankruptcy-remote nature of Borrower or such constituent party.

            (h) Borrower will maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates and any constituent party. Borrower's assets will not be listed as assets on the financial statements of any other entity (unless such other entity's financial statements contain a footnote indicating that the assets of Borrower are not, and shall not be, available to satisfy the general obligations of such other entity). Borrower will file its own tax returns and will not file a consolidated federal income tax return with any other Person, unless required by law. Borrower shall maintain its books, records, resolutions and agreements as official records.

            (i) Borrower will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate of Borrower or any constituent party of Borrower), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its Affiliates as a division or part of the other and shall maintain and utilize separate stationery, invoices and checks bearing its own name.

            (j) Borrower will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

            (k) Neither Borrower nor any constituent party will seek or effect the liquidation, dissolution, winding up, liquidation, consolidation or merger, in whole or in part, of Borrower.

            (l) Borrower will not commingle the funds and other assets of Borrower with those of any Affiliate or constituent party or any other Person, and will hold all of its assets in its own name.

            (m) Borrower has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party or any other Person.

            (n) Borrower will not guarantee or become obligated for the debts of any other Person and does not and will not hold itself out to be responsible for or have its credit available to satisfy the debts or obligations of any other Person.

            (o) The managing member of Borrower (the "MANAGING MEMBER") shall be a limited liability company whose sole asset is its interest in Borrower and Managing Member will at all times comply, and will cause Borrower to comply with each of the representations, warranties and covenants contained in this Section
3.1.25 as if such representation, warranty or covenant was made directly by such Managing Member. In addition, the managing member of the Managing Member (the "SPC PARTY") shall be a corporation whose sole asset is its interest in Managing Member and such SPC Party will at all times comply, and will cause Managing Member and Borrower to comply, with each of the representations, warranties, and covenants contained in this Section 3.1.25 as if such representation, warranty or covenant was made directly by such SPC Party. Upon the withdrawal or the disassociation of an SPC Party from Managing Member as approved by Lender in its sole discretion, Borrower shall immediately appoint a new SPC Party whose articles of incorporation are substantially similar to those of such SPC Party and deliver a new non-consolidation opinion to the Rating Agency or Rating Agencies, as applicable, with respect to the new SPC Party and its equity owners. Upon the withdrawal or the disassociation of the Managing Member as approved by Lender in its sole discretion, Borrower shall immediately appoint a new managing member of Borrower whose operating agreement is substantially similar to that of Managing Member and deliver a new non-consolidation opinion to the Rating Agency or Rating Agencies, as applicable, with respect to the new managing member and its equity owners.

            (p) Borrower shall at all times cause there to be at least two duly appointed members of the board of directors (each, an "INDEPENDENT DIRECTOR") of each SPC Party reasonably satisfactory to Lender who shall not have been at the time of such individual's appointment or at any time while serving as a director of such SPC Party, and may not have been at any time during the preceding five years (i) a stockholder, director (other than as an Independent Director), officer, employee, partner, attorney or counsel of such corporation, Borrower or any Affiliate of either of them, (ii) a customer, supplier or other Person who derives any of its purchases or revenues from its activities with such corporation, Borrower or any Affiliate of either of them, (iii) a Person or other entity controlling or under common control with any such stockholder, partner, customer, supplier or other Person, or (iv) a member of the immediate family of any such stockholder, director, officer, employee, partner, customer, supplier or other Person. As used in this definition, the term "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.

            (q) Borrower shall not cause or permit the board of directors of any SPC Party to take any action which, under the terms of any certificate of incorporation, by-laws or any voting trust agreement with respect to any common stock, requires a vote of the board of directors of each SPC Party unless at the time of such action there shall be at least two members who are each an Independent Director.

            (r) Borrower shall conduct its business so that the assumptions made with respect to Borrower in the Insolvency Opinion shall be true and correct in all respects. In connection with the foregoing, Borrower hereby covenants and agrees that it will comply with or cause the compliance with, (i) all of the facts and assumptions (whether regarding Borrower or any other Person) set forth in the Insolvency Opinion, (ii) all the representations, warranties and covenants in this Section 3.1.25, and (iii) all the organizational documents of Borrower and any SPC Party.

            (s) Borrower will not permit any Affiliate or constituent party independent access to its bank accounts.

            (t) Borrower shall pay the salaries of its own employees (if any) from its own funds and maintain a sufficient number of employees (if any) in light of its contemplated business operations.

            (u) Borrower shall compensate each of its consultants and agents from its funds for services provided to it and pay from its own assets all obligations of any kind incurred.

            3.1.26 SOLVENCY. Borrower (a) has not entered into the transaction or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the Loan, the fair saleable value of Borrower's assets exceeds and will, immediately following the making of the Loan, exceed Borrower's total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower's assets is and will, immediately following the making of the Loan, be greater than Borrower's probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower's assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur Indebtedness and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such Indebtedness and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower). Neither Borrower, nor any general partner or member of Borrower, nor any guarantor of the Loan is currently (a) the subject of or a party to any completed or pending bankruptcy, reorganization or insolvency proceeding; or (b) the subject of any judgment unsatisfied of record or docketed in any court of any state in which an Individual Property is located or in any other court located in the United States.

            3.1.27 FEDERAL RESERVE REGULATIONS. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

            3.1.28 ORGANIZATIONAL CHART. The organizational chart attached as
SCHEDULE IV hereto, relating to Borrower and certain Affiliates and other parties, is true, complete and correct on and as of the date hereof.

            3.1.29 INVESTMENT COMPANY ACT. Borrower is not (1) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended; (2) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (3) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

            3.1.30 MISSTATEMENTS OF FACT. No statement of fact made in the Loan Documents contains any untrue statement of a material fact or to Borrower's Knowledge omits to state any material fact necessary to make statements contained herein or therein not materially misleading. There is no fact presently known to Borrower which has not been disclosed which materially adversely affects, nor as far as Borrower can reasonably foresee, is likely to materially adversely affect the business, operations or condition (financial or otherwise) of the representing party. Further, and in clarification of the foregoing, all reports, certificates, affidavits, statements and other data prepared by Borrower or any Affiliate of Borrower furnished by or on behalf of Borrower to Lender, or their respective agents, in connection with the Loan are true and correct in all material respects and do not omit to state any material fact or circumstance necessary to make the statements contained therein not misleading.

            3.1.31 FORFEITURE. There has not been and shall never be committed by Borrower or its Affiliates nor shall Borrower permit any other person in occupancy of or involved with the operation or use of any Individual Property to commit (provided Borrower is aware of such proposed action) any act or omission affording the federal government or any state or local government the right of forfeiture as against any such Individual Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents.

            3.1.32 NO BROKER. No financial advisors, brokers, underwriters, placement agents, agents or finders have been dealt with by Borrower in connection with the Loan.

            3.1.33 CONVICTION OF CRIMINAL ACTS. Each of Borrower, any Affiliate of Borrower and any indemnitor and guarantor of Borrower's obligations under the Loan Documents, and any general partner, shareholder, member or principal of Borrower, and any such indemnitor or guarantor of Borrower, has never been convicted of a crime and is not currently the subject of any pending or threatened criminal investigation or proceeding.

            3.1.34 SECURITY AGREEMENTS. There are no security agreements or financing statements affecting any Individual Property other than (i) as disclosed in writing by Borrower to Lender prior to the date hereof and (ii) the security agreements and financing statements created in favor of Lender.

            SECTION 3.2 SURVIVAL OF REPRESENTATIONS.

            The representations and warranties set forth in Section 3.1 shall survive for so long as any amount remains payable to Lender under this Agreement or any of the other Loan Documents.

            IV. BORROWER COVENANTS

            SECTION 4.1 BORROWER AFFIRMATIVE COVENANTS.

            Borrower hereby covenants and agrees with Lender that:

            4.1.1 EXISTENCE; COMPLIANCE WITH LEGAL REQUIREMENTS. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply with all Legal Requirements in all material respects applicable to it and its Individual Properties.

            4.1.2 TAXES AND OTHER CHARGES. Borrower shall pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Individual Properties or any part thereof as the same become due and payable; provided, however, Borrower's obligation to directly pay Taxes shall be suspended for so long as Borrower complies with the terms and provisions of
Section 6.2 hereof. Borrower shall furnish to Lender receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent; provided, however, that Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Lender pursuant to Section 6.2 hereof. Borrower shall not permit or suffer and shall promptly discharge any lien or charge against the Individual Properties. After prior notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, conducted in good faith and with due diligence, the amount or validity of any Taxes or Other Charges, provided that (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with all applicable statutes, laws and ordinances; (iii) no Individual Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost; (iv) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of Taxes or Other Charges from the applicable Individual Property; and (vi) if such contested amount is in excess of $125,000, Borrower shall deposit with Lender cash, or other security as may be approved by Lender, in an amount equal to one hundred percent (100%) of the contested amount together with all interest and penalties that may accrue, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon.

            4.1.3 LITIGATION. Borrower shall give prompt notice to Lender of any litigation or governmental proceedings pending or threatened against Borrower which is likely to materially adversely affect any of the Individual Properties or Borrower's ability to perform its obligations hereunder or under the other Loan Documents.

            4.1.4 ACCESS TO PROPERTIES. Borrower shall permit agents, representatives and employees of Lender to inspect any of its Individual Properties or any part thereof at reasonable times during normal business hours (except in the event of an emergency) upon reasonable advance notice and subject to compliance with the terms and provisions of the Leases as to tenant space.

            4.1.5 FURTHER ASSURANCES; SUPPLEMENTAL MORTGAGE AFFIDAVITS. Borrower shall, at Borrower's sole cost and expense:

            (a) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may reasonably require; and

            (b) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

            4.1.6 FINANCIAL REPORTING.

            (a) Borrower shall keep and maintain or will cause to be kept and maintained proper and accurate books and records, in accordance with GAAP, reflecting the financial affairs of Borrower. Lender shall have the right from time to time during normal business hours upon reasonable notice to Borrower to examine such books and records at the office of Borrower or other Person maintaining such books and records and to make such copies or extracts thereof as Lender shall reasonably require.

            (b) Borrower shall furnish Lender annually, within ninety (90) days following the end of each Fiscal Year, (i) a complete copy of Borrower's annual financial statements audited by a "Big Five" accounting firm or other independent certified public accountant acceptable to Lender (the "CPA") prepared in accordance with GAAP covering the Individual Properties on a combined basis, such financial statements to include statements of income and expense for Borrower a balance sheet for Borrower, and (ii) a summary report for the prior Fiscal Year containing aggregate sales by Tenants under Leases or other occupants of each Individual Property who provide such sales reports to Borrower or are required to provide such reports to Borrower (provided that Borrower shall use commercially reasonable efforts to obtain sales reports from Tenants and occupants required to provide such reports in accordance with the terms of their Leases, provided, further, that if despite such commercially reasonable efforts, Borrower is unable to obtain such sales reports required to be delivered under such Leases, then Borrower shall not be required to deliver such summary report with respect to those Leases). Borrower shall also furnish to Lender annually, within ninety (90) days following the end of each

Fiscal Year, a complete copy of Borrower's annual financial statements covering each Individual Property, including, without limitation, statements of income and expense for the Individual Properties. Borrower's annual financial statements shall be accompanied by a certificate executed by an authorized officer of Borrower stating that such annual financial statement presents fairly the financial condition and the results of operations of Borrower. Together with Borrower's annual financial statements, Borrower shall furnish to Lender an Officer's Certificate certifying as of the date thereof whether to the best of Borrower's knowledge there exists an event or circumstance which constitutes a Default or Event of Default by Borrower under the Loan Documents and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same. Such tenant sales summaries shall also be accompanied by a certificate from an authorized officer of Borrower, certifying that such summaries are true, correct, and complete copies of the statements delivered to Borrower.

            (c) Borrower will furnish Lender on or before the forty-fifth (45th) day after the end of each fiscal quarter (based on Borrower's Fiscal Year), the following items, accompanied by certificate from an authorized officer of Borrower, certifying that such items are true, correct, accurate and complete and fairly present the financial condition and results of the operations of Borrower and each Individual Property in accordance with GAAP as applicable:

            (i) quarterly and year-to-date statements of income and expense for such quarter with respect to each Individual Property, with a balance sheet for such quarter for Borrower;

            (ii)a current rent roll with occupancy figures for each Individual Property in a form reasonably acceptable to Lender; and

            (iii) upon request of Lender, lease abstracts (if prepared in the ordinary course of business) for, and copies of, each new Major Lease entered into during the prior quarter.

            (d) Prior to Securitization, Borrower will furnish Lender on or before the tenth (10th) day after the end of each calendar month (the "CURRENT MONTH"), the following items, accompanied by a certificate from an authorized financial officer of Borrower, certifying that such items are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of Borrower and each Individual Property in a manner consistent with GAAP, as applicable:

            (i) monthly and year-to-date statements of income and expense prepared for the month immediately prior to the Current Month with respect to each Individual Property ("INDIVIDUAL PROPERTY STATEMENTS");

            (ii) a current rent roll (as of the first day of the month following the Current Month) for each Individual Property in a form reasonably acceptable to Lender; and

              (iii) any notice received from a Tenant whose leased premises exceed 10,000 square feet (a "SIGNIFICANT TENANT") threatening non-payment of Rent or other default, alleging or acknowledging a default by landlord, requesting a termination or a material modification of any such Lease or notifying Borrower of the exercise or non-exercise of any option provided for in such Tenant's Lease, or any other similar material correspondence received by Borrower from Significant Tenants during the subject month.

            In addition, Borrower shall use commercially reasonable efforts to furnish Individual Property Statements for the Current Month by the tenth
      (10th) day after the end of the Current Month, or as soon as practicable thereafter.

            (e) Borrower shall submit the Annual Budget to Lender not later than thirty (30) days prior to the commencement of each Fiscal Year.

            (f) Borrower shall furnish Lender with copies of all tax returns filed by Borrower separately within thirty (30) days after the date of filing.

            (g) Upon request, Borrower shall furnish Lender with such financial information regarding the REIT as Lender may reasonably request.

            (h) After completion of a Securitization, Borrower shall furnish to Lender, within fifteen (15) Business Days after request (or as soon thereafter as may be reasonably possible), such further detailed information with respect to the operation of any of the Individual Properties and the financial affairs of Borrower and the REIT as may be reasonably requested by Lender.

            (i) If any of the aforementioned materials are not furnished to Lender within the applicable time periods or Lender is dissatisfied in its reasonable discretion with the contents of any of the foregoing, in addition to any other rights and remedies of Lender contained herein, Lender shall have the right, but not the obligation, to obtain the same by means of an audit by an independent certified public accountant selected by Lender, in which event Borrower agrees to pay, or to reimburse Lender for, any reasonable expense of such audit and further agrees to provide all necessary information to said accountant and to otherwise cooperate in the making of such audit.

            (j) Copies of any information provided to Lender pursuant to this Agreement may, in Lender's discretion, be provided to the Rating Agencies.

            4.1.7 TITLE TO THE INDIVIDUAL PROPERTIES. Borrower, and as to the Individual Properties listed on SCHEDULE V attached hereto, Heritage, will warrant and defend the validity and priority of the Liens of the Mortgages and the Assignments of Leases on the Individual Properties against the claims of all Persons whomsoever, subject only to Permitted Encumbrances.

            4.1.8 ESTOPPEL CERTIFICATES.

            (a) After request by Lender but no more than twice in any twelve
(12) calendar month period, Borrower shall within five (5) Business Days furnish Lender with a statement, duly acknowledged and certified, stating (i) the unpaid principal amount of the Note, (ii) the Applicable Interest Rate of the Note,
(iii) the date installments of interest and/or principal were last paid, (iv) any offsets or defenses to the payment of the Debt, if any, and (v) that this
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                                      -48-


Agreement and the other Loan Documents have not been modified or if modified, giving particulars of such modification.

            (b) Borrower shall use commercially reasonable efforts to deliver to Lender, upon request, an estoppel certificate from each Tenant under any Lease; provided that such certificate may be in the form required under such Lease; provided further that Borrower shall not be required to deliver such certificates more frequently than one (1) time in any calendar year.

            4.1.9 LEASES.

            (a) Borrower shall not enter into any Lease after the date hereof which would, evaluated alone or in conjunction with any then existing Leases, result in any material impairment of the fair market value, as of the date such Lease is executed by Borrower, of the affected Individual Property. Subject to subsection (d) of this Article 4.1.9, Borrower may enter into any Lease which is not inconsistent with the provisions of this Article 4.1.9 and the other applicable provisions of this Agreement, if any. Each Lease entered into after the date hereof (including the renewal or extension on or after the date hereof of any Lease entered into prior to the date hereof) shall provide for rent (provided that, if a Lease, as of the date hereof, specifies a fixed rental payment for such renewal or extension period, then such fixed rental payment shall apply during such renewal or extension period) and all other material items thereunder to be payable in amounts at least equal to the fair market rental value (taking into account the type and quality of the Tenant), as of the date such Lease is executed by Borrower, of the space covered by such Lease or renewal for the term thereof, including any renewal options, (i) shall not have a material adverse effect on the value of the related Individual Property, the Properties as a whole or the ability of Borrower to pay its obligations in respect of the Loan Documents and (ii) shall otherwise be on commercially reasonable terms.

            (b) Borrower may, without the consent of Lender, amend, modify or waive the provisions of any Lease, provided that such action does not have a material adverse effect upon the value of any of the Individual Properties, and provided further that such Lease, as amended, modified or waived, is otherwise in compliance with the requirements of this Agreement and a certified copy of the amendment, modification or waiver is delivered to Lender.

            (c) Borrower may terminate or permit the termination of any Lease of space or accept surrender of all or any portion of the space demised under the Lease or shorten the term of any Lease so long as such action (taking into account the planned alternative uses of the space) does not materially adversely affect the value of any of the Properties or the ability of Borrower to pay its obligations in respect of the Loan Documents.

            (d) After the occurrence and during the continuation of a Cash Sweep Event (as defined in the Cash Management Agreement), Borrower shall not enter into any Lease or renewal thereof, or amend or modify any Lease or waive any provisions of any Lease, or terminate or permit the termination of any Lease, or accept surrender of all or any portion of the space demised under any lease or shorten the term of any Lease, in each case where the space demised under such Lease exceeds 20,000 square feet, without in each instance obtaining the prior written approval of Lender (which such approval shall be granted or withheld by Lender within ten (10) Business Days after Lender's receipt of a fully executed copy of such Lease, together with such additional information as Lender may reasonably require in order to make a determination as to whether such approval is appropriate). In the event Lender fails to grant or withhold its consent during such ten (10) Business Day Period, Borrower may deliver a written notice to Lender (the "LEASE DETERMINATION NOTICE") requesting a determination as to the granting or withholding of such consent. In the event Lender fails to grant or withhold its consent within five (5) Business Days following receipt of the Lease Determination Notice, then Lender shall be deemed to have approved such Lease.

            (e) Borrower (i) shall observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner (including, without limitation, requiring Tenants to provide all tenant sales reports required under the Leases); (ii) subject to the foregoing provisions of this Article, shall enforce the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed in a commercially reasonable manner; (iii) shall not collect any of the Rents more than one (1) month in advance (other than security deposits); and (iv) shall not execute any assignment of lessor's interest in the Leases or the Rents (except as contemplated by the Loan Documents). Upon request, Borrower shall furnish Lender with executed copies of all Leases, certified by Borrower.

            (f) All security deposits of Tenants, whether held in cash or in any other form, shall not be commingled with any other funds of Borrower or any other person and, if cash, shall be deposited by Borrower at such commercial or savings bank or banks, or otherwise held in compliance with applicable law, as may be reasonably satisfactory to Borrower. Any bond or other instrument which Borrower is permitted to hold in lieu of cash security deposits under any applicable legal requirements shall be maintained in full force and effect in the full amount of such deposits required by the respective Leases unless replaced by cash deposits as hereinabove described; shall be assigned to Lender pursuant to the Assignment of Leases; and shall, in all material respects, comply with any applicable legal requirements and otherwise be reasonably satisfactory to Lender. Borrower shall, upon request, provide Lender with evidence reasonably satisfactory to Lender of Borrower's compliance with the foregoing. Upon an Event of Default, Borrower shall, immediately upon Lender's request (if permitted by applicable law), deliver to Lender the security deposits (and any interest previously earned thereon and not disbursed to the person(s) lawfully entitled to receive same) with respect to all or any portion of any Individual Property, to be held by Lender subject to the terms of the Leases.

            4.1.10 ALTERATIONS. Lender's prior approval shall be required in connection with any alterations to any Improvements on any Individual Property
(a) that may have a material adverse effect on Borrower's financial condition, the value of the related Individual Property or the Underwritable Cash Flow, or
(b) the cost of which (including any related alteration, improvement or replacement) is reasonably anticipated to exceed the Alteration Threshold for such Individual Property (provided that as to this clause (b), such approval shall not be unreasonably withheld, conditioned or delayed). If the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements (collectively, the "AGGREGATE ALTERATION AMOUNT") shall at any one time exceed $4,000,000 with respect to all of the Individual Properties, Borrower shall promptly deliver to Lender as security for the payment of the Aggregate Alteration Amount and as additional security for Borrower's obligations under the Loan Documents, a sum (the "ALTERATION DEPOSIT") equal to the amount by which such

Aggregate Alteration Amount exceeds $4,000,000, such sum being in the form of any of the following: (i) cash, (ii) U.S. Obligations, (iii) other securities acceptable to Lender, provided that Lender shall have received a Rating Agency Confirmation as to the form and issuer of same, or (iv) a completion bond, provided that Lender shall have received a Rating Agency Confirmation as to the form and issuer of same. Such security shall be in an amount equal to the excess of the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements on the Individual Property (other than such amounts to be paid or reimbursed by Tenants under the Leases) over the Alteration Threshold.

            SECTION 4.2 BORROWER NEGATIVE COVENANTS.

            Borrower covenants and agrees with Lender that:

            4.2.1 LIENS. Borrower shall not create, incur, assume or suffer to exist (subject to Borrower's right to contest pursuant to and in accordance with Section 1.6 and Section 1.9 of the Mortgage and Section 4.1.2 hereof) any Lien on any portion of any of the Individual Properties except for Permitted Encumbrances.

            4.2.2 DISSOLUTION. Borrower shall not (i) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity,
(ii) engage in any business activity not related to the ownership and operation of the Properties, (iii) transfer, lease or sell, in one transaction or any combination of transactions, all or substantially all of the properties or assets of Borrower except to the extent expressly permitted by the Loan Documents, or (iv) cause, permit or suffer any SPC Party to (A) dissolve, wind up or liquidate or take any action, or omit to take an action, as a result of which such SPC Party would be dissolved, wound up or liquidated in whole or in part, or (B) amend, modify, waive or terminate the certificate of incorporation or bylaws of such SPC Party, in each case, without obtaining the prior consent of Lender.

            4.2.3 CHANGE IN BUSINESS. Borrower shall not enter into any line of business other than the ownership and operation of the Individual Properties.

            4.2.4 DEBT CANCELLATION. Borrower shall not cancel or otherwise forgive or release any material claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower's business.

            4.2.5 AFFILIATE TRANSACTIONS. Borrower shall not enter into, or be a party to, any transaction with an Affiliate of Borrower or any of the partners of Borrower except in the ordinary course of business and on terms which are fully disclosed to Lender in advance and are no less favorable to Borrower or such Affiliate than would be obtained in a comparable arm's-length transaction with an unrelated third party.

            4.2.6 ZONING. Borrower shall not initiate or consent to any zoning reclassification of any portion of any of the Individual Properties or seek any variance (other than the issuance of variances required in connection with a Tenant's particular use of its leased premises, provided that such particular use is consistent with similar uses at properties similar to such Individual Property) under any existing zoning ordinance or use or permit the use of any
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                                      -51-


portion of any of the Individual Properties in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender which consent shall not be unreasonably withheld.

            4.2.7 ASSETS. Borrower shall not purchase or own any properties other than the Individual Properties and personal property incidental to the conduct of its business at the Individual Properties.

            4.2.8 NO JOINT ASSESSMENT. Borrower shall not suffer, permit or initiate the joint assessment of any Individual Property (i) with any other real property constituting a tax lot separate from such Individual Property, and (ii) with any portion of such Individual Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such Individual Property.

            4.2.9 PRINCIPAL PLACE OF BUSINESS. Borrower shall not change its principal place of business from the address set forth on the first page of this Agreement without first giving Lender ten (10) Business Days prior notice.

            4.2.10 ERISA. (a) Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

            (b) Borrower shall deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its reasonable discretion, that (A) Borrower is not and does not maintain an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of
Section 3(3) of ERISA; (B) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and
(C) none of the assets of Borrower constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101.

            V. INSURANCE, CASUALTY AND CONDEMNATION

            SECTION 5.1 INSURANCE.

            5.1.1 INSURANCE POLICIES. (a) Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and each of the Individual Properties providing at least the following coverages:

            (i) comprehensive Special Form insurance on the Improvements and the personal property at the Individual Properties, in each case (A) in an amount equal to one hundred percent (100%) of the "Full Replacement Cost," which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations,
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                                      -52-


underground utilities and footings) with a waiver of depreciation, but the amount shall in no event be less than the outstanding principal balance of the Loan; (B) containing an agreed amount endorsement with respect to the Improvements and personal property at the Individual Properties waiving all co-insurance provisions; (C) providing for no deductible in excess of the greater of (I) Ten Thousand and No/l00 Dollars ($10,000) or (II) five percent (5%) of the Underwritable Cash Flow for the related Individual Property, for all such insurance coverage, other than with respect to flood and earthquake, which maximum deductibles are as set forth below, and windstorm, which shall not exceed one percent (1%) of the estimated replacement cost of the applicable Individual Property; and (D) containing an "Ordinance or Law Coverage" or "Enforcement" endorsement if any of the Improvements or the use of the Individual Property shall at any time constitute legal non-conforming structures or uses. In addition, Borrower shall obtain: (y) if any portion of the Improvements is currently or at any time in the future located in a federally designated "special flood hazard area", flood hazard insurance in an amount not less than One Hundred Million and No/100 Dollars ($100,000,000) with a maximum deductible of Twenty-Five Thousand and No/l00 Dollars ($25,000); and (z) earthquake insurance in amounts and in form and substance satisfactory to Lender in the event the Individual Property is located in an area with a high degree of seismic activity with a maximum deductible of Twenty-Five Thousand and No/l00 Dollars $25,000) or such level as is customarily required by a prudent lender originating securitized commercial mortgage loans in such geographic area;

            (ii) commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Individual Property, such insurance (A) to be on the so-called "occurrence" form with a combined limit, excluding umbrella coverage, of not less than One Million and No/100 Dollars ($1,000,000) per occurrence and Two Million and No/100 Dollars ($2,000,000) in the aggregate; (B) to continue at not less than the aforesaid limit until required to be changed by Lender by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an "if any" basis; (3) independent contractors; (4) blanket contractual liability for all legal contracts to the extent such coverage is customarily required by prudent lenders originating securitized commercial mortgage loans in the geographic area in which the related Individual Property is located; and (5) contractual liability covering Borrower's indemnification obligations under the Loan Documents to the extent the same is available and is customarily required by prudent lenders originating securitized commercial mortgage loans in the geographic area in which the related Individual Property is located;

            (iii) business income insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above; (C) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twenty-four (24) months from the date that the Individual Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and
(D) in an amount equal to one hundred percent (100%) of the projected gross income from the Individual Property for a period of twenty-four (24) months from the date that the Individual Property is repaired or replaced and operations are resumed. The amount of such business income insurance shall be determined
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                                      -53-


prior to the date hereof and at least once each year thereafter based on Borrower's reasonable estimate of the gross income from the Individual Property for the succeeding twenty-four (24) month period. All proceeds payable to Lender pursuant to this subsection shall be held by Lender and shall be applied to the obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured by the Loan Documents on the respective dates of payment provided for in the Note and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

            (iv) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Individual Property coverage form does not otherwise apply, (A) owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (i) above written in a so-called builder's risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including permission to occupy the Individual Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

            (v) workers' compensation, subject to the statutory limits of the state in which the Individual Property is located, and employer's liability insurance with a limit of at least One Million and No/100 Dollars ($1,000,000) per accident and per disease per employee, and One Million and No/100 Dollars ($1,000,000) for disease aggregate in respect of any work or operations on or about the Individual Property, or in connection with the Individual Property or its operation (if applicable);

            (vi) comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender;

            (vii) umbrella liability insurance in addition to primary coverage in an amount not less than Fifty Million and No/100 Dollars ($50,000,000) per occurrence on terms consistent with the commercial general liability insurance policy required under subsection (ii) above;

            (viii) motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence, including umbrella coverage, of One Million and No/100 Dollars ($1,000,000);

            (ix) in the event that any of the Individual Properties or the Improvements constitutes a legal non-conforming use under applicable building, zoning or land use laws or ordinances, an ordinance or law coverage endorsement providing coverage identical to the following coverages set forth in the standard ISO form: Coverage A: "Loss Due to Operation of Law" (with a minimum liability limit equal to Replacement Cost With Agreed Value Endorsement), Coverage B: "Demolition Cost" and Coverage C: "Increased Cost of Construction" coverages; and

            (x) upon sixty (60) days' written notice, such other reasonable insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Individual Property located in or around the region in which the Individual Property is located.

            (b) All insurance provided for in Section 5.1.1(a) shall be obtained under valid and enforceable policies (collectively, the "POLICIES" or in the singular, the "POLICY") and, to the extent not specified above, shall be subject to the approval of Lender as to deductibles, loss payees and insureds. Not less than thirty (30) days prior to the expiration dates of the Policies theretofore furnished to Lender, certificates of insurance evidencing the Policies accompanied by evidence satisfactory to Lender of payment of the premiums then due thereunder (the "INSURANCE PREMIUMS"), shall be delivered by Borrower to Lender.

            (c) Any blanket insurance Policy shall include the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Individual Property in compliance with the provisions of Section 5.1.1(a).

            (d) All Policies of insurance provided for or contemplated by
Section 5.1.1(a), except for the Policy referenced in Section 5.1.1(a)(v), shall name Borrower as the insured and Lender and its successors and/or assigns as the additional insured, as its interests may appear, and in the case of property damage, boiler and machinery, flood and earthquake insurance, shall contain a standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

            (e) All Policies of insurance provided for in Section 5.1.1(a) shall contain clauses or endorsements to the effect that:

            (i) no act or negligence of Borrower, or anyone acting for Borrower, or of any Tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

            (ii) the Policy shall not be materially changed (other than to increase the coverage provided thereby) or canceled without at least thirty (30) days' written notice to Lender and any other party named therein as an additional insured; and

            (iii) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

            (f) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Individual Property, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate and all premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and until paid shall be secured by the Mortgages and shall bear interest at the Default Rate.

            (g) In the event of foreclosure of the Mortgage with respect to the Individual Property, or other transfer of title to the Individual Property in extinguishment in whole or in part of the Debt all right, title and interest of Borrower in and to the Policies that are not blanket Policies then in force concerning the Individual Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

            5.1.2 INSURANCE COMPANY. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the state in which each Individual Property is located and having a claims paying ability rating of "AA" or better by the Rating Agencies that so rate insurance companies and a financial strength rating of A2 by Moody's if such insurance companies are rated by Moody's (or a financial strength rating of A+ by Standard & Poor's if Moody's does not rate such insurance companies).

            SECTION 5.2 CASUALTY AND CONDEMNATION.

            5.2.1 CASUALTY. If an Individual Property shall sustain a Casualty, Borrower shall give prompt notice of such Casualty to Lender and shall promptly commence and diligently prosecute to completion the repair and restoration of the Individual Property as nearly as possible to the condition the Individual Property was in immediately prior to such Casualty (a "RESTORATION") and otherwise in accordance with Section 5.3. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to, make proof of loss if not made promptly by Borrower.

            5.2.2 CONDEMNATION. Borrower shall give Lender prompt notice of any actual or threatened Condemnation by any Governmental Authority of all or any part of any Individual Property and shall deliver to Lender a copy of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments reasonably requested by Lender to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any Condemnation, Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement. If an Individual Property or any portion thereof is taken by any Governmental Authority, Borrower shall promptly commence and diligently prosecute the Restoration of the Individual Property and otherwise comply with the provisions of Section 5.3. If the Individual Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

            SECTION 5.3 DELIVERY OF NET PROCEEDS.

            5.3.1 MINOR CASUALTY OR CONDEMNATION. If a Casualty or Condemnation has occurred to an Individual Property and the Net Proceeds shall be less than the Restoration Threshold and the costs of completing the Restoration shall be less than the Restoration Threshold, and provided no Event of Default shall have occurred and remain uncured, the Net Proceeds will be disbursed by Lender to Borrower. Promptly after receipt of the Net Proceeds, Borrower shall commence and satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.

            5.3.2 MAJOR CASUALTY OR CONDEMNATION. (a) If a Casualty or Condemnation has occurred to an Individual Property and the Net Proceeds are equal to or greater than the Restoration Threshold or the costs of completing the Restoration is equal to or greater than the Restoration Threshold, Lender shall make the Net Proceeds available for the Restoration, provided that each of the following conditions are met:

            (i) no Event of Default shall have occurred and be continuing;

            (ii) in the event the Net Proceeds are an Award, less than ten percent (10%) of the land constituting the Individual Property is taken, and such land is located along the perimeter or periphery of the Individual Property, and no portion of the Improvements is the subject of the Condemnation;

            (iii) Leases requiring payment of annual rent equal to seventy percent (70%) of the Gross Revenue received by Borrower during the twelve (12) month period immediately preceding the Casualty or Condemnation and all Major Leases shall remain in full force and effect during and after the completion of the Restoration without abatement of rent beyond the time required for Restoration, notwithstanding the occurrence of such Casualty or Condemnation.

            (iv) Borrower shall promptly commence the Restoration as soon as reasonably practicable and shall diligently pursue the same to satisfactory completion;

            (v) Lender shall be reasonably satisfied that any operating deficits and all payments of principal and interest under the Note will be paid during the period required for Restoration from (A) the Net Proceeds, or (B) other funds of Borrower;

            (vi) Lender shall be reasonably satisfied that the Restoration will be completed on or before the earliest to occur of (A) the date six (6) months prior to the Maturity Date, (B) such time as may be required under applicable Legal Requirements in order to repair and restore the Individual Property to the condition it was in immediately prior to such Casualty or to as nearly as possible the condition it was in immediately prior to such Condemnation, as applicable or (C) the expiration of the insurance coverage referred to in
Section 5.1.1 (a)(iii);

            (vii) the Individual Property and the use thereof after the Restoration will be in material compliance with and permitted under all applicable Legal Requirements;

            (viii) the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in material compliance with all applicable Legal Requirements; and

            (ix) such Casualty or Condemnation, as applicable, does not result in the permanent loss of access to the Individual Property or the related Improvements.

            (b) The Net Proceeds shall be paid directly to Lender and held by Lender in an interest-bearing account and, until disbursed in accordance with the provisions of this Section 5.3.2, shall constitute additional security for the Debt. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence reasonably satisfactory to Lender that (A) all requirements set forth in Section 5.3.2(a) have been satisfied, (B) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (C) there exist no notices of pendency, stop orders, mechanic's or materialman's liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Individual Property arising out of the Restoration which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the Title Insurance Policy.

            (c) To the extent the cost of Restoration exceeds the Restoration Threshold, all plans and specifications required in connection with the Restoration shall be subject to prior reasonable approval by Lender and by an independent architect selected by Lender (the "CASUALTY CONSULTANT"). To the extent the cost of Restoration exceeds the Restoration Threshold, the identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to reasonable approval by Lender and the Casualty Consultant. All costs and expenses incurred by Lender in connection with recovering, holding and advancing the Net Proceeds for the Restoration including, without limitation, reasonable attorneys' fees and disbursements and the Casualty Consultant's fees and disbursements, shall be paid by Borrower.

            (d) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, less the Casualty Retainage. The term "CASUALTY RETAINAGE" shall mean, as to each contractor, subcontractor or materialman engaged in the Restoration, an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 5.3.2(d), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been substantially completed in accordance with the provisions of this Section 5.3.2(d) and that all approvals necessary for the re-occupancy and use of the Individual Property have been obtained from all appropriate Governmental Authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage;

provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor's, subcontractor's or materialman's contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Title Insurance Policy, and Lender receives an endorsement to the Title Insurance Policy insuring the continued priority of the lien of the related Mortgage and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

            (e) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

            (f) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the "NET PROCEEDS DEFICIENCY") with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this
Section 5.3.2 shall constitute additional security for the Debt.

            (g) The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 5.3.2, and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing under any of the Loan Documents.

            (h) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 5.3.2(g) may be retained and applied by Lender toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its sole discretion shall deem proper without the payment of any prepayment penalty, or, at the discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall designate.

            VI.   RESERVE FUNDS

            SECTION 6.1

            A.    REQUIRED REPAIR FUNDS.

            6.1.1(A) DEPOSIT OF REQUIRED REPAIR FUNDS. Borrower shall perform the repairs at the Individual Properties as set forth on SCHEDULE II hereto (such repairs hereinafter referred to as "REQUIRED REPAIRS") and shall complete each of the Required Repairs on or before the respective deadline for each repair as set forth on SCHEDULE II. On the Closing Date, Borrower shall deposit with Lender or Servicer immediately available funds in the amount for each Individual Property set forth on such SCHEDULE II hereto to perform the Required Repairs for such Individual Property. At any time prior to the Securitization of the Loan, and provided that no Event of Default has occurred, Borrower may, upon five (5) Business Days prior written notice to Lender (provided that under all circumstances such replacement must occur prior to such Securitization), elect to replace the cash deposit of the Required Repair Funds with a Letter of Credit in form and substance acceptable to Lender in the amount of the then current balance of the Required Repair Funds. Amounts deposited pursuant to this Section 6.1.1(A) are referred to herein as the "REQUIRED REPAIR FUNDS".

            6.1.2(A) RELEASE OF REQUIRED REPAIR FUNDS. In the event Borrower has not elected to post a Letter of Credit pursuant to Section 6.1.1(A) above, Lender shall disburse, or direct Servicer to disburse, to Borrower the Required Repair Funds upon satisfaction by Borrower of each of the following conditions:
(a) Borrower shall submit a request for payment to Lender at least ten (10) days prior to the date on which Borrower requests such payment be made and specifies the Required Repairs to be paid, (b) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall exist and remain uncured, (c) Lender shall have received a certificate from Borrower (i) stating that all Required Repairs at the applicable Individual Property to be funded by the requested disbursement have been completed in a good and workmanlike manner and in material compliance with all applicable Legal Requirements, (ii) identifying each Person that supplied materials or labor in connection with the Required Repairs performed at such Individual Property to be funded by the requested disbursement, and (iii) stating that each such Person has been paid in full or will be paid in full upon such disbursement, such certificate to be accompanied by lien waivers or other evidence of payment satisfactory to Lender, (d) at Lender's option, a title search for such Individual Property indicating that such Individual Property is free from all liens, claims and other encumbrances not previously approved by Lender, (e) at Lender's option, if the cost of the Required Repairs exceeds $250,000, Lender shall have received a report satisfactory to Lender in its reasonable discretion from an architect or engineer approved by Lender in respect of such architect or engineer's inspection of the Required Repairs, and (f) Lender shall have received such other evidence as Lender shall reasonably request that the Required Repairs at such Individual Property to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to Borrower. Lender shall not be required to disburse Required Repair Funds more frequently than once each calendar month, or with respect to any Individual Property unless such requested disbursement is in an amount greater than the Minimum Disbursement Amount (or a lesser amount if the total Required Repair Funds is less than the Minimum Disbursement Amount, in which case only one disbursement of the amount remaining in the account shall be made). In the event Borrower has elected to post a Letter of Credit pursuant to Section 6.1.1(A) above, Lender shall return such Letter of Credit to Borrower only upon completion of all Required Repairs and satisfaction of all of the conditions set forth in clauses (a)-(f) of this
Section 6.1.2(A) as to all Required Repairs and provided no Event of Default has occurred; provided, however, that following the completion of individual Required Repairs and satisfaction of all of the conditions set forth in clauses
(a)-(f) of this Section 6.1.2(A) with respect to such individual Required Repairs, and provided no Event of Default has occurred, Borrower shall be permitted to deliver a replacement Letter of Credit or an amended Letter of Credit in the amount of the then existing Letter of Credit less the amount of Required Repair Funds which Borrower would otherwise be entitled to receive upon satisfaction of all of the conditions in clauses (a)-(f) for such individual Required Repairs, if such individual Required Repair Funds were then being held in the form of immediately available funds.

            B.    REQUIRED REMEDIATION FUNDS.

            6.1.1(B) DEPOSIT OF REQUIRED REMEDIATION FUNDS. Borrower shall deposit with Lender on the date hereof the sum of $732,813.00 (the "INITIAL REMEDIATION DEPOSIT") as a reserve to cover the estimated costs of (i) performing additional investigatory work set forth in the scope of work which has been agreed to by the parties and approved by Lender's consultant, with respect to the Individual Properties listed on SCHEDULE IX hereto, (ii) obtaining Phase II reports from Lender's consultant with respect to the results of such additional investigations (the "PHASE II REPORTS"), and (iii) performing any remedial action recommended in such Phase II Reports. Immediately following the date hereof, Borrower shall cause an environmental consultant reasonably acceptable to Lender to perform such investigatory work and deliver the results thereof to Lender within sixty (60) days following the date hereof (the "PHASE II INVESTIGATION PERIOD"), time being of the essence. Also within the Phase II Investigation Period, Borrower and Lender shall have cooperated with Lender's consultant as necessary to obtain the Phase II Reports within such Phase II Investigation Period. Borrower shall promptly commence and thereafter diligently prosecute to completion any environmental remediation recommended by Lender's consultant in its Phase II Reports after its review of the results of such investigation. Borrower shall deposit with Lender prior to the expiration of the Phase 11 Investigation Period immediately available funds or a Letter of Credit in form and substance acceptable to Lender in an amount equal to 125% of the amount which Lender's consultant estimates to be necessary to complete the Required Remediation, including, without limitation, any further investigatory work that is recommended to be completed (the "REQUIRED REMEDIATION FUNDS"); provided, however, that Borrower shall be entitled to credit the Initial Remediation Deposit against the amount which Borrower is required to deposit for the Required Remediation Funds; and provided, further, that in the event the Initial Remediation Deposit exceeds the Required Remediation Funds and no Event of Default has occurred, Lender shall disburse to Borrower such excess and shall retain the balance of the Initial Remediation Deposit as the Required Remediation Funds. In the event Borrower fails to deposit the Required Remediation Funds with Lender prior to the expiration of the Phase II Investigation Period, all excess cash flow from all Individual Properties shall be deposited with Lender pursuant to the terms and conditions of the Cash Management Agreement until such time as the Required Remediation Funds are fully funded.
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                                      -61-


            6.1.2(B) TRANSFERS OF CONTAMINATED PROPERTIES. In the event that Lender's consultant determines that a particular Individual Property is a Contaminated Property, Borrower shall, upon Lender's request, within thirty (30) days following Lender's receipt of such Phase II Report, transfer such Contaminated Property to an Affiliate of Borrower which is a newly formed, single purpose, bankruptcy-remote entity meeting all of the requirements of this Agreement and otherwise acceptable to Lender (an "ENVIRONMENTAL TRANSFEREE"), and such Environmental Transferee shall become a joint and several obligor with Borrower under the Loan and shall assume all obligations under the Loan and under the Loan Documents with respect to such Individual Property. In connection with any such transfer, Borrower and such Environmental Transferee shall execute such amendments to the Loan Documents, assumption agreements, contribution agreements and/or such new documents as Lender may reasonably request in order to reflect such transfer and assumption, including, without limitation, new or severed security documents and an amendment to the Note and other Loan Documents to add the Environmental Transferee as joint and several obligor thereon. In addition, Borrower shall deliver to Lender a new or updated non-consolidation opinion substantially comparable to the non-consolidation opinion delivered in connection with the closing of the Loan meeting Lender's reasonable requirements with respect thereto and a Rating Agency Confirmation. Borrower hereby covenants and agrees to cooperate with Lender in affecting the foregoing transfer, assumption and modifications. Borrower shall reimburse Lender for all of Lender's costs and expenses in connection with the remedial investigations and other work to be performed under Section 6.1.1(B) and any transfer of a Contaminated Property pursuant to this Section 6.1.2(B), including, without limitation, reasonable attorneys' fees and disbursements.

            6.1.3(B) RELEASE OF REQUIRED REMEDIATION FUNDS. In the event Borrower has not elected to post a Letter of Credit pursuant to Section 6.1.1(B) above, Lender shall disburse, or direct Servicer to disburse, to Borrower the Required Repair Funds upon satisfaction by Borrower of each of the following conditions: (a) Borrower shall submit a request for payment to Lender at least ten (10) days prior to the date on which Borrower requests such payment be made and specifies the Required Remediation to be paid, (b) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall exist and remain uncured, (c) Lender shall have received a certificate from Borrower (i) stating that all Required Remediation at the applicable Individual Property to be funded by the requested disbursement has been completed in a good and workmanlike manner and in material compliance with all applicable Legal Requirements, (ii) identifying each Person that supplied materials or labor in connection with the Required Remediation performed at such Individual Property to be funded by the requested disbursement, and (iii) stating that each such Person has been paid in full or will be paid in full upon such disbursement, such certificate to be accompanied by lien waivers or other evidence of payment satisfactory to Lender, (d) at Lender's option, a title search for such Individual Property indicating that such Individual Property is free from all liens, claims and other encumbrances not previously approved by Lender, (e) at Lender's option, if the cost of the Required Remediation exceeds $250,000, Lender shall have received a report satisfactory to Lender in its reasonable discretion from an engineer approved by Lender in respect of such engineer's inspection of the Required Remediation, and (f) Lender shall have received such other evidence as Lender shall reasonably request that the Required Remediation at such Individual Property to be funded by the requested disbursement has been completed and is paid for or will be paid upon such disbursement to Borrower. Lender shall not be required to disburse Required Remediation Funds more
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                                      -62-


frequently than once each calendar month, or with respect to any Individual Property unless such requested disbursement is in an amount greater than the Minimum Disbursement Amount (or a lesser amount if the total Required Remediation Funds is less than the Minimum Disbursement Amount, in which case only one disbursement of the amount remaining in the account shall be made). In the event Borrower has elected to post a Letter of Credit pursuant to Section 6.1.1(B) above, Lender shall return such Letter of Credit to Borrower only upon completion of all Required Remediation and satisfaction of all of the conditions set forth in clauses (a)-(f) of this Section 6.1.2(B) as to all Required Remediation and provided no Event of Default has occurred; provided, however, that following the completion of individual Required Remediation and satisfaction of all of the conditions set forth in clauses (a)-(f) of this
Section 6.1.2(B) with respect to such individual Required Remediation, and provided no Event of Default has occurred, Borrower shall be permitted to deliver a replacement Letter of Credit or an amended Letter of Credit in the amount of the then existing Letter of Credit less the amount of Required Remediation Funds which Borrower would otherwise be entitled to receive upon satisfaction of all of the conditions in clauses (a)-(f) for such individual Required Remediation, if such individual Required Remediation Funds were then being held in the form of immediately available funds.

            SECTION 6.2 TAX FUNDS.

            6.2.1 DEPOSITS OF TAX FUNDS. On the Closing Date, Borrower shall deposit with Lender or Servicer the amount of Two Million Nine Hundred Forty Thousand Five Hundred Twenty-Five and 63/100 Dollars ($2,940,525.63) and shall thereafter deposit with Lender or Servicer on each Monthly Payment Date an amount equal to one-twelfth of the Taxes that Lender estimates will be payable during the next ensuing twelve (12) months in order to accumulate sufficient funds to pay all such Taxes at least ten (10) days prior to their respective due dates. Amounts deposited pursuant to this Section 6.2.1 are referred to herein as the "TAX FUNDS". If at any time Lender reasonably determines that the Tax Funds will not be sufficient to pay the Taxes, Lender shall notify Borrower of such determination and the monthly deposits for Taxes shall be increased by the amount that Lender estimates is sufficient to make up the deficiency at least ten (10) days prior to the respective due dates for the Taxes; provided that if Borrower receives notice of any deficiency after the date that is ten (10) days prior to the date that Taxes are due, Borrower will deposit such amount within one (1) Business Day after its receipt of such notice.

            6.2.2 RELEASE OF TAX FUNDS. Lender shall apply the Tax Funds to payments of Taxes. So long as no Event of Default has occurred and provided there are sufficient Tax Funds available for such purpose, Lender will pay all Taxes from the Tax Funds prior to the date on which such Taxes would be delinquent. In making any payment relating to Taxes, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. Lender will use reasonable efforts to cause Servicer to provide Borrower with copies of such evidence of payment of tax bills as may be available from the taxing authorities as promptly as practicable. If the amount of the Tax Funds shall exceed the amounts due for Taxes, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be
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                                      -63-


made to the Tax Funds. Any Tax Funds remaining after the Debt has been paid in full shall be returned to Borrower.

            SECTION 6.3 INSURANCE FUNDS.

            6.3.1 DEPOSITS OF INSURANCE FUNDS. On the Closing Date, Borrower shall deposit with Lender or Servicer the amount of Ninety-One Thousand Five Hundred Seventy-Two and 25/100 Dollars ($91,572.25) and shall thereafter deposit with Lender or Servicer on each Monthly Payment Date an amount equal to one-twelfth of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies. Amounts deposited pursuant to this Section 6.3.1 are referred to herein as the "INSURANCE FUNDS". If at any time Lender reasonably determines that the Insurance Funds will not be sufficient to pay the Insurance Premiums, Lender shall notify Borrower of such determination and the monthly deposits for Insurance Premiums shall be increased by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to expiration of the Policies.

            6.3.2 RELEASE OF INSURANCE FUNDS. Lender shall apply the Insurance Funds to payment of Insurance Premiums. So long as no Event of Default has occurred and provided there are sufficient Insurance Funds available for such purpose, Lender will pay all Insurance Premiums from the Insurance Funds prior to the date on which the related Policies would lapse. In making any payment relating to Insurance Premiums, Lender may do so according to any bill, statement or estimate procured from the insurer or its agent, without inquiry into the accuracy of such bill, statement or estimate. Lender will use reasonable efforts to cause Servicer to provide Borrower with copies of such evidence of payment of insurance bills as may be available from the insurance companies as promptly as practicable. If the amount of the Insurance Funds shall exceed the amounts due for Insurance Premiums, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Insurance Funds. Any Insurance Funds remaining after the Debt has been paid in full shall be returned to Borrower.

            SECTION 6.4 CAPITAL EXPENDITURES FUNDS.

            6.4.1 DEPOSITS OF CAPITAL EXPENDITURES FUNDS. Borrower shall deposit with Lender or Servicer on each Monthly Payment Date one-twelfth of an amount equal to $0.10 per square foot of the aggregate rentable square footage for all the Individual Properties, as determined by Lender on an annual basis (the "MONTHLY CAPITAL EXPENDITURE DEPOSIT"), for annual Capital Expenditures approved by Lender, which approval shall not be unreasonably withheld or delayed until such time, if any, as the amount so deposited and held in such account equals or exceeds an amount equal to $0.20 times the aggregate rentable square footage for all the Individual Properties (the "CAPITAL EXPENDITURES CAP"); provided, however, that in the event, at any time following the full funding of the Capital Expenditures Cap, the amount of Capital Expenditure Funds should ever be less than the Capital Expenditures Cap, Borrower shall again immediately begin depositing the Monthly Capital Expenditures Deposit until such time as the Capital Expenditures Cap is once again reached. Amounts deposited pursuant to this Section 6.4.1 are referred to herein as the "CAPITAL EXPENDITURE FUNDS".
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                                      -64-


            6.4.2 RELEASE OF CAPITAL EXPENDITURE FUNDS. (a) Lender shall disburse, or direct Servicer to disburse, to Borrower the Capital Expenditure Funds within ten (10) days following satisfaction by Borrower of each of the following conditions: (i) Borrower shall submit a request for payment to Lender at least ten (10) days prior to the date on which Borrower requests such payment be made and specifies the Capital Expenditures to be paid, (ii) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall exist and remain uncured, (iii) Lender shall have received a certificate from Borrower (A) stating that the items to be funded by the requested disbursement are Capital Expenditures, (B) stating that all Capital Expenditures at the applicable Individual Property to be funded by the requested disbursement have been completed in good and workmanlike manner and in material compliance with all applicable Legal Requirements, (C) identifying each Person that supplied materials or labor in connection with the Capital Expenditures performed at such Individual Property to be funded by the requested disbursement, and (D) stating that each such Person has been paid in full or will be paid in full upon such disbursement, such certificate to be accompanied by lien waivers or other evidence of payment satisfactory to Lender, (iv) at Lender's option, a title search for such Individual Property indicating that such Individual Property is free from all liens, claims and other encumbrances not previously approved by Lender, and (v) Lender shall have received such other evidence as Lender shall reasonably request that the Capital Expenditures at such Individual Property to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to Borrower. Lender shall not be required to disburse Capital Expenditure Funds more frequently than once each calendar month or with respect to any Individual Property unless such requested disbursement is in an amount greater than the Minimum Disbursement Amount (or a lesser amount if the total amount of Capital Expenditure Funds is less than the Minimum Disbursement Amount, in which case only one disbursement of the amount remaining in the account shall be made).

            (b) Nothing in this Section 6.4.2 shall (i) make Lender responsible for making or completing the Capital Expenditures Work; (ii) require Lender to expend funds in addition to the Capital Expenditure Funds to complete any Capital Expenditures Work; (iii) obligate Lender to proceed with the Capital Expenditures Work; or (iv) obligate Lender to demand from Borrower additional sums to complete any Capital Expenditures Work.

            (c) Borrower shall permit Lender and Lender's agents and representatives (including, without limitation, Lender's engineer, architect, or inspector) or third parties to enter onto each Individual Property during normal business hours (subject to the rights of Tenants under their Leases) to inspect the progress of any Capital Expenditures Work and all materials being used in connection therewith and to examine all plans and shop drawings relating to such Capital Expenditures Work. Borrower shall cause all contractors and subcontractors to cooperate with Lender or Lender's representatives or such other Persons described above in connection with inspections described in this
Section 6.4.2(c).

            (d) If an architect or engineer (which architect or engineer shall be an independent, licensed, professional architect or engineer (an "Independent Architect")) has been retained by Borrower in connection with any Capital Expenditures, then Lender may require (i) an inspection of the related Individual Property by such Independent Architect and (ii) a certificate of completion by such Independent Architect, prior to making a disbursement of
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                                      -65-


Capital Expenditure Funds for such Capital Expenditure Work in order to verify completion of the Capital Expenditures Work for which reimbursement is sought. If an Independent Architect has not been retained by Borrower in connection with any Capital Expenditures and the aggregate cost of any such Capital Expenditures related to a single project exceeds $250,000, then Lender may require (y) an inspection of the related Individual Property by an Independent Architect and
(z) a certificate of completion by such Independent Architect, prior to making a disbursement of Capital Expenditure Funds for such Capital Expenditure Work, in order to verify completion of the Capital Expenditures Work for which reimbursement is sought. Borrower shall pay the reasonable expense of the inspection and certificate of completion as required hereunder.

            (e) In addition to any insurance required under the Loan Documents, Borrower shall provide or cause to be provided workmen's compensation insurance, builder's risk, and public liability insurance and other insurance to the extent required under applicable law in connection with Capital Expenditures Work. All such policies shall be in form and amount reasonably satisfactory to Lender.

            SECTION 6.5 ROLLOVER FUNDS.

            6.5.1 DEPOSITS OF ROLLOVER FUNDS. From and after the occurrence of a Cash Sweep Event (as defined in the Cash Management Agreement), Borrower shall deposit with Lender or Servicer on each Monthly Payment Date one-twelfth of an amount equal to $0.52 per square foot of the aggregate rentable square footage for all the Individual Properties for tenant improvements and leasing commissions that may be incurred following the date hereof; provided, however, that in the event the Cash Sweep Event was triggered only by the occurrence of a Coverage Failure (as defined in the Cash Management Agreement), the obligation of Borrower to deposit Rollover Funds pursuant to this Section 6.5.1 shall cease upon such time, if any, as Lender reasonably determines that the Debt Service Coverage Ratio has at all times been greater than 1.35 to 1.0 for two (2) consecutive calendar quarters, subject to Borrower's obligation to once again immediately begin making deposits of Rollover Funds on each Monthly Payment Date pursuant to this Section 6.5.1 should a Cash Sweep Event once again occur. Amounts deposited pursuant to this Section 6.5.1 are referred to herein as the "ROLLOVER FUNDS".

            6.5.2 RELEASE OF ROLLOVER FUNDS. Lender shall disburse, or direct Servicer to disburse, to Borrower the Rollover Funds within ten (10) days following satisfaction by Borrower of each of the following conditions: (i) Borrower shall submit a request for payment to Lender at least ten (10) days prior to the date on which Borrower requests such payment be made and specifies the tenant improvement costs and leasing commissions to be paid, (ii) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall exist and remain uncured, (iii) Lender shall have reviewed and approved the Lease in respect of which Borrower is obligated to pay or reimburse certain tenant improvement costs and leasing commissions,
(iv) Lender shall have received and approved a budget for tenant improvement costs and a schedule of leasing commissions payments and the requested disbursement will be used to pay all or a portion of such costs and payments,
(v) Lender shall have received a certificate from Borrower (A) stating that all tenant improvements at the applicable Individual Property to be funded by the requested disbursement have been completed in good and workmanlike manner and in accordance with all applicable federal, state and local
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                                      -66-


laws, rules and regulations, such certificate to be accompanied by a copy of any license, permit or other approval by any Governmental Authority required in connection with such improvements, (B) identifying each Person that supplied materials or labor in connection with the tenant improvements performed at such Individual Property to be funded by the requested disbursement, and (C) stating that each such Person has been paid in full or will be paid in full upon such disbursement, such certificate to be accompanied by lien waivers or other evidence of payment satisfactory to Lender, (vi) at Lender's option, a title search for such Individual Property indicating that such Individual Property is free from all liens, claims and other encumbrances not previously approved by Lender, and (vii) Lender shall have received such other evidence as Lender shall reasonably request that the tenant improvements at such Individual Property to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to Borrower. Lender shall not be required to disburse Rollover Funds more frequently than once each calendar month or with respect to any Individual Property unless such requested disbursement is in an amount greater than the Minimum Disbursement Amount (or a lesser amount if the total amount of Rollover Funds is less than the Minimum Disbursement Amount, in which case only one disbursement of the amount remaining in the account shall be made).

            SECTION 6.6 GROUND RENT FUNDS.

            6.6.1 DEPOSIT OF GROUND RENT FUNDS. On the Closing Date, Borrower shall deposit with Lender or Servicer the amount of Thirty-One Thousand and No/100 Dollars ($31,000.00), such amount being equal to Lender's estimate of one month's payment of ground rent (including, without limitation, fixed rent and percentage rent) and brokerage fees due under the Ground Lease. Amounts deposited pursuant to this Section 6.6.1 are referred to herein as the "GROUND RENT FUNDS".

            6.6.2 RELEASE OF GROUND FUNDS. Lender may apply the Ground Rent Funds to payment of ground rent (including, without limitation, fixed rent and percentage rent) due under the Ground Lease upon Borrower's failure to pay any such amount when due. Any Ground Rent Funds remaining after the Debt has been paid in full shall be returned to Borrower.

            SECTION 6.7 OAKWOOD NOTE RESERVE.

            (a) Borrower is obliged under the Oakwood Ground Lease to pay on the first day of each calendar month (the "LEASEHOLD PAYMENT DATE") fixed ground rent and brokerage fees of $31,000 (the "FIXED GROUND RENT") and is entitled to receive payments of principal and interest under the Oakwood Note in the amount of $19,767.48 (the "OAKWOOD OFFSET AMOUNT"). Borrower has historically credited the Oakwood Offset Amount against the Fixed Ground Rent pursuant to the terms of a ground lessor estoppel certificate, and paid to the ground lessor under the Oakwood Ground Lease the difference between such amounts in the amount of $11,232.52 (the "ACTUAL GROUND RENT PAYMENT").

            (b) The parties acknowledge and agree that in the event that Lender succeeds to the interest of Borrower under the Oakwood Note after a Securitization, the Oakwood Offset Amount may no longer be available as a credit against the Fixed Ground Rent. As a result, in order to assure Lender that funds will be available to pay that portion of the Fixed Ground Rent
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                                      -67-


equal to the Oakwood Offset Amount (the "OAKWOOD PAYMENT DIFFERENTIAL") in such event, Borrower has agreed to reserve certain funds as follows.

            (c) On the Closing Date, Borrower shall deposit with Lender an amount equal to the Oakwood Offset Amount and shall thereafter deposit with Lender or Servicer on each of the next eleven (11) Monthly Payment Dates an amount equal to the Oakwood Offset Amount. Amounts deposited pursuant to this
Section 6.7 are referred to herein as the "OAKWOOD RESERVE FUNDS."

            (d) From and after the date upon which Lender or Servicer reasonably determines that the Debt Service Coverage Ratio with respect to the Properties is less than 1.35 to 1.0 (the "OAKWOOD SWEEP EVENT"), Borrower shall deposit with Lender or Servicer into the Oakwood Reserve Funds account on each of the next twelve (12) Monthly Payment Dates (the "RESERVE FUNDING PERIOD") following such Debt Service Coverage Ratio determination, an amount Lender reasonably determines will be sufficient, together with previous funds (plus interest accrued thereon) deposited into the Oakwood Reserve Funds account and together with interest projected to accrue at the rate of five percent (5%) per annum on all Oakwood Reserve Funds during the remaining term of the Loan, to have accrued by the end of the Reserve Funding Period sufficient Oakwood Reserve Funds (such sufficient funds, as reasonably determined by Lender, and as such sufficient funds shall be recalculated by Lender or its Servicer on a monthly basis, hereinafter referred to as the "OAKWOOD RESERVE MINIMUM") to pay the Oakwood Payment Differential on each Leasehold Payment Date through the remaining term of the Loan. On a monthly basis following the initial funding of the Oakwood Reserve Minimum, Lender shall, in its reasonable discretion, recalculate the Oakwood Reserve Minimum and, provided no Event of Default has occurred, disburse to Borrower the amount by which the Oakwood Reserve Funds then held by Lender exceed the Oakwood Reserve Minimum.

            (e) Lender and/or Servicer shall have the right, but not the obligation, to pay Fixed Ground Rent to the ground lessor (and any applicable broker) under the Oakwood Ground Lease on behalf of Borrower in the event Borrower fails to make such payment on the due date thereof or if Lender reasonably determines that Borrower may not make such payment on the Leasehold Payment Date.

            (f) Upon such time, if any, as the Oakwood Ground Lease is amended to reduce the amount of monthly Fixed Ground Rent payable thereunder during the balance of the term of the Loan from the Fixed Ground Rent to the Actual Ground Rent Payment, and provided no Event of Default has occurred, Lender shall disburse all remaining Oakwood Reserve Funds to Borrower.

            SECTION 6.8 APPLICATION OF RESERVE FUNDS.

            Upon the occurrence of an Event of Default, Lender, at its option, may withdraw the Reserve Funds and apply the Reserve Funds to the items for which the Reserve Funds were established or to payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender's right to withdraw and apply the Reserve Funds shall be in addition to all other rights and remedies provided to Lender under the Loan Documents.
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                                      -68-


            SECTION 6.9 SECURITY INTEREST IN RESERVE FUNDS.

            6.9.1 GRANT OF SECURITY INTEREST. Borrower shall be the owner of the Reserve Funds. Borrower hereby pledges, assigns and grants a security interest to Lender, as security for payment of the Debt and the performance of all other terms, conditions and covenants of the Loan Documents on Borrower's part to be paid and performed, in all of Borrower's right, title and interest in and to the Reserve Funds. The Reserve Funds shall be under the sole dominion and control of Lender.

            6.9.2 INCOME TAXES. Borrower shall report on its federal, state and local income tax returns all interest or income accrued on the Reserve Funds.

            6.9.3 PROHIBITION AGAINST FURTHER ENCUMBRANCE. Borrower shall not, without the prior consent of Lender, further pledge, assign or grant any security interest in the Reserve Funds.

            SECTION 6.10 INTEREST ON RESERVE FUNDS.

            So long as no Event of Default has occurred and is continuing, Borrower may direct the investment of the Reserve Funds in Permitted Investments in accordance with the terms of this Agreement and the Cash Management Agreement, and all interest and other income earned thereon shall become part of the Reserve Funds.

            SECTION 6.11 LETTERS OF CREDIT.

            6.11.1 DELIVERY OF LETTERS OF CREDIT. (a) In lieu of depositing the Required Repair Funds with Lender or its Servicer in immediately available funds, Borrower may deliver to Lender a Letter of Credit in accordance with the provisions of this Section 6.11. Additionally, Borrower may deliver to Lender a Letter of Credit in accordance with the provisions of Section 2.5.1(c) hereof. The amount of any Letter of Credit shall at all times be at least equal to the amount which Borrower is required to have on deposit pursuant to this Agreement, as reasonably estimated by Lender.

            (b) Borrower shall not be entitled to draw from any such Letter of Credit. Upon thirty (30) days notice to Lender, Borrower may replace a Letter of Credit with a cash deposit in an amount equal to the amount of the Letter of Credit.

            6.11.2 SECURITY FOR DEBT. Each Letter of Credit delivered under this Agreement shall be additional security for the payment of the Debt. Upon the occurrence of an Event of Default, Lender shall have the right, at its option, to draw on any Letter of Credit and to apply all or any part thereof to the payment of the items for which such Letter of Credit was established or to apply each such Letter of Credit to payment of the Debt in such order, proportion or priority as Lender may determine. Any such application to the Debt shall be subject to the Yield Maintenance Premium. On the Maturity Date, any such Letter of Credit may be applied to reduce the Debt.

            6.11.3 ADDITIONAL RIGHTS OF LENDER. In addition to any other right Lender may have to draw upon a Letter of Credit pursuant to the terms and conditions of this Agreement,
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                                      -69-


Lender shall have the additional rights to draw in full on any Letter of Credit:
(a) with respect to any evergreen Letter of Credit, if Lender has received a notice from the issuing bank that the Letter of Credit will not be renewed and a substitute Letter of Credit is not provided at least thirty (30) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (b) with respect to any Letter of Credit with a stated expiration date, if Lender has not received a notice from the issuing bank that it has renewed the Letter of Credit at least thirty (30) days prior to the date on which such Letter of Credit is scheduled to expire and a substitute Letter of Credit is not provided at least thirty (30) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (c) upon receipt of notice from the issuing bank that the Letter of Credit will be terminated (except if the termination of such Letter of Credit is permitted pursuant to the terms and conditions of this Agreement or a substitute Letter of Credit is provided); or (d) if Lender has received notice that the bank issuing the Letter of Credit has ceased to be an Eligible Institution (each, a "Letter of Credit Draw Event"). In the event Lender, in its sole and absolute discretion, elects to draw upon a Letter of Credit following the occurrence of a Letter of Credit Draw Event, then, provided no Event of Default has occurred, the proceeds resulting from such draw shall be deposited into the related escrow account for which such Letter of Credit was delivered. In the event Lender so elects to draw upon a Letter of Credit, all interest and other investment income earned on the funds so converted shall belong to Lender. Notwithstanding anything to the contrary contained herein, Lender is not obligated to draw on any Letter of Credit upon the happening of a Letter of Credit Draw Event and shall not be liable for any losses sustained by Borrower due to the insolvency of the bank issuing the Letter of Credit if Lender has not drawn on the Letter of Credit.

            VII. PROPERTY MANAGEMENT

            SECTION 7.1 THE MANAGEMENT AGREEMENT.

            Borrower hereby approves that certain Management Agreement of even date herewith made by and between Borrower and Heritage Realty Management, Inc. as the initial Management Agreement for the Properties. Borrower shall cause Manager to manage each Individual Property in accordance with the Management Agreement. Borrower shall (i) diligently perform and observe all of the terms, covenants and conditions of the Management Agreement on the part of Borrower to be performed and observed and (ii) promptly notify Lender of any notice to Borrower of any default by Borrower in the performance or observance of any of the terms, covenants or conditions of the Management Agreement on the part of Borrower to be performed and observed. If Borrower shall default in the performance or observance of any material term, covenant or condition of the Management Agreement on the part of Borrower to be performed or observed, then, without limiting Lender's other rights or remedies under this Agreement or the other Loan Documents, and without waiving or releasing Borrower from any of its obligations hereunder or under the Management Agreement, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act as may be appropriate to cause all the material terms, covenants and conditions of the Management Agreement on the part of Borrower to be performed or observed.
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                                      -70-


            SECTION 7.2 PROHIBITION AGAINST TERMINATION OR MODIFICATION.

            Borrower shall not surrender, terminate, cancel, modify, renew or extend the Management Agreement, or enter into any other agreement relating to the management or operation of any Individual Property with Manager or any other Person, or consent to the assignment by the Manager of its interest under the Management Agreement or replace Manager as manager, in each case without the express consent of Lender, which consent shall not be unreasonably withheld; provided, however, with respect to a new manager such consent shall be conditioned upon Borrower delivering a Rating Agency Confirmation as to such new manager and management agreement. If at any time Lender consents to the appointment of a new manager, such new manager and Borrower shall, as a condition of Lender's consent, execute a subordination of management agreement in the form reasonably required by Lender.

            SECTION 7.3 REPLACEMENT OF MANAGER.

            Lender shall have the right to require Borrower to replace the Manager with a Person chosen by Borrower and approved by Lender upon the occurrence of any one or more of the following events: (i) at any time following the occurrence of an Event of Default and/or (ii) if Manager shall be in material default under the Management Agreement beyond any applicable notice and cure period or if at any time the Manager has engaged in gross negligence, fraud or willful misconduct.

            VIII. TRANSFERS

            SECTION 8.1 PROHIBITION ON TRANSFERS.

            Except as otherwise specifically set forth in Section 8.2 below, Borrower shall not permit or suffer any Transfer without (i) the prior written consent of Lender and (ii) a Rating Agency Confirmation.

            SECTION 8.2 PERMITTED TRANSFERS.

            (a) Notwithstanding the provisions of Section 8.1 hereof to the contrary, and except as otherwise set forth in Section 8.2(c) or Section 8.2(d) below, the REIT may issue and/or redeem stock interests in the REIT, and holders of stock interests in the REIT shall have the right to transfer such stock interests without Lender's consent provided that:

            (i) no Event of Default has occurred;

            (ii) from and after such issuance, redemption or transfer, all of Borrower, Managing Member and the SPC Party shall continue to be wholly-owned, directly or indirectly, by the REIT;

            (iii) such issuance, redemption or transfer shall not affect the single purpose, bankruptcy remote nature of Borrower, Managing Member or the SPC Party as required herein and under the Loan Documents nor the Insolvency Opinion (and if required by the Rating
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                                      -71-


Agencies, Borrower shall deliver to Lender a new or updated non-consolidation opinion meeting Rating Agency requirements);

            (iv) Borrower shall continue to own the Individual Properties from and after such issuance, redemption or transfer;

            (v) such issuance, redemption or transfer shall not result in a change in the Persons who are directing the management, policies and day-to-day business and affairs of Borrower, Managing Member, SPC Party and the REIT from those Persons who are so directing as of the date hereof;

            (vi) at all times at least 51% of the stock interests in the REIT shall be held by those Persons holding stock interests in the REIT as of the Closing Date; and

            (vii) Lender shall have received, within fifteen (15) days following the end of each calendar quarter, a certificate indicating all such transfers which have occurred during such calendar quarter.

            (b) Notwithstanding the provisions of Section 8.1 hereof to the contrary, transfers of partnership interests in Heritage shall be permitted without Lender's consent provided that:

            (i) no Event of Default has occurred;

            (ii) from and after such transfer, the SPC Party shall continue to be wholly-owned directly by the REIT and Borrower and Managing Member shall continue to be at least 51% owned, directly or indirectly, by the REIT;

            (iii) such transfer shall not affect the single purpose, bankruptcy remote nature of Borrower, Managing Member or the SPC Party as required herein and under the Loan Documents, nor the Insolvency Opinion (and if required by the Rating Agencies, Borrower shall deliver to Lender a new or updated non-consolidation opinion meeting Rating Agency requirements);

            (iv) Borrower shall continue to own the Individual Properties from and after such transfer;

            (v) the REIT shall at all times after such transfer be and remain the managing general partner of Heritage and shall have the right and power to direct the management, policies and day-to-day business and affairs of Heritage;

            (vi) at all times at least 51% of the partnership interests in Heritage shall be owned by the REIT; and

            (vii) Lender shall have received, within fifteen (15) days following the end of each calendar quarter, a certificate indicating all such transfers which have occurred during such calendar quarter.
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                                      -72-


            (c) Notwithstanding the provisions of Section 8.1 hereof to the contrary, the REIT may issue and/or redeem stock interests in the REIT, and holders of stock interests in the REIT shall have the right to transfer such stock interests without Lender's consent (but upon prior written notice to Lender) in connection with a transaction in which the REIT is converting from a private real estate investment trust to a public real estate investment trust provided that:

            (i) no Event of Default has occurred;

            (ii) from and after such issuance, redemption or transfer, all of Borrower, Managing Member and the SPC Party shall continue to be wholly-owned, directly or indirectly, by the REIT;

            (iii) such issuance, redemption or transfer shall not affect the single purpose, bankruptcy remote nature of Borrower, Managing Member or the SPC Party as required herein and under the Loan Documents nor the Insolvency Opinion (and if required by the Rating Agencies, Borrower shall deliver to Lender a new or updated non-consolidation opinion meeting Rating Agency requirements);

            (iv) Borrower shall continue to own the Individual Properties from and after such issuance, redemption or transfer;

            (v) Lender shall have received a Rating Agency Confirmation;

            (vi) such issuance, redemption or transfer shall not result in a change in the Persons who are directing the management, policies and day-to-day business and affairs of Borrower, Managing Member, SPC Party and the REIT from those who are so directing as of the date hereof; and

            (vii) Lender shall have received from Borrower a $20,000 transfer fee (plus Lender's costs and expenses, including reasonable attorneys' fees and disbursements) in connection therewith.

            (d) Notwithstanding the provisions of Section 8.1 hereof to the contrary, the REIT may issue and/or redeem stock interests in the REIT, and holders of stock interests in the REIT shall have the right to transfer such stock interests without Lender's consent (but upon prior written notice to Lender) in connection with a transaction in which the REIT merges with or into another Person provided that:

            (i) no Event of Default has occurred;

            (ii) from and after such issuance, redemption or transfer, all of Borrower, Managing Member and the SPC Party shall continue to be wholly-owned, directly or indirectly, by the REIT or the survivor of such merger;

            (iii) such issuance, redemption or transfer shall not affect the single purpose, bankruptcy remote nature of Borrower, Managing Member or the SPC Party as required herein and under the Loan Documents and a new non-consolidation opinion meeting Rating Agency requirements shall be delivered to Lender);

            (iv) Borrower shall continue to own the Individual Properties from and after such issuance, redemption or transfer;

            (v) Lender shall have received a Rating Agency Confirmation; and

            (vi) Lender shall have received from Borrower a $20,000 transfer fee (plus Lender's costs and expenses, including reasonable attorneys' fees and disbursements) in connection therewith.

            IX. SALE AND SECURITIZATION OF MORTGAGES

            SECTION 9.1 SALE OF MORTGAGE AND SECURITIZATION.

            (a) Lender shall have the right (i) to sell or otherwise transfer the Loan or any portion thereof as a whole loan, (ii) to sell participation interests in the Loan or any portion thereof or (iii) to securitize the Loan or any portion thereof in a single asset securitization or a pooled loan securitization. (The transaction referred to in clauses (i), (ii) and (iii) shall hereinafter be referred to collectively as "SECONDARY MARKET TRANSACTIONS" and the transactions referred to in clause (iii) shall hereinafter be referred to as a "SECURITIZATION". Any certificates, notes or other securities issued in connection with a Securitization are hereinafter referred to as "SECURITIES".)

            (b) If requested by Lender (which request shall not be made by Lender during the first six (6) months following the date hereof unless requested by the Rating Agencies), Borrower shall assist Lender in satisfying the market standards to which Lender customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with any Secondary Market Transactions, including, without limitation, to:

            (i) if required by the Rating Agencies, (A) provide updated financial and other information with respect to the Individual Properties, the business operated at the Individual Properties, Borrower and the Manager, (B) provide updated budgets relating to the Individual Properties and (C) provide updated appraisals, market studies, environmental reviews (Phase I's and, if appropriate, Phase II's), property condition reports and other due diligence investigations of the Individual Properties (the "UPDATED INFORMATION"), together, if customary, with appropriate verification of the Updated Information through letters of auditors or opinions of counsel reasonably acceptable to Lender and acceptable to the Rating Agencies;

            (ii) provide opinions of counsel, which may be relied upon by Lender, the Rating Agencies and their respective counsel, agents and representatives, as to non-consolidation, fraudulent conveyance, and true sale or any other opinion customary in Secondary Market Transactions or required by the Rating Agencies with respect to the Individual Properties and Borrower and Affiliates, which counsel and opinions shall be reasonably satisfactory to Lender and satisfactory to the Rating Agencies;

            (iii) provide updated, as of the closing date of the Secondary Market Transaction, representations and warranties made in the Loan Documents and such additional representations and warranties as the Rating Agencies may require; and

            (iv) execute amendments to the Loan Documents and Borrower's, Managing Member's and/or SPC Party's organizational documents reasonably requested by Lender; provided, however, that Borrower shall not be required to modify or amend any Loan Document if such modification or amendment would (A) change the interest rate, the stated maturity or the amortization of principal as set forth herein or in the Note, or (B) modify or amend any other material economic term of the Loan.

            (c) If requested by Lender, Borrower shall provide Lender with the following financial statements (it being understood that Lender shall request
(i) full financial statements if it anticipates that the principal amount of the Loan at the time of Securitization may, or if the principal amount of the Loan at any time during which the Loan is included in a Securitization does, equal or exceed 20% of the aggregate principal amount of all mortgage loans included in the Securitization and (ii) summaries of such financial statements if the principal amount of the Loan at any such time equals or exceeds 10% of such aggregate principal amount):

            (i) As of the Closing Date, a balance sheet with respect to the Individual Properties on a combined basis for the two most recent Fiscal Years, meeting the requirements of Section 210.3-01 of Regulation S-X of the Securities Act and statements of income and statements of cash flows with respect to the Individual Properties for the three most recent Fiscal Years, meeting the requirements of Section 210.3-02 of Regulation S-X, and, to the extent that such balance sheet is more than 135 days old as of the Closing Date, interim financial statements of the Individual Properties meeting the requirements of
Section 210.3-01 and 210.3-02 of Regulation S-X (all of such financial statements, collectively, the "STANDARD STATEMENTS"); provided, however, that with respect to any of the Individual Properties that would be deemed to constitute a business and not real estate under Regulation S-X that have been acquired by Borrower from an unaffiliated third party, as to which the other conditions set forth in Section 210.3-05 of Regulation S-X for provision of financial statements in accordance with such Section have been met, at Lender's election in lieu of or in addition to the Standard Statements otherwise required by this Section 9.1(c)(i), Borrower shall instead provide the financial statements required by such Section 210.3-05 of Regulation S-X ("ACQUIRED PROPERTY STATEMENTS"). Notwithstanding the foregoing, Borrower covenants and agrees that it shall deliver to Lender in satisfaction of the foregoing requirements, the following items with respect to this subclause (i) at Borrower's cost and expense: (a) CPA comforted (based on agreed upon procedures) financial statements with respect to the Individual Properties on a combined basis (including, without limitation, statements of income and cash flows) for the Fiscal Year from July 1, 1999 to June 30, 2000, for calendar year 1999 and for the Fiscal Year from October 1, 1997 through September 30, 1998; (b) audited financials for the REIT for the Fiscal Year ended December 31, 1999 and interim unaudited financial statements for the REIT through the most current date prepared; and (c) 1997 (and prior if required) audited financial statements and unaudited Individual Property statements. If Lender requires additional financial statements in connection with this Section (i) Borrower shall cooperate with Lender in obtaining any such financial statements and any additional financial statements that may be reasonably required by Lender provided that Lender shall bear the cost of any such additional financial statements under this Section (i).

            (ii) Not later than 45 days after the end of each fiscal quarter following the Closing Date, a balance sheet of Borrower as of the end of such fiscal quarter, meeting the
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                                      -75-


requirements of Section 210.3-01 of Regulation S-X, and statements of income and statements of cash flows of the Individual Properties for the period commencing on the day following the last day of the most recent Fiscal Year and ending on the date of such balance sheet and for the corresponding period of the most recent Fiscal Year, meeting the requirements of Section 210.3-02 of Regulation S-X (provided, that if for such corresponding period of the most recent Fiscal Year Acquired Property Statements were permitted to be provided hereunder pursuant to paragraph (i) above, Borrower shall instead provide Acquired Property Statements for such corresponding period). If requested by Lender, Borrower shall also provide summarized financial information," as defined in Section 210.1-02(bb) of Regulation S-X, with respect to such quarterly financial statements.

            (iii) Not later than 90 days after the end of each Fiscal Year following the Closing Date, a balance sheet of Borrower as of the end of such Fiscal Year, meeting the requirements of Section 210.3-01 of Regulation S-X, and statements of income and statements of cash flows of the Individual Properties for such Fiscal Year, meeting the requirements of Section 210.3-02 of Regulation S-X. If requested by Lender, Borrower shall provide summarized financial information with respect to such annual financial statements.

            (iv) Upon ten (10) Business Days after notice from Lender in connection with the Securitization of this Loan, such additional financial statements, such that, as of the date (each a "DISCLOSURE DOCUMENT DATE") of each Disclosure Document, Borrower shall have provided Lender with all financial statements as described in paragraph (i) above; provided that the Fiscal Year and interim periods for which such financial statements shall be provided shall be determined as of such Disclosure Document Date.

            (v) In the event Lender determines, in connection with a Securitization, that the financial statements required in order to comply with Regulation S-X or Legal Requirements are other than as provided herein, then notwithstanding the provisions of this Section, Lender may request, and Borrower shall promptly provide, such combination of Acquired Property Statements and/or Standard Statements as may be necessary for such compliance.

            (vi) Any other or additional financial statements, or financial, statistical or operating information, as shall be required pursuant to Regulation S-X or other Legal Requirements in connection with any Disclosure Document or any filing under or pursuant to the Exchange Act in connection with or relating to a Securitization (hereinafter an "EXCHANGE ACT FILING") or as shall otherwise be reasonably requested by Lender to meet disclosure, rating agency or marketing requirements.

All financial statements provided by Borrower pursuant to this Section 9.1(c) shall be prepared in accordance with GAAP, and shall meet the requirements of Regulation S-X and other applicable Legal Requirements. All financial statements relating to a Fiscal Year shall be audited by the independent accountants in accordance with generally accepted auditing standards, Regulation S-X and all other applicable Legal Requirements, shall be accompanied by the manually executed report of the independent accountants thereon, which report shall meet the requirements of Regulation S-X and all other applicable Legal Requirements, and shall be further accompanied by a manually executed written consent of the independent accountants, in form and substance acceptable to Lender, to the inclusion of such financial statements in any

Disclosure Document and any Exchange Act Filing and to the use of the name of such independent accountants and the reference to such independent accountants as "experts" in any Disclosure Document and Exchange Act Filing, all of which shall be provided at the same time as the related financial statements are required to be provided. All other financial statements shall be certified by the chief financial officer of Borrower, which certification shall state that such financial statements meet the requirements set forth in the first sentence of this paragraph.

            SECTION 9.2 SECURITIZATION INDEMNIFICATION.

            (a) Borrower understands that information provided to Lender by Borrower and its agents, counsel and representatives may be included in disclosure documents in connection with the Securitization, including, without limitation, an offering circular, a prospectus, prospectus supplement, private placement memorandum or other offering document (each, a "DISCLOSURE DOCUMENT") and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "SECURITIES ACT"), or the Securities and Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and may be made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization.

            (b) Borrower shall provide in connection with each of (i) a preliminary and a final private placement memorandum or (ii) a preliminary and final prospectus or prospectus supplement, as applicable, an agreement (A) certifying that Borrower has examined such Disclosure Documents specified by Lender and that each such Disclosure Document, as it relates to Borrower, Borrower Affiliates, Individual Properties, Manager and all other aspects of the Loan, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (B) indemnifying Lender (and for purposes of this Section 9.2, Lender hereunder shall include its officers and directors), the Affiliate of The Prudential Insurance Company of America ("PRUDENTIAL") or such other Person that has filed the registration statement relating to the Securitization (the "REGISTRATION STATEMENT") or has acted as depositor, sponsor or seller with respect to the trust or other Person issuing the Securities, each of its directors, each of its officers who have signed the Registration Statement and each Person that controls the Affiliate within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the "PRUDENTIAL GROUP"), and Prudential and any other Person acting as underwriter, placement agent, initial purchaser or in a similar role (such Persons, together with Prudential, collectively, "UNDERWRITERS"), each director of each Underwriter and each Person who controls each Underwriter within the meaning of Section 15 of the Securities Act and
Section 20 of the Exchange Act (collectively, the "UNDERWRITER GROUP") for any losses, claims, damages or liabilities (collectively, the "LIABILITIES") to which Lender, the Prudential Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such sections or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such sections or necessary in order to make the statements in such sections, in light of the circumstances under which they were made, not misleading and (C) agreeing to reimburse Lender, the Prudential Group and/or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Prudential Group and the Underwriter Group in connection with investigating or defending the Liabilities; provided, however, that

Borrower will be liable in any such case under clauses (B) or (C) above only to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or omission made therein in reliance upon and in conformity with information furnished to Lender by or on behalf of Borrower in connection with the preparation of the Disclosure Document or in connection with the underwriting or closing of the Loan, including, without limitation, financial statements of Borrower, operating statements, rent rolls, appraisals, market studies, environmental site assessment reports and property condition reports with respect to the Individual Properties. This indemnity agreement will be in addition to any liability which Borrower may otherwise have.

            (c) In connection with Exchange Act Filings, Borrower shall (i) indemnify Lender, the Prudential Group and the Underwriter Group for Liabilities to which Lender, the Prudential Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon the omission or alleged omission to state in the Disclosure Document a material fact required to be stated in the Disclosure Document in order to make the statements in the Disclosure Document, in light of the circumstances under which they were made, not misleading and (ii) reimburse Lender, the Prudential Group or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Prudential Group or the Underwriter Group in connection with defending or investigating the Liabilities.

            (d) Promptly after receipt by an indemnified party under this
Section 9.2 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9.2, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party. In the event that any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party under this Section 9.2, such indemnified party shall pay for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party at the cost of the indemnifying party. The indemnifying party shall not be liable for the expenses of more than one separate counsel unless an indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to another indemnified party.

            (e) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 9.2(b) or
(c) is for any reason held to be
unenforceable as to an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein which would otherwise be indemnifiable under Section 9.2(b) or (c), the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof); PROVIDED, HOWEVER, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered:
(i) the Person(s) seeking contribution and Borrower's relative knowledge and access to information concerning the matter with respect to which the claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances. Lender and Borrower hereby agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

            (f) The liabilities and obligations of both Borrower and Lender under this Section 9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt.

            SECTION 9.3 RATING SURVEILLANCE.

            Borrower will retain the Rating Agencies to provide rating surveillance services on any certificates issued in a Securitization. Such rating surveillance will be at the expense of Borrower in an amount determined by Lender in its reasonable discretion prior to the occurrence of a Securitization, not to exceed a maximum cost of $25,000 per year (the "RATING SURVEILLANCE CHARGE").

            X. DEFAULTS

            SECTION 10.1 EVENT OF DEFAULT.

            (a) Each of the following events shall constitute an event of default hereunder (an "Event of Default"):

            (i) if any Monthly Debt Service Payment Amount is not paid when due and/or any amount required to be deposited in the Reserve Funds is not paid when due (provided, however, that on two (2) occasions during any rolling twelve (12) month period, Borrower shall have a five (5) day grace period prior to such payment failure constituting an Event of Default);

            (ii) if the Debt is not paid in full on the Maturity Date;

            (iii) if any of the Taxes or Other Charges are not paid when due (except to the extent Lender is obligated to disburse Tax Funds to pay for such Taxes under Section 6.2.2, has sufficient funds in such Tax Funds account to make such payment and fails to make such payment) and after Lender has given five (5) days written notice that such payment is due;
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                                      -79-


            (iv) if any of the Insurance Premiums are not paid when due (except to the extent Lender is obligated to disburse Insurance Funds to pay for such Insurance Premiums under Section 6.3.2, has sufficient funds in such Insurance Funds account to make such payment and fails to make such payment) and after Lender has given five (5) days written notice that such payment is due;

            (v) if any other portion of the Debt is not paid within five (5) days following written notice from Lender;

            (vi) if the Policies are not kept in full force and effect;

            (vii) if Borrower breaches or permits or suffers a breach of Article VIII of this Agreement;

            (viii) if any representation or warranty made by Borrower herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made;

            (ix) if Borrower, Managing Member or any SPC Party shall make an assignment for the benefit of creditors;

            (x) if a receiver, liquidator or trustee shall be appointed for Borrower, Managing Member or any SPC Party or if Borrower, Managing Member or any SPC Party shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower, Managing Member or any SPC Party, or if any proceeding for the dissolution or liquidation of Borrower, Managing Member or any SPC Party shall be instituted; PROVIDED, HOWEVER, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, Managing Member or such SPC Party, upon the same not being discharged, stayed or dismissed within sixty (60) days;

            (xi) if Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

            (xii) if any of the assumptions contained in the Insolvency Opinion, or in any other non-consolidation opinion delivered to Lender in connection with the Loan, or in any other non-consolidation delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect;

            (xiii) if Borrower breaches any representation, warranty or covenant contained in Section 3.1.25 hereof;

            (xiv) if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) to (xiii) above, for thirty (30) days after notice to Borrower from Lender; PROVIDED, HOWEVER, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such 30-day period and provided further that Borrower shall have commenced to cure such Default within such 30-day period and thereafter diligently and expeditiously proceeds to cure the same, such 30-day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed ninety (90) days;

            (xv) if there shall be default under any of the other Loan Documents beyond any applicable cure periods contained in such Loan Documents, whether as to Borrower or any of the Individual Properties, or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt;

            (xvi) if a default by Borrower under the Ground Lease occurs and such default shall not have been remedied within the time limit in the Ground Lease for the remedying of such default; or

            (xvii) if the Ground Lease is surrendered, terminated, modified, changed, supplemented, altered or amended without the prior written consent of Lender in violation of the terms of Section 1.25 of the Mortgage.

            (b) Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (ix), (x) or (xi) above) and at any time thereafter Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to all or any of the Individual Properties, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and any or all of the Individual Properties, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (ix), (x) or (xi) above, the Debt and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

            SECTION 10.2 REMEDIES.

            (a) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any of the Individual Properties. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, if an Event of Default is continuing (i) Lender is not subject to any "one action" or "election of remedies" law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Individual Properties and each Mortgage has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

            (b) With respect to Borrower and the Individual Properties, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to any Individual Property for the satisfaction of any of the Debt in preference or priority to any other Individual Property, and Lender may seek satisfaction out of all of the Individual Properties or any part thereof, in its absolute discretion in respect of the Debt. In addition, Lender shall have the right from time to time to partially foreclose the Mortgages in any manner and for any amounts secured by the Mortgages then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose one or more of the Mortgages to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose one or more of the Mortgages to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by one or more of the Mortgages as Lender may elect. Notwithstanding one or more partial foreclosures, the Individual Properties shall remain subject to the Mortgages to secure payment of sums secured by the Mortgages and not previously recovered.

            (c) Upon the occurrence of an Event of Default, Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the "SEVERED LOAN DOCUMENTS") in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute, from and after the occurrence of an Event of Default, all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower by Lender of Lender's intent to exercise its rights under such power. Except as may be required in connection with a Securitization pursuant to Section 9.1 hereof, (i) Borrower shall not be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents, and
(ii) the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.

            (d) Any amounts recovered from any Individual Property or any other collateral for the Loan after an Event of Default may be applied by Lender toward the payment of any interest and/or principal of the Loan and/or any other amounts due under the Loan Documents in such order, priority and proportions as Lender in its sole discretion shall determine.

            SECTION 10.3 REMEDIES CUMULATIVE.

            The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

            XI. MISCELLANEOUS

            SECTION 11.1 SUCCESSORS AND ASSIGNS.

            All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

            SECTION 11.2 LENDER'S DISCRETION.

            Whenever pursuant to this Agreement Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive. Prior to a Securitization, whenever pursuant to this Agreement the Rating Agencies are given any right to approve or disapprove, or any arrangement or term is to be satisfactory to the Rating Agencies, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory, based upon Lender's determination of Rating Agency criteria, shall be substituted therefore.

            SECTION 11.3 GOVERNING LAW.

            (A) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK,

WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE APPLICABLE INDIVIDUAL PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER AND LENDER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

             (B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER AND LENDER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER AND LENDER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

            HERITAGE REALTY MANAGEMENT, INC.
            185 GREAT NECK ROAD
            GREAT NECK, NEW YORK 11021

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID

AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

            SECTION 11.4 MODIFICATION, WAIVER IN WRITING.

            No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by Borrower or Lender therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

            SECTION 11.5 DELAY NOT A WAIVER.

            Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under any other Loan Document, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

            SECTION 11.6 NOTICES.

            All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a "NOTICE") required, permitted, or desired to be given hereunder shall be in writing sent by telefax (with answer back acknowledged) or by registered or certified mail, postage prepaid, return receipt requested or delivered by hand or reputable overnight courier addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 11.6. Any Notice shall be deemed to have been received: (a) three (3) days after the date such Notice is mailed, (b) on the date of sending by telefax if sent during business hours on a Business Day (otherwise on the next Business Day), (c) on the date of delivery by hand if delivered during business hours on a Business Day (otherwise on the next Business Day) and (d) on the next Business Day if sent by an overnight commercial courier, in each case addressed to the parties as follows:

            If to Lender:     Prudential Mortgage Capital Company, LLC
                              100 Mulberry Street - GC4
                              9th Floor
                              Newark, New Jersey 07102-4069
                              Attention: Duane Tucker
                              Facsimile No.: (973) 802-4838

            with a copy to:   Cadwalader, Wickersham & Taft
                              100 Maiden Lane
                              New York, New York 10038
                              Attention: John J. Busillo, Esq.
                              Facsimile No.: (212) 504-6666

            If to Borrower:   Heritage SPE LLC
                              535 Boylston Street
                              Boston, Massachusetts 02116
                              Attention: Richard Trueblood
                              Facsimile No.: (617) 266-0885

            with a copy to:   Heritage Property Investment Trust, Inc.
                              535 Boylston Street
                              Boston, Massachusetts 02116
                              Attention: Louis Zicht, Esq.
                              Facsimile No.: (617) 266-0885

            with a copy to:   Bingham Dana LLP
                              150 Federal Street
                              Boston, Massachusetts 02110
                              Attention: Richard A. Toelke, Esq.
                              Facsimile No.: (617) 951-8736

            SECTION 11.7 TRIAL BY JURY.

            BORROWER AND LENDER EACH HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE

AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. BORROWER AND LENDER ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

            SECTION 11.8 HEADINGS.

            The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

            SECTION 11.9 SEVERABILITY.

            Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

            SECTION 11.10 PREFERENCES.

            Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

            SECTION 11.11 WAIVER OF NOTICE.

            Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

            SECTION 11.12 REMEDIES OF BORROWER.

            In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where, by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, neither Lender nor its agents shall be liable for any monetary damages, and Borrower's sole remedy shall be limited to commencing an action seeking injunctive relief or declaratory judgment. Any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment. Any expedited procedure legally available with such a declaratory judgment action or action for injunctive relief may be utilized to the extent possible.

            SECTION 11.13 EXPENSES; INDEMNITY.

            (a) Borrower shall pay or, if Borrower fails to pay, reimburse Lender upon receipt of notice from Lender, for all reasonable, out-of-pocket costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Lender in connection with (i) Borrower's ongoing performance of and compliance with Borrower's agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (ii) Lender's ongoing performance of and compliance with all agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Borrower; (iv) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred, in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (v) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Individual Properties, or any other security given for the Loan; and (vi) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Individual Properties or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Any costs due and payable to Lender may be paid to Lender pursuant to the Cash Management Agreement.

            (b) Borrower shall indemnify, defend and hold harmless Lender from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender in any manner relating to or arising out of (i) any breach by Borrower of its obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, or (ii) the use or intended use of the proceeds of the Loan (collectively, the "INDEMNIFIED LIABILITIES"); provided, however, that Borrower shall not have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender.

            SECTION 11.14 SCHEDULES INCORPORATED.

            The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

            SECTION 11.15 OFFSETS, COUNTERCLAIMS AND DEFENSES.

            Any assignee of Lender's interest in and to this Agreement and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

            SECTION 11.16 NO JOINT VENTURE OR PARTNERSHIP; NO THIRD PARTY
                          BENEFICIARIES.

            (a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Individual Properties other than that of mortgagee, beneficiary or lender.

            (b) This Agreement and the other Loan Documents are solely for the benefit of Lender and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender's sole discretion, Lender deems it advisable or desirable to do so.

            SECTION 11.17 PUBLICITY.

            All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender, Prudential or any of their Affiliates shall be subject to the prior approval of Lender.

            SECTION 11.18 CROSS-DEFAULT; CROSS-COLLATERALIZATION; WAIVER OF
                          MARSHALLING OF ASSETS.

            (a) Borrower acknowledges that Lender has made the Loan to Borrower upon the security of its collective interest in the Individual Properties and in reliance upon the aggregate of the Individual Properties taken together being of greater value as collateral security than the sum of the Individual Properties taken separately. Borrower agrees that the Mortgages are and will be cross-collateralized and cross-defaulted with each other so that (i) an Event of Default under any of the Mortgages shall constitute an Event of Default under each of the other Mortgages which secure the Note; (ii) an Event of Default under the Note or this Agreement shall constitute an Event of Default under each Mortgage; and (iii) each Mortgage shall constitute security for the Note as if a single blanket lien were placed on all of the Individual Properties as security for the Note.

            (b) To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower's partners and others with interests in Borrower, and of the Individual Properties, or to a sale in inverse order of alienation in the event of foreclosure of all or any of the Mortgages, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Individual Properties for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Individual Properties in preference to every other claimant whatsoever. In addition, Borrower, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Mortgages, any equitable right otherwise available to Borrower which would require the separate sale of the Individual Properties or require Lender to exhaust its remedies against any Individual Property or any combination of the Individual Properties before proceeding against any other Individual Property or combination of Individual Properties; and further in the event of such foreclosure Borrower does hereby expressly consents to and authorizes, at the option of Lender, the foreclosure and sale either separately or together of any combination of the Individual Properties.

            SECTION 11.19 WAIVER OF OFFSETS/DEFENSES/COUNTERCLAIMS.

            Borrower hereby waives the right to offset any obligations to make the payments required by the Loan Documents. No failure by Lender to perform any of its obligations hereunder shall be a valid defense to, or result in any offset against, any payments which Borrower is obligated to make under any of the Loan Documents.

            SECTION 11.20 CONFLICT; CONSTRUCTION OF DOCUMENTS; RELIANCE.

            In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same.

Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender's exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

            SECTION 11.21 BROKERS AND FINANCIAL ADVISORS.

            Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower shall indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender's attorneys' fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower or Lender in connection with the transactions contemplated herein. The provisions of this Section 11.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.

            SECTION 11.22 EXCULPATION.

            Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note, this Agreement, the Mortgages or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Mortgages and the other Loan Documents, or in the Individual Properties, the Rents, or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Individual Properties, in the Rents and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Mortgages and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Mortgages or the other Loan Documents. The provisions of this Section shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents;
(b) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under any of the Mortgages; (c) affect the validity or enforceability of or any guaranty or indemnity made in connection with the Loan or any of the rights and remedies of Lender thereunder;
(d) impair the right of Lender to obtain the appointment of a receiver after an Event of Default; (e) impair the enforcement of any of the Assignments of Leases after an Event of

Default; (f) constitute a prohibition against Lender to seek a deficiency judgment against Borrower in order to fully realize the security granted by each of the Mortgages or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against all of the Individual Properties; or (g) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys' fees and costs reasonably incurred) arising out of or in connection with the following:

            (i) fraud or intentional misrepresentation by Borrower or any guarantor in connection with the Loan;

            (ii) intentional waste of any of the Individual Properties by Borrower;

            (iii) the breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity or in the Mortgages concerning environmental laws, hazardous substances and asbestos and any indemnification of Lender with respect thereto in either document;

            (iv) the misapplication or conversion by Borrower of (A) any insurance proceeds paid by reason of any loss, damage or destruction to the Individual Properties, (B) any Awards or other amounts received in connection with the Condemnation of all or a portion of the Individual Properties, or (C) any Rents following an Event of Default;

            (v) failure to pay charges for labor or materials or other charges that can create liens on any portion of the Individual Properties which accrue after the occurrence of an Event of Default;

            (vi) any security deposits, advance deposits or any other deposits collected with respect to the Individual Properties which are not delivered to Lender upon a foreclosure of the Individual Properties or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof; and

            (vii) Borrower's indemnification of Lender set forth in Section 9.2 hereof.

            Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents, and (B) the Debt shall be fully recourse to Borrower in the event that: (i) Borrower fails to permit on-site inspections of the Individual Properties or fails to provide financial information, each as required by, and in accordance with the terms and provisions of, this Agreement and the Mortgages, to the extent that any of same is not cured within any applicable grace and/or cure periods set forth herein;
(ii) Borrower fails to maintain its status as a single purpose entity or fails to appoint a new property manager upon the request of Lender after an Event of Default, each as required by, and in accordance with the terms and provisions of, this Agreement and the Mortgages; (iii) Borrower fails to obtain Lender's prior written consent to any subordinate financing or other
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                                      -92-


voluntary lien encumbering the Individual Properties, subject to Section 4.2.1; or (iv) there is an assignment, transfer, or conveyance of the Individual Properties or any interest therein in violation of the provisions of the Mortgages or this Agreement.

            SECTION 11.23 PRIOR AGREEMENTS.

            This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, including, without limitation, that certain term sheet dated September 11, 2000 between Borrower and Lender, are superseded by the terms of this Agreement and the other Loan Documents.

            SECTION 11.24 SERVICER.

            At the option of Lender, the Loan may be serviced by a servicer (the "SERVICER") selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement (the "SERVICING AGREEMENT") between Lender and Servicer. Borrower shall be responsible for any reasonable set-up fees or any other initial costs relating to or arising under the Servicing Agreement; provided, however, that Borrower shall not be responsible for payment of the monthly servicing fee due to the Servicer under the Servicing Agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.


                                  LENDER:


                                  PRUDENTIAL MORTGAGE CAPITAL
                                  COMPANY, LLC, a Delaware limited liability company


                                  By: /s/ Robert Falzon
                                      -----------------------------------
                                  Name:   Robert Falzon
                                  Title:  Vice President


                                  BORROWER:


                                  HERITAGE SPE LLC, a Delaware limited
                                  liability company

                                  By: Heritage SPE MGR LLC, a Delaware limited liability company, its managing member

                                        By:   Heritage SPE Corp., a Delaware
                                              corporation, its managing member

                                              By: /s/ Gary C. Widett
                                                  ------------------------------
                                              Name:   Gary C. Widett
                                              Title:  Assistant Vice President